                                                                EXHIBIT 10.8





                                U.S. $55,000,000

                                CREDIT AGREEMENT


                            Dated as of May 20, 1994

                                     Among

                                WAXMAN USA INC.,

                                 AS THE COMPANY

                                      and

                                  BARNETT INC.

                      WAXMAN CONSUMER PRODUCTS GROUP INC.

                                      and

                                    WOC INC.

                                  AS BORROWERS

                                      and

                      THE LENDERS AND ISSUERS PARTY HERETO

                                      and

                               CITICORP USA, INC.

                                    AS AGENT

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                 CREDIT AGREEMENT, dated as of May 20, 1994, among WAXMAN USA
INC. (the "Company"), BARNETT INC., WAXMAN CONSUMER PRODUCTS GROUP INC. and WOC INC. (the "Borrowers"), each a Delaware corporation, the financial institutions listed on the signature pages hereof listed under the caption of "Lender" (each individually a "Lender" and collectively the "Lenders"), the financial institutions listed on the signature pages under the caption of "Issuer" (each individually an "Issuer" and collectively the "Issuers") and CITICORP USA, INC. ("Citicorp"), as agent for the Lenders (in such capacity, the "Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -
                 WHEREAS, the Borrowers have requested that the Lenders make revolving credit advances of up to $55,000,000 in aggregate principal amount outstanding at any one time for the purposes hereinafter specified; and

                 WHEREAS, the Borrowers have requested that the Issuers provide the Borrowers with letters of credit and the Issuers are willing to issue letters of credit for such purpose upon the terms and subject to the conditions contained herein; and

                 WHEREAS, the Lenders are willing to make funds available for such purposes upon the terms and subject to the conditions set forth herein;

                 NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                 "ACCOUNTS" has the meaning specified in the Section 9-106 of the UCC.

                 "ADJUSTED NET WORTH" of any Person means, at any date, the Net Worth of such Person at such date, EXCLUDING, HOWEVER, from the determination of the Total Assets of such





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Person at such date, (i) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) all unamortized debt discount and expense, (iii) all reserves carried and not deducted from assets, (iv) treasury stock and capital stock, obligations or other securities of, or capital contributions to, or investments in, any Subsidiary of such Person, (v) securities which are not readily marketable, (vi) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement, defeasance or prepayment of any Stock or Indebtedness, to the extent that such Stock or Indebtedness is not reflected on the balance sheet of such Person, (vii) any write-up in the book value of any asset resulting from a revaluation thereof, and (viii) any items not included in clauses (i) through (vii) above which are treated as intangibles in conformity with GAAP.

                 "AFFILIATE" means, as to any Person, any Subsidiary of such Person and any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person and includes each executive officer or director or general partner of such Person, and each Person who is the beneficial owner of 5% or more of any class of voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                 "AGREEMENT" means this Credit Agreement, together with all Exhibits and Schedules hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                 "APPLICABLE BASE RATE MARGIN" means one and one-half percent (1.50%); PROVIDED, HOWEVER, if, at the end of any Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 1994, the Company meets either of the tests set forth below, then the Applicable Base Rate Margin for the immediately succeeding Fiscal Quarter shall be reduced to the percentage set forth opposite the test set forth below that the Company has met and if (i) the Company has not met either of the tests set forth below at the end of any Fiscal Quarter, the Applicable Base Rate Margin shall be one and one-half percent (1.50%) for the next succeeding Fiscal Quarter or (ii) any Event of Default shall occur and be





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continuing, the Applicable Base Rate Margin shall be one and one-half percent
(1.50%) upon the occurrence of such Event of Default:

APPPLICABLE BASE RATE MARGIN                       TEST MET
- ----------------------------                       --------
         1.25%                                     First Stepdown Test
         1.00%                                     Second Stepdown Test

provided that, in all cases, the Applicable Base Rate Margin shall be increased by 0.50% over the percentage as determined above until such time as the loans and other obligations under the Term Loan Credit Agreement have been paid in full.

                          "APPLICABLE EURODOLLAR RATE MARGIN" means three
percent (3%); PROVIDED, HOWEVER, if, at the end of any Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 1994, the Company meets the tests set forth below, then the Applicable Eurodollar Rate Margin for the immediately succeeding Fiscal Quarter shall be reduced to the percentage set forth opposite the test set forth below that the Company has met and if (i) the Company has not met either of the tests set forth below at the end of any Fiscal Quarter, the Applicable Eurodollar Rate Margin shall be three percent (3.0%) for the next succeeding Fiscal Quarter or (ii) any Event of Default shall occur and be continuing, the Applicable Eurodollar Rate Margin shall be three percent (3.0%) upon the occurrence and during the continuance of such Event of Default:

APPLICABLE EURODOLLAR RATE MARGIN                           TEST MET
- ---------------------------------                           --------
          2.75%                                             First Stepdown Test
          2.50%                                             Second Stepdown Test

provided that, in all cases, the Applicable Eurodollar Rate Margin shall be increased by 0.50% over the percentage as determined above until such time as the loans and other obligations under the Term Loan Credit Agreement have been paid in full.

                          "APPLICABLE LENDING OFFICE" means, with respect to
each Lender, its Domestic Lending Office in the case of a Base Rate Loan and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.





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                          "ASSET SALE" means any sale or other disposition, or
series of sales or other dispositions (including, without limitation, by merger or consolidation, and whether by operation of law or otherwise), made on or after the Closing Date by any Borrower or any of its Subsidiaries to any Person of (i) all or substantially all of the outstanding Stock of any of its Subsidiaries, (ii) all or substantially all of its assets or the assets of any division of any Borrower or any of its Subsidiaries, or (iii) any other asset or assets which, when taken together with all sales or other dispositions of assets not covered by the foregoing clauses (i) and (ii) yield proceeds or involve assets having a Fair Market Value in excess of $1,000,000 in any twelve-month period; PROVIDED, HOWEVER, that any sale permitted pursuant to clauses (i), (ii) or (iii) of Section 7.5(c) shall not constitute an Asset Sale for purposes of this Agreement.

                          "ASSET SALE PROCEEDS" means payments in Dollars or
freely convertible into Dollars received by any Borrower or any of its Subsidiaries (including, without limitation, any cash payments received by way of deferred payment of principal pursuant to a note or receivable or otherwise, but only as and when received) from any Asset Sale (the "Payments") in each case net of the amount of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) payable other than to an Affiliate of such Borrower in connection with such Asset Sale, (ii) provisions for all taxes payable within one year as a result of such Asset Sale, (iii) payments made to retire Indebtedness secured by the assets subject to such Asset Sale to the extent required pursuant to the terms of the Indebtedness, (iv) appropriate amounts to be provided by such Borrower or any of its Subsidiaries as a reserve, in accordance with GAAP, against liabilities associated with such Asset Sale and retained by such Borrower or any of its Subsidiaries after such Asset Sale; PROVIDED, HOWEVER, that the amount of any such reserve at such time that such amount is no longer required to be provided as is not applied to the liability for which such reserve was established shall be deemed Asset Sale Proceeds, (v) any amount required to be paid to any Person (other than such Borrower and any of its Subsidiaries) owning a beneficial interest in the property or assets sold; PROVIDED, FURTHER, that such Payments shall not be deemed to be Asset Sale Proceeds until one year after such Asset Sale and only to the extent that the Borrowers have not used such Payments to acquire or construct assets in lines of business related





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to the Borrowers' lines of business on the Closing Date.  For the purposes of this definition, Asset Sale Proceeds shall be deemed to include, without limitation, any award of compensation for any asset or property or group thereof taken by condemnation or eminent domain and insurance proceeds for the loss of or damage to any asset or property if such award or proceeds equals or exceeds $1,000,000 (in the aggregate) and within one year after the receipt thereof replacement or repair of such asset or property has not commenced, except that in the event that at any time such replacement or repair is abandoned or is otherwise discontinued or is not diligently pursued, the remaining award or proceeds, as the case may be, shall constitute Asset Sale Proceeds at such time.

                          "ASSIGNMENT AND ACCEPTANCE" means an assignment and
acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit G.

                          "AVAILABLE CREDIT" means, at any time and for any
Borrower, an amount equal to the lower of (a) the then effective Commitments of the Lenders MINUS the aggregate outstanding principal amount of the Loans to all Borrowers at such time and the Letter of Credit Obligations of all Borrowers at such time and (b) the Borrowing Base of such Borrower at such time MINUS the aggregate amount of outstanding principal amount of the Loans advanced to such Borrower at such time and the Letter of Credit Obligations of such Borrower at such time.

                          "BASE RATE" means, for any period, a fluctuating
interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

                     (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                     (b) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum, PLUS (ii) the rate per annum obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average





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being determined weekly on each Monday (or, if any such day is not a Business
Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by
(B) a percentage equal to 100% MINUS the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, PLUS (iii) the average during such three-week period of the maximum annual assessment rates payable to the Federal Deposit Insurance Corporation (or any successor) by banks which are members of the Bank Insurance Fund for insuring U.S. dollar deposits in the United States; and

                     (c) the sum (adjusted to the nearest 1/4 of one percent or, if there is no nearest 1/4 of one percent, to the next higher 1/4 of one percent) of (i) 1/2 of one percent per annum PLUS (ii) the Federal Funds Rate.

                          "BASE RATE LOAN" means any outstanding principal
amount of the Loans of any Lender that bears interest with reference to the Base Rate.

                          "BORROWING" means a borrowing consisting of Loans by
the Lenders.

                          "BORROWING BASE" means, at any time for any Borrower,
the sum of 85% of the Eligible Receivables of such Borrower at such time PLUS

                          (a) in the case of Barnett Inc., the sum of the product of the advance rate set forth in the table below based on such Borrower, the GMROI of such class of Inventory of such Borrower at such time and the amount of the Eligible Inventory in such class of such Borrower at such time,

GMROI OF INVENTORY CLASS                                ADVANCE DATE
- ------------------------                                ------------





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       100 or more                                             60%

       80 - 99.9                                               50%

       60 - 79.9                                               30%

       40 - 59.9                                               20%

       below 40                                                0%,

             (b) in the case of Waxman Consumer Products Group Inc., the sum of the product of the advance rate set forth in the table below based on the class of Inventory and the amount of Eligible Inventory in such class of Waxman Consumer Products Group Inc. at such time,


       Inventory Class                                     Advance Rate
       ---------------                                     ------------

       Plumbcraft                                              60%

       Bulk Plumbing                                           50%

       Bulk Electrical                                         50%

       Floor Care                                              30%

       KF Packaged Plumbing                                    30%

       Packaged Electrical                                     20%

       Raw Materials                                           50%

       Packaging Materials                                      0%

       Buy-backs                                               15%

       In-Transit Inventory                                    35%

             (c) in the case of WOC Inc., the sum of the product of the advance rate set forth in the table below based on the division owning such Inventory and the amount of Eligible Inventory owned by such division of WOC Inc.
             at such time

       DIVISION                                            ADVANCE RATE
       --------                                            ------------
       U.S. Lock                                               35%

       LeRan Copper & Brass                                    45%

       Medal Distributing                                      45%

       Madison Equipment                                       45%






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in each case, less reserves as the Agent reasonably deems appropriate
(including, without limitation, a reserve, as the Agent reasonably determines for Inventory held at leased locations where the landlord thereof has not executed a landlord consent in form and substance reasonably satisfactory to the Agent, such reserve not to be imposed until 90 days after the Closing
Date).

                          "BORROWING BASE CERTIFICATE" means a certificate of
the Borrowers substantially in the form of Exhibit I or such other form acceptable to the Agent.

                          "BUSINESS DAY" means a day of the year on which banks
are not required or authorized to close in New York City and, if the applicable Business Day relates to a Eurodollar Rate Loan, a day on which dealings are also carried on in the London interbank market.

                          "CAPITAL EXPENDITURES" means, for any Person for any
period, the aggregate of (i) all expenditures by such Person and its consolidated Subsidiaries, except interest capitalized during construction, during such period for property, plant or equipment, including, without limitation, renewals, improvements, replacements and capitalized repairs, that would be reflected as additions to property, plant or equipment on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP and (ii) without duplication, the principal amount of all Indebtedness incurred or assumed to finance any such additions to property, plant and equipment. For the purpose of this definition, the purchase price of equipment which is acquired simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment being traded in at such time or the amount of such proceeds, as the case may be.

                          "CAPITALIZED LEASE" means, as to any Person, any
lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in conformity with GAAP.

                          "CASH COLLATERAL ACCOUNTS" had the meaning set forth
in Section 2.17.





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                          "CAPITALIZED LEASE OBLIGATIONS" means, as to any
Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

                          "CASH EQUIVALENTS" means (i) securities with
maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender having maturities of one year or less from the date of acquisition, (iii) commercial paper of an issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments; and (iii) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided, however, that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

                          "CASH INTEREST EXPENSE" means, for any Person for any
period, the Net Interest Expense of such Person for such period, PLUS (a) interest expense capitalized during construction for such period to the extent deducted in the determination of such Net Interest Expense, LESS (b) Non-Cash Interest Expense of such Person for such period; provided that "Cash Interest Expense" for the Company for any period shall include, without duplication, the Cash Interest Expense of Holdings with respect to the Debentures for such period.

                     "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) the direct or indirect, sale, lease, exchange or other transfer of all or substantially all of the assets of Holdings to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than Permitted Holders,
(ii) the merger or consolidation of





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Holdings with or into another corporation with the effect that the then existing shareholders of Holdings or their Affiliates, together with the Permitted Holders, hold less than 50% of the Voting Stock of the surviving corporation of such merger or the corporation resulting from such consolidation and do not otherwise have the right or ability by contract or otherwise to elect a majority of the Board of Directors of such surviving corporation, (iii) the replacement of a majority of the Board of Directors of Holdings from the directors who constituted the Board of Directors on the Closing Date, and such replacement shall not have been approved by a majority of the members of the Board of Directors of Holdings then still in office either (x) who were members of the Board of Directors on the Closing Date or (y) whose election as a member of the Board of Directors was approved in the manner provided in this clause
(iii), (iv) a Person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of Holdings representing 35% or more of the Voting Stock of Holdings and, at such time Permitted Holders are not the beneficial owners (as so defined) of a greater percentage of such Voting Stock and do not otherwise have the right or ability by contract or otherwise to elect a majority of the Board of Directors of Holdings, (v) Holdings shall fail to own all of the issued and outstanding Stock of the Company (other than those options in respect of the Stock of the Company issued by the Company to employees or directors of Holdings or any of its Subsidiaries in an aggregate amount not to exceed 10% of the total outstanding Stock of the Company, such options not to be exercisable until an initial public offering of the Company's Common Stock); (vi) the Company shall fail to own all of the issued and outstanding Stock of each of the Borrowers or TWI (other than options to purchase Stock of such Borrower or TWI, as the case may be, issued to employees or directors of Holdings or any of its Subsidiaries, by such Borrower or TWI, as the case may be, in an aggregate amount not to exceed 10% of the outstanding Stock of such Borrower or TWI, as the case may be, which options may not be exercised until an initial public offering of common stock of such Borrower or TWI, as the case may be); or (vii) a change of control shall occur under any Indenture.

                        "CITIBANK" means Citibank, N.A.





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                          "CLOSING DATE" means the first date on which any Loan
is made or any Letter of Credit is issued or assumed hereunder.

                          "CODE" means the Internal Revenue Code of 1986 (or
any successor legislation thereto), as amended from time to time.

                          "COLLATERAL" means all property and interests in
property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

                          "COLLATERAL DOCUMENTS" means the Security Agreements,
the Intellectual Property Security Agreements, the Mortgage, the Pledge Agreements and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Obligations.

                          "COMMITMENT" means, as to each Lender, the commitment
of such Lender to make Revolving Credit Loans to the Borrowers pursuant to
Section 2.1 in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Commitment", as such amount may be reduced or modified pursuant to this Agreement.
                          "COMMITMENT FEE" has the meaning specified in
Section  2.3(a).

                          "CONTAMINANT" means any substance regulated or
forming the basis of liability under any Environmental Law, including, without limitation, any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

                          "CONTINGENT OBLIGATION" means, as applied to any
Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness or Contractual Obligation of another Person, if the purpose or intent of such Person in incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness or Contractual Obligation that such Indebtedness or Contractual Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness or Contractual Obligation will be protected (in whole or in part) against





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loss in respect thereof.  Contingent Obligations of a Person include, without limitation, (without duplication) (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of an obligation of another Person, and (b) any liability of such Person for an obligation of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such obligation or to assure the holder of such obligation against loss, or (v) to supply funds to or in any other manner invest in such other Person (including, without limitation, to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii), (iii), (iv) or (v) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

                          "CONTRACTUAL OBLIGATION" of any Person means any
obligation, agreement, undertaking or similar provision of any security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject, excluding a Loan Document but including without limitation the requirements to make contributions to or pay benefits under any Employee Benefit Plan.

                          "CORPORATE RESTRUCTURING" means the transactions by
which Holdings will restructure its operations such that the Company will become a holding company for all of Holdings' Subsidiaries that comprise and support its domestic operations (but not the Ideal Subsidiaries).





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                          "DEBENTURES" means (i) prior to the consummation of
the Proposed Restructuring, the Exchange Notes, the Existing 12 1/4% Senior Secured Notes, the Existing Floating Rate Senior Secured Notes, the Existing Senior Subordinated Notes and the Existing Convertible Debentures and (ii) after the consummation of the Proposed Restructuring, the Exchange Notes and the Proposed Notes.

                          "DEFAULT" means any event which with the passing of
time or the giving of notice or both would become an Event of Default.

                          "DISCLOSURE DOCUMENT" means the Offer to Exchange and
Consent Solicitation relating to the Existing Senior Subordinated Notes, dated April 21, 1994, and the Consent Solicitation relating to the Existing 12 1/4% Senior Secured Notes and the Existing Floating Rate Senior Secured Notes dated April 21, 1994, as each may be amended, supplemented or modified from time to time.

                          "DOL" means the United States Department of
Labor, or any successor thereto.

                          "DOLLARS" and the sign "$" each mean the lawful money
of the United States of America.

                          "DOMESTIC LENDING OFFICE" means, with respect to any
Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

                          "EBITDA" means, for any Person for any period, the
Net Income (Loss) of such Person for such period taken as a single accounting period, PLUS (a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss) (without duplication): (i) depreciation expense, (ii) amortization expense,
(iii) Net Interest Expense, (iv) income tax expense, (v) extraordinary losses (and other losses on Asset Sales not otherwise included in extraordinary losses determined on a consolidated basis in conformity with GAAP) and (vi) non-recurring non-cash write-offs to the extent that such write-offs do not require any present or future cash expenditures; LESS (b) the sum of the following amounts of such Person and its Subsidiaries determined on a consolidated basis in

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conformity with GAAP to the extent included in the determination of such Net
Income (Loss) (without duplication): (i) extraordinary gains (and in the case of any Borrower, other gains on Asset Sales not otherwise included in extraordinary gains determined on a consolidated basis in conformity with
GAAP), (ii) the Net Income (Loss) of any other Person that is accounted for by the equity method of accounting except to the extent of the amount of dividends or distributions paid to such Person, and (iii) the Net Income (Loss) of any other Person acquired by such Person or a Subsidiary of such Person in a transaction accounted for as a pooling of interests for any period prior to the date of such acquisition.

                          "ELIGIBLE ASSIGNEE" means (i) a commercial bank
organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD or the Cayman Islands; (iii) the central bank of any country which is a member of the OECD; (iv) any corporation organized under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (v) an insurance company organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (vi) any Lender; and (vii) any Affiliate of any of the above to the extent such Affiliate is consented to by the Agent and the Borrowers which consent shall not be unreasonably withheld.

                          "ELIGIBLE INVENTORY" means, with respect to any
Borrower, such of the Inventory of such Borrower valued at the lower of market or cost on a first in first out basis, which constitutes Collateral in which the Agent has a fully perfected first priority security interest and which the Agent deems eligible in its reasonable judgment, less such reserves as the Agent deems appropriate in its reasonable judgment, including, without limitation, without duplication, (i) a reserve for in-transit goods, (ii) a reserve for the difference between Inventory on the general ledger and Inventory in which such Borrower has physical possession, but only to the extent the higher Inventory value is being reported on the Borrowing Base Certificate of such Borrower

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delivered to the Agent, (iii) a reserve for consignment shipments from, or purchase money security interests granted to, General Electric Corporation to the extent such shipments are reflected in a filed UCC statement, (iv) a reserve for profits from sales by such Borrower's Affiliates to such Borrower,
(v) a reserve for packaging and display Inventory, and (vi) a reserve for Inventory held by stocking sales representatives (unless an agreement in form and substance satisfactory to the Agent with such stocking sales representative has been executed and delivered to the Agent); PROVIDED, HOWEVER, that an item of Inventory shall in no event be Eligible Inventory if such Inventory is defective.

                          "ELIGIBLE RECEIVABLES" means, with respect to any
Borrower, the gross outstanding balance of all Accounts of such Borrower, less
(i) all finance charges, late fees and other fees which are unearned, sales, excise or similar taxes, and credits or allowances granted, of those Accounts of such Borrower and (ii) such reserves as the Agent deems appropriate in its reasonable judgment, including without limitation, a reserve equal to the accrued liabilities in respect of cooperative advertising, a reserve equal to the accrued liabilities in connection with the buy-back of inventory or the amount of the estimated credits required to be issued by such Borrower in connection with inventory committed to be bought back by such Borrower (as agreed to by the Agent and such Borrower) and a reserve equal to 50% of the charge-backs in connection with the sale of Inventory, in each case, arising out of sales of merchandise, goods or services in the ordinary course of business, made by such Borrower to a Person which is not an Affiliate of such Borrower, which are not in dispute, and which constitute Collateral in which the Agent has a fully perfected first priority security interest, and, if the account debtor is a Governmental Authority, such Borrower has assigned its rights to payment of such account to the Agent pursuant to the Assignment of Claims Act of 1940, as amended, in the case of a federal Governmental Authority, and pursuant to applicable state law, if any, in the case of any other Governmental Authority, and such assignment has been accepted and acknowledged by the appropriate government officers; PROVIDED, HOWEVER, that an Account shall in no event be an Eligible Receivable if:

                          (a)  such Account is more than (i) (A) for Accounts
with terms of 60 days or less, 60 days past due, according to the original terms of sale or (B) for Accounts

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with terms of more than 60 days but less than 150 days, 30 days past due according to the original terms of sale but in no case may such Accounts set forth in clause (B) constitute more than 15% of the total Eligible Accounts of Waxman Consumer Products Group Inc. or more than 10% of the total Eligible Accounts for such other Borrower, or (ii) 180 days past the original invoice date thereof; or

                          (b)  any warranty contained in this Agreement or any
other Loan Document with respect either to Accounts or Eligible Receivables in general or to such specific Account is not true and correct with respect to such Account; or

                          (c)  the account debtor on such Account has disputed
liability or made any claim with respect to any other Account due from such account debtor to such Borrower or any of its Subsidiaries; provided that, at the Agent's reasonable discretion, such Account may be deemed eligible solely to the extent such Account exceeds such liability of claim; or

                          (d)  the account debtor on such Account has filed a
petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors; made an assignment for the benefit of creditors; had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law; has failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs; or

                          (e)  the account debtor on such Account or any of its
Affiliates is also a supplier to or creditor of such Borrower or any of its Subsidiaries (other than freight carriers), provided that the amount of such Account that shall not be deemed ineligible solely as a result of this clause
(E) shall be the excess of the amount of such Account over 115% of the amount owed to any such supplier or creditor; or

                          (f)  the account debtor on such Account or any of its
Affiliates is also a freight carrier for such Borrower supplying goods to such Borrower; or

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                          (g)  the sale represented by such Account is to an
account debtor outside the continental United States, unless the sale is on letter of credit or acceptance terms acceptable to the Agent, in its sole judgment exercised reasonably; or

                          (h)  the sale to such account debtor on such Account
is on a bill-and-hold, guaranteed sale, sale-and-return, sale-on-approval or consignment basis; or

                          (i)  such Account is subject to a Lien in favor of
any Person other than the Agent for the benefit of the Secured Parties; or

                          (j)  such Account is subject to any deduction,
offset, counterclaim, return privilege (without consent of such Borrower) or other conditions, provided that if such deduction, offset or counterclaim is known, then the Agent may, in its reasonable discretion, deem such Account eligible to the extent such Account exceeds such known deduction, offset or counterclaim; or

                          (k)  the account debtor on such Account is located in
New Jersey or Minnesota, unless such Borrower (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a Notice of Business Activities Report with the appropriate office or agency of such state for the current year; or

                          (l)  the Agent, reasonably deems such Account
ineligible; or

                          (m)      50% or more of the outstanding Accounts of
the account debtor or such Account that constituted Eligible Receivables at the time they arose have become, or have been reasonably determined by the Agent, in accordance with the provisions hereof, to be, ineligible; or

                          (n)      the sale represented by such Account is
denominated in other than United States dollars; or

                          (o)      such Account is not evidenced by an invoice
or other writing in form acceptable to the Agent, in its sole discretion; or

                          (p)      such Borrower or any of its Subsidiaries, in
order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any

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additional obligation to, the Person to whom or to which it was made.

                          "ENVIRONMENTAL LAWS" means all foreign, federal,
state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent decree or judgment relating to the regulation and protection of human health, safety, the environment or natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation).

                          "ENVIRONMENTAL LIABILITIES AND COSTS" means, as to
any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including, without limitation, all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including, without limitation, any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, and which relate to any environmental, health or safety condition, or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                          "ENVIRONMENTAL LIEN" means any Lien in favor of any
Governmental Authority for Environmental Liabilities and Costs.

                          "ERISA" means the Employee Retirement Income Security
Act of 1974 (or any successor legislation thereto), as amended from time to time and any applicable regulations promulgated thereunder.

                          "ERISA AFFILIATE" means any trade or business
(whether or not incorporated) under common control with any Loan Party or any of its Subsidiaries and which, together with any Loan Party or any of its Subsidiaries, are treated

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as a single employer within the meaning of Section 414 (b), (c), (m) or (o) of the Code.

                          "ERISA EVENT" means (i) a Reportable Event with
respect to a Title IV Plan or a Multiemployer Plan; (ii) the withdrawal of any Loan Party, any of its Subsidiaries or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the complete or partial withdrawal of any Loan Party, any of its Subsidiaries or any ERISA Affiliate from any Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (v) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (vi) the failure to make any required contribution to a Qualified Plan; or (vii) any other event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                          "EUROCURRENCY LIABILITIES" has the meaning assigned
to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                          "EURODOLLAR LENDING OFFICE" means, with respect to
any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

                          "EURODOLLAR RATE" means, for any Interest Period, an
interest rate per annum equal to the rate per annum obtained by dividing (a) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of Citibank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an





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amount substantially equal to the Eurodollar Rate Loan of Citibank during such
Interest Period and for a period equal to such Interest Period by (b) a percentage equal to 100% MINUS the Eurodollar Rate Reserve Percentage for such Interest Period.

                          "EURODOLLAR RATE LOAN" means any outstanding
principal amount of the Loans of any Lender to a Borrower that, for an Interest Period, bears interest at a rate determined with reference to the Eurodollar Rate. Eurodollar Rate Loans made on the same date with the same Interest Period to different Borrowers shall be deemed to be separate Eurodollar Rate Loans and must each meet the criteria set forth herein.

                          "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest
Period means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                          "EVENT OF DEFAULT" has the meaning specified in
Section 8.1.

                          "EXCHANGE NOTES" means the 12-3/4% Senior Secured
Deferred Coupon Notes due 2004 of Holdings issued pursuant to the Indenture, dated as of May 20, 1994, by and between Holdings and The Huntington National Bank, as trustee, as amended, modified or supplemented from time to time in accordance with the provisions of this Agreement.

                          "EXCHANGE OFFER AND CONSENT SOLICITATION" means the
Offer to Exchange and Consent Solicitation in respect of the Existing Senior Subordinated Notes dated April 21, 1994 relating to (i) Holdings' offer to exchange for $50,000,000 aggregate principal amount of its Existing Senior Subordinated Notes its Exchange Notes and warrants to purchase Holdings' common stock and (ii) consents to consummate the Corporate Restructuring and the Refinancing,





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each as more particularly described in the Disclosure Document.

                          "EXISTING BARNETT FACILITY" means the $5,000,000
Credit Agreement, dated as of December 30, 1993, by and among Barnett Inc. as borrower, Citicorp USA Inc. as lender and secured party and Citibank, N.A. as issuer, as amended or supplemented through the date hereof.

                          "EXISTING CONVERTIBLE DEBENTURES" means the 9 1/2%
Convertible Debentures due 2007 of Holdings issued pursuant to the Indenture, dated as of March 15, 1987 by and between Holdings and The Huntington National Bank, as trustee, as amended or supplemented through the date hereof.

                          "EXISTING FLOATING RATE SENIOR SECURED NOTES" means
the Floating Rate Senior Secured Notes due 1998 of Holdings issued pursuant to the Indenture, dated as of September 1, 1991, by and between Holdings and United States Trust Company of New York, as trustee, as amended or supplemented through the date hereof.

                          "EXISTING 12 1/4% SENIOR SECURED NOTES" means the
12 1/4% Fixed Rate Senior Secured Notes due 1998 of Holdings issued pursuant to the Indenture, dated as of September 1, 1991, by and between Holdings and United States Trust Company of New York, as trustee.

                          "EXISTING SENIOR SUBORDINATED NOTES" means the
13 3/4% Senior Subordinated Notes due 1999 of Holdings issued pursuant to the Indenture, dated as of June 1, 1989, by and between Holdings and AmeriTrust Company National Association (now known as Society National Bank), as trustee, as amended or supplemented through the date hereof.

                          "EXISTING WAXMAN INDUSTRIES CREDIT AGREEMENT" means
the amended and restated revolving credit facility, dated as of April 1, 1993, by and among Holdings as borrower, the financial institutions party thereto as lender and National City Bank as agent, as amended or supplemented through the date hereof.

                          "FAIR MARKET VALUE" means (i) with respect to any
asset (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having





                                       21


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regard to the nature and characteristics of such asset or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, as set forth in such appraisal, and (ii) with respect to any marketable security at any date, the closing sale price of such security on the business day (on which any national securities exchange is open for the normal transaction of business) next preceding such date, as appearing in any published list of any national securities exchange or in the National Market List of the National Association of Securities Dealers, Inc. or, if there is no such closing sale price of such security, the final price for the purchase of such security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type.

                          "FEDERAL FUNDS RATE" means, for any period, a
fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

                          "FIRST STEPDOWN TEST" means the Company maintaining
at the end of a Fiscal Quarter set forth below, a ratio of (a) EBITDA LESS Capital Expenditures (other than in respect of Capitalized Leases) LESS income taxes paid to (b) Fixed Charges, in each case determined on the basis of the four Fiscal Quarters ending on the date of determination (or, in the case of the Fiscal Quarter ending December 31, 1994, on the basis of the three Fiscal Quarters then ending), not less than the ratio set forth below opposite such Fiscal Quarter:





                                       22


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
                 For the
                 Fiscal Quarter Ending on                             Minimum Ratio
                 ------------------------                             -------------
                 December 31, 1994                                          1.65

                 March 31, 1995                                             1.70
                 June 30, 1995                                              1.70
                 September 30, 1995                                         1.75
                 December 31, 1995                                          1.75

                 March 31, 1996                                             1.80
                 June 30, 1996                                              1.80
                 September 30, 1996                                         1.85
                 December 31, 1996                                          1.85

                 March 31, 1997                                             1.90
                 June 30, 1997                                              1.95
                 September 30, 1997                                         2.00
                 December 31, 1997                                          2.00

                 March 31, 1998                                             2.00

provided that if the Company, as of the end of such Fiscal Quarter, has also met the Second Stepdown Test at such time, then the Second Stepdown Test (and not the First Stepdown Test) shall be deemed to be met.

                          "FISCAL QUARTER" means each of the three month
periods ending on March 31, June 30, September 30 and December 31.

                          "FISCAL YEAR" means the twelve month period ending on
June 30.

                          "FIXED CHARGES" means, for any Person for any period,
the sum of (without duplication) (i) the Cash Interest Expense of such Person and each of its Subsidiaries for such period, (ii) the principal amount of Indebtedness for borrowed money of such Person and each of its Subsidiaries determined on a consolidated basis in conformity with GAAP having a scheduled due date during such period, (iii) all amounts having a scheduled due date during such period payable by such Person and each of its Subsidiaries determined on a consolidated basis in conformity with GAAP, on Capitalized Lease Obligations and (iv) any dividends or distributions made during such period pursuant to Section 7.4(a)(iii); provided that "Fixed Charges" for the Company





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for any period shall include, without duplication, the Cash Interest Expense of
Holdings with respect to the Debentures for such period and the principal amount of the Debentures of Holdings having a scheduled due date during such period.

                          "GAAP" means generally accepted accounting principles
in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination except that, for purposes of Article V, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements referred to in Section 4.5.

                          "GMROI" means, with respect to any class of Inventory
of any Borrower at any time, the gross margin return on investment of such class of Inventory of such Borrower as calculated using the method used as of the date hereof by such Borrower with such changes in such method as agreed to by the Borrowers and the Agent.

                          "GOVERNMENTAL AUTHORITY" means any nation or
government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                          "HOLDINGS" means Waxman Industries, Inc., a Delaware
corporation.

                          "IDEAL SUBSIDIARIES" means Ideal Holding Group, Inc.
and its Subsidiaries.

                          "IMPROVEMENTS" has the meaning specified in Section
4.22(d).

                          "INDEBTEDNESS" of any Person means, without
duplication, (i) all indebtedness of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured) or for the deferred purchase price of property or services,





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(ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (vii) all Indebtedness of the types referred to in clause (i), (ii), (iii), (iv), (v) or (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness to the extent of the lesser of the amount of the Indebtedness so secured or the fair value of the property so secured,
(viii) in the case of any Borrower, the Obligations and (ix) all liabilities of such Person that would be shown on a balance sheet of such Person prepared in conformity with GAAP.

                          "INDEMNITEES" has the meaning specified in Section
10.4.

                          "INDENTURES" means the indentures relating to each of
the Debentures.

                          "INTELLECTUAL PROPERTY SECURITY AGREEMENT" means a
security agreement made by each of the Borrowers, in substantially the form of Exhibit E, as such agreement may be amended, supplemented or otherwise modified from time to time.

                          "INTERCOMPANY NOTE" shall mean any intercompany note,
substantially in the form of Exhibit K, made by any Borrower to any other Borrower or by any Borrower to the Company or Holdings.

                          "INTERCORPORATE AGREEMENT" means the Intercorporate
Agreement among Holdings, the Company and the Borrowers dated on or about the Closing Date.





                                       25


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                          "INTERCREDITOR AGREEMENT" means the intercreditor
agreement by and among the agent for the Term Loan Lenders and the Agent substantially in the form of Exhibit M hereto, as the same may be amended, supplemented or otherwise modified from time to time.

                          "INTEREST PERIOD" means, (a) initially, the period
commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrowers in the Notice of Borrowing or Notice of Conversion or Continuation given to the Agent pursuant to Section 2.2 or 2.7, and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.7, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrowers in the Notice of Conversion or Continuation given to the Agent pursuant to Section 2.7; PROVIDED, HOWEVER, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

                                   (i)  if any Interest Period would otherwise
                          end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                                   (ii)  any Interest Period that begins on the
                          last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                                   (iii)  the Borrowers may not select any
                          Interest Period which ends after the Termination Date;

                                   (iv)  the Borrowers may not select any
                          Interest Period in respect of Loans having an aggregate principal amount of less than $3,500,000; and





                                       26


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                                   (v)  there shall be outstanding at any one
                          time no more than seven Interest Periods in the aggregate.

                          "INVENTORY" has the meaning specified in Section
9-109(4) of the UCC.

                          "INVESTMENTS" has the meaning specified in Section
7.6.

                          "IRS" means the Internal Revenue Service, or any
successor thereto.

                          "ISLIP IRB" means the Lease Agreement, dated as of
December 1, 1986, between the Town of Islip Industrial Development Authority and Holdings, as amended, supplemented or modified from time to time and each of the agreements, documents and instruments executed in connection therewith.

                          "ISSUER" and "ISSUERS" have the meanings set forth in
the introductory paragraph.

                          "L/C CASH COLLATERAL ACCOUNT" has the meaning set
forth in Section 8.3.

                          "LEASES" means, with respect to any Borrowers or any
of their Subsidiaries, all of those leasehold estates in real property owned by such Borrower or such Subsidiary, as lessee, as such may be amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

                          "LETTER OF CREDIT" means any letter of credit issued
for the account of any Borrower by an Issuer pursuant to Section 2.16.

                          "LETTER OF CREDIT FEE PERCENTAGE" means two and
three-quarters percent (2.75%); PROVIDED, HOWEVER, if, at the end of any Fiscal Quarter commencing with the Fiscal Quarter ending December 31, 1994, the Company meets either of the tests set forth below, then the Letter of Credit Fee Percentage for the immediately succeeding Fiscal Quarter shall be reduced to the percentage set forth opposite the test set forth below that the Company has met and if (i) the Company has not met either of the tests set forth below at the end of any Fiscal Quarter, the Letter of Credit Fee Percentage shall be two and three-quarters percent (2.75%) for the next succeeding Fiscal Quarter or (ii) any Event of





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Default shall occur and be continuing, the Letter of Credit Fee Percentage shall be two and three-quarters percent (2.75%) upon the occurrence and during the continuance of such Event of Default:

LETTER OF CREDIT FEE PERCENTAGE                    TEST MET
- -------------------------------                    --------
         2.50%                                     First Stepdown Test
         2.25%                                     Second Stepdown Test

provided that, in all cases, the Letter of Credit Fee Percentage shall be increased by 0.50% over the percentage as determined above until such time as the loans and other obligations under the Term Loan Credit Agreement have been paid in full.

                          "LETTER OF CREDIT OBLIGATIONS" means, at any time
with respect to any Borrower, all liabilities at such time of such Borrower to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (i) the Reimbursement Obligations of such Borrower at such time and (ii) the Letter of Credit Undrawn Amounts of such Borrower at such time.

                          "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" has the
meaning specified in Section 2.16(c).

                          "LETTER OF CREDIT REQUEST" has the meaning specified
in Section 2.16(d).

                          "LETTER OF CREDIT UNDRAWN AMOUNTS" means, at any time
with respect to any Borrower, the aggregate undrawn face amount of all Letters of Credit for the account of such Borrower outstanding at such time.

                          "LIEN" means any mortgage, deed of trust, pledge,
hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a Capitalized Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, and the filing, under the Uniform Commercial Code or comparable law of any jurisdiction, of any financing state-





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ment naming the owner of the asset to which such Lien relates as debtor.

                          "LOAN" means a Revolving Credit Loan or any loan made
by any Lender or Issuer to the Borrower pursuant to Section 2.16 or 2.18 (including, without limitation, a Swing Advance).

                          "LOAN DOCUMENTS" means, collectively, this Agreement,
the Notes, the Collateral Documents, the Intercreditor Agreement and each certificate, agreement or document executed by any Loan Party.

                          "LOAN PARTY" means each Borrower and each Subsidiary
or Affiliate which executes a Loan Document.

                          "MAJORITY LENDERS" means, at any time, Lenders
holding at least 51% of the then aggregate unpaid principal amount of the Loans or, if no Loans are then outstanding, Lenders having at least 51% of the Commitments (determined assuming that a Settlement Date pursuant to Section 2.18(c), and all of the transactions contemplated thereby, have occurred).

                          "MATERIAL ADVERSE CHANGE" and "MATERIAL ADVERSE
EFFECT" mean a material adverse change in or effect on, as the case may be, any of (i) the condition (financial or otherwise), business, performance, prospects, operations or properties of any Loan Party or any Loan Party and its Subsidiaries taken as one enterprise, (ii) the legality, validity or enforceability of any Loan Document, (iii) the perfection or priority of the Liens granted pursuant to the Collateral Documents, (iv) the ability of any Borrower to repay the Obligations or of any Loan Party to perform its obligations under any Loan Document, or (v) the rights and remedies of the Lenders, the Issuers or the Agent under the Loan Documents.

                          "MORTGAGE" means the Mortgage made by any Borrower in
substantially the form of Exhibit J, as such mortgage may be amended, supplemented or otherwise modified from time to time.

                          "MULTIEMPLOYER PLAN" means a multiemployer plan, as
defined in Section 4001(a)(3) of ERISA, and to which any Loan Party, any of its Subsidiaries or any ERISA Affiliate is making, is obligated to make, has made or been obligated





                                       29


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to make, contributions on behalf of participants who are or were employed by any of them.

                          "NET INCOME (LOSS)" means, for any Person for any
period, the aggregate of net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

                          "NET INTEREST EXPENSE" means, for any Person for any
period, gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP, LESS the following for such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP: (a) the sum of (i) interest capitalized during construction for such period, (ii) interest income for such period, and (iii) gains for such period on interest rate contracts (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense) and (iv) to the extent included in such gross interest expense, consent fees paid in connection with the Exchange Offer and Consent Solicitation and the 12 1/4% Consent Solicitation, PLUS the following for such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP: (b) the sum of (i) losses for such period on interest rate contracts (to the extent not included in such gross interest expense), and (ii) the amortization of upfront costs or fees for such period associated with Interest Rate Contracts (to the extent not included in gross interest expense).

                         "NET WORTH" of any Person means, at any date, the
excess of the Total Assets of such Person at such date over the Total Liabilities of such Person at such date.

                          "NON-CASH INTEREST EXPENSE" means, for any Person for
any period, the sum of the following amounts to the extent included in Net Interest Expense of such Person for such period: (i) the amount of amortized debt discount, (ii) charges relating to write-ups or write-downs in the book or carrying value of existing Indebtedness and (iii) amortization of deferred financing costs.

                          "NOTES" means, collectively, the Revolving Credit
Notes.

                          "NOTICE OF BORROWING" has the meaning specified in
Section 2.2(a).





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                   "OBLIGATIONS" means the Loans, the Letter of Credit
Obligations and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to the Agent, any Lender, any Affiliate of any of them or any Indemnitee, of every type and description, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, loan, guaranty, indemnification, foreign exchange transaction or in any other manner, whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to the Borrowers under this Agreement or any other Loan Document and all obligations of the Borrowers to cash collateralize Letter of Credit Obligations.

                   "OPERATING PLAN" means those financial plans dated
March 7, 1994 covering the Fiscal Years ending in 1994 through 1998, inclusive, delivered to the Lenders by the Borrowers.


                   "OTHER TAXES" has the meaning specified in Section
2.14(b).

                   "PBGC" means the Pension Benefit Guaranty
Corporation, or any successor thereto.

                   "PENSION PLAN" means an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is not an individual account plan, as defined in Section 3(34) of ERISA, and which any Loan Party, any of its Subsidiaries or, if a Title IV Plan, any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                   "PERFECTION CERTIFICATE" means a certificate, in form satisfactory to the Agent, executed by a Responsible Officer of each Borrower.

                   "PERMIT" means any permit, approval, authorization, license, variance or permission required from a





                                       31


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Governmental Authority under an applicable Requirement of Law.

                          "PERMITTED HOLDERS" means Armond Waxman, Melvin
Waxman, trusts for the benefit of any of Armond Waxman, Melvin Waxman or members of their families, the heirs or administrators or executors for the respective estates of Armond Waxman or Melvin Waxman or any Person, entity or group of Persons controlled by any of the foregoing.

                          "PERSON" means an individual, partnership,
corporation (including, without limitation, a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a Governmental Authority.

                          "PLAN" means an employee benefit plan, as defined in
Section 3(3) of ERISA, which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any Loan Party or any of its Subsidiaries.

                          "PLEDGE AGREEMENT" means the pledge agreement
executed by TWI pledging 100% of the outstanding Stock of each of its direct domestic Subsidiaries and 65% of the outstanding Stock of each of its direct foreign Subsidiaries, in substantially the form of Exhibit L, as such pledge agreement may be amended, supplemented or otherwise modified from time to time.

                          "PROPOSED NOTES" means the notes to be issued by
Holdings and/or the Company in connection with the Proposed Restructuring.

                          "PROPOSED RESTRUCTURING" means (A) the redemption,
repayment or defeasance of (i) all of the Existing 12 1/4% Senior Secured Notes and the Existing Floating Rate Senior Secured Notes outstanding, (ii) all of the Existing Senior Subordinated Notes outstanding, (iii) the Existing Convertible Debentures, if any, outstanding and (iv) the obligations under the Term Loan Agreement outstanding, (B) the offering of the Proposed Notes by Holdings and/or the Company the proceeds of which, in the aggregate, are sufficient to finance the transactions described in clause (A) above, and (C) the contribution by Holdings or the Company to the Borrowers of funds sufficient to pay the obligations under the Term Loan Agreement outstanding and the actual payment of such obligations, as





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such transactions may be consummated pursuant to Section 10.16.

                          "PUBLIC FILINGS" means the Report on Form 10-K of
Holdings for the year ended June 30, 1993, and the quarterly Reports on Form 10-Q of Holdings for the fiscal quarters ended September 30, 1993 and December 31, 1993, in each case as amended through the date hereof.

                          "QUALIFIED PLAN" means an employee pension benefit
plan, as defined in Section 3(2) of ERISA, which is intended to be tax-qualified under Section 401(a) of the Code, and which any Loan Party, any of its Subsidiaries or any ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

                          "RATABLE PORTION" or "RATABLY" means, with respect to
any Lender, the quotient obtained by dividing the Commitment of such Lender by the Commitments of all Lenders provided that, (i) payments of principal of the Loans and interest on the Loans shall be made pro rata in accordance with the respective unpaid principal amounts of the Loans held by the Lenders and (ii) payments of interest on the Loans shall be made pro rata in accordance with the respective amounts of unpaid interest on the Loans in respect of which such interest is being paid owed to all the Lenders.

                          "REAL ESTATE" means all of those plots, pieces or
parcels of land now owned or hereafter acquired by any Borrower or any of its Subsidiaries (the "Land"), including, without limitation, those listed on
Schedule 4.22(a) and described in the Mortgages, together with the right, title and interest of such Borrower or such Subsidiary, if any, in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in front of, adjoining or abutting the Land to the center line thereof, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights appertaining to the use and enjoyment of the Land, including, without limitation, all alley, vault, drainage, mineral, water, oil and gas rights, together with all of the





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buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto.

                          "REFINANCING" means (i) the repayment of the
Indebtedness of Holdings owed pursuant to the Existing Waxman Industries Credit Agreement assumed by one or more Borrowers and the collateralization of the letters of credit thereunder and (ii) the repayment of the Indebtedness of Barnett owed pursuant to the Existing Barnett Facility and the assumption hereunder of the letters of credit issued thereunder by Citibank, as disclosed in the Disclosure Document.

                          "REGISTER" has the meaning specified in Section 10.7.

                          "REIMBURSEMENT OBLIGATIONS" means all matured
reimbursement or repayment obligations of any Borrower to any Issuer with respect to Letters of Credit pursuant to Letter of Credit Reimbursement Agreements.

                          "RELATED DOCUMENTS" means (a) the Indenture relating
to the Exchange Notes, (b) the amendments to the Indentures relating to the Existing 12 1/4% Senior Secured Notes and the Existing Floating Rate Senior Secured Notes and the Existing Senior Subordinated Notes, (c) the Term Loan Agreement and (d) each document and instrument executed in connection with the Corporate Restructuring.

                          "RELEASE" means, as to any Person, any release,
spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case of any Contaminant, into the indoor or outdoor environment or into or out of any property owned by such Person, including, without limitation, the movement of Contaminants through or in the air, soil, surface water, ground water or property which forms the basis of Environmental Costs and Liabilities.

                          "REMEDIAL ACTION" means all actions required to (i)
clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.





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                          "REORGANIZATION" shall mean the following
transactions: (i) the Exchange Offer and Consent Solicitation and the 12 1/4% Consent Solicitation, (ii) the Corporate Restructuring, (iii) the execution of this Credit Agreement and the Term Loan Agreement, and (iv) the Refinancing, as described in the Disclosure Document.

                          "REPORTABLE EVENT" means any of the events described
in Sections 4043(b)(1), (2), (3), (5), (6), (8) or (9) of ERISA.

                          "REQUIREMENT OF LAW" means, as to any Person, the
certificate of incorporation and by-laws or other organizational or governing documents of such Person, and all federal, state and local laws, rules and regulations, including, without limitation, federal, state or local securities, antitrust and licensing laws, any federal, state or local laws or regulations concerning physicians, nurses and psychologists, all food, health and safety laws, and all applicable trade laws and requirements, including, without limitation, all disclosure requirements of Environmental Laws, ERISA and all orders, judgments, decrees or other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                          "RESPONSIBLE OFFICER" means, with respect to any
Person, any of the principal executive officers (including treasurer) or any other officer or employee of such Person selected by such Person as a Responsible Officer hereunder and notification of whose selection is made in writing to the Agent.

                          "RETIREE WELFARE PLAN" means any Welfare Plan
providing for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant.

                          "REVOLVING CREDIT BORROWING" means a Borrowing
consisting of Revolving Credit Loans made by the Lenders ratably according to their respective Commitments.





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                          "REVOLVING CREDIT LOAN" means a Loan made by a Lender
to any Borrower pursuant to Section 2.1 or Section 2.18.

                          "REVOLVING CREDIT NOTE" means a promissory note of
the Borrowers payable to the order of any Lender in a principal amount equal to the amount of such Lender's Commitment as originally in effect, in substantially the form of Exhibit A, evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Revolving Credit Loans made by such Lender.

                          "SECOND STEPDOWN TEST" means the Company maintaining
at the end of a Fiscal Quarter set forth below, a ratio of (a) EBITDA LESS Capital Expenditures (other than in respect of Capitalized Leases) LESS income taxes paid to (b) Fixed Charges, in each case determined on the basis of the four Fiscal Quarters ending on the date of determination (or, in the case of the Fiscal Quarter ending December 31, 1994, on the basis of the three Fiscal Quarters then ending), not less than the ratio set forth below opposite such Fiscal Quarter:

                 For the
                 Fiscal Quarter Ending on                              Minimum Ratio
                 ------------------------                              --------------
                 December 31, 1994                                          1.75

                 March 31, 1995                                             1.75
                 June 30, 1995                                              1.80
                 September 30, 1995                                         1.80
                 December 31, 1995                                          1.85

                 March 31, 1996                                             1.85
                 June 30, 1996                                              1.90
                 September 30, 1996                                         1.95
                 December 31, 1996                                          1.95

                 March 31, 1997                                             2.00
                 June 30, 1997                                              2.05
                 September 30, 1997                                         2.10
                 December 31, 1997                                          2.10

                 March 31, 1998                                             2.10

                          "SECURED PARTIES" means the Lenders, Issuers and the
Agent.





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                          "SECURITY AGREEMENT" means an agreement, in
substantially the form of Exhibit E, executed by each of the Borrowers, as such agreement may be amended, supplemented or modified from time to time.

                          "SOLVENT" means, with respect to any Person, that the
value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including, without limitation, contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                          "STOCK" means shares of capital stock, beneficial or
partnership interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or non-voting, and includes, without limitation, common stock and preferred stock.

                          "STOCK EQUIVALENTS" means all securities convertible
into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any stock, whether or not presently convertible, exchangeable or exercisable.

                          "SUBSIDIARY" means, with respect to any Person, any
corporation, partnership or other business entity of which an aggregate of 50% or more of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, managers, trustees or other controlling persons, is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                          "SWING ADVANCE" has the meaning set forth in Section
2.18.





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                          "SWING ADVANCE AVAILABLE CREDIT" means the
Swing Advance Bank's Ratable Portion of the Available Credit.

                          "SWING ADVANCE BANK" means Citicorp, or such other
Lender who shall also be the Agent or who, with the agreement of the Agent, shall agree to act hereunder as Swing Advance Bank.

                          "TAX AFFILIATE" means, as to any Person, (i) any
Subsidiary of such Person, and (ii) any Affiliate of such Person with which such Person files or is eligible to file consolidated, combined or unitary tax returns.

                          "TAX RETURN" has the meaning specified in Section 4.3.

                          "TAXES" has the meaning specified in Section 2.14(a).

                          "TAX SHARING AGREEMENT" means the tax sharing
agreement, dated on or about the Closing Date by and among Holdings and its domestic Subsidiaries.
                          "TERM LOAN LENDERS" means the lenders party to the
Term Loan Credit Agreement.

                          "TERM LOAN CREDIT AGREEMENT" means the Credit
Agreement, dated as of May 20, 1994, by and among the financial institutions party thereto and Citibank, N.A. as agent pursuant to which the financial institutions will make loans to the Borrowers in the amount of $15,000,000.

                          "TERMINATION DATE" means the earliest of (i) June 1,
1994, unless the Closing Date occurs prior thereto, (ii) the third anniversary of the Closing Date or, if the Proposed Restructuring is consummated within 33 months of the Closing Date, the fourth anniversary of the Closing Date, and
(iii) the date of termination in whole of the Commitments pursuant to Section
2.4 or 8.2.

                          "TITLE INSURANCE POLICIES" has the meaning specified
in Section 3.1(h).

                          "TITLE IV PLAN" means a Pension Plan which is covered
by Title IV of ERISA.

                          "TOTAL ASSETS" of any Person means, at any date, the
total assets of such Person and its Subsidiaries at such





                                       38


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





date determined on a consolidated basis in conformity with GAAP.

                          "TOTAL LIABILITIES" of any Person means, at any date,
all obligations which in conformity with GAAP would be included in determining total liabilities as shown on the liabilities side of a consolidated balance sheet of such Person and its Subsidiaries at such date.

                          "TRADEMARK LICENSE AGREEMENT" means the Trademark
License Agreement by and among Holdings, the Company and the Borrowers dated on or about the Closing Date.

                          "TRIGGER EVENT" means the failure of the Company to
maintain at the end of each Fiscal Quarter set forth below a ratio of EBITDA to Cash Interest Expense, in each case determined based on the four Fiscal Quarters ending on the date of determination (except that (i) in the case of the Fiscal Quarter ending June 30, 1994, such determination shall be made based on the three months then ending, (ii) in the case of the Fiscal Quarter ending September 30, 1994, such determination shall be made based on the six months then ending, and (iii) in the case of the Fiscal Quarter ending December 31, 1994, such determination shall be based on the nine months then ending) of not less than the ratio set forth below for such Fiscal Quarter:

                 For Each Fiscal Quarter
                 Ending on                                          Minimum Ratio
                 -------------                                      -------------
                 June 30, 1994                                              1.28
                 September 30, 1994                                         1.32
                 December 31, 1994                                          1.33

                 March 31, 1995                                             1.36
                 June 30, 1995                                              1.39
                 September 30, 1995                                         1.42
                 December 31, 1995                                          1.43

                 March 31, 1996                                             1.43
                 June 30, 1996                                              1.43
                 September 30, 1996                                         1.46
                 December 31, 1996                                          1.47

                 March 31, 1997                                             1.52
                 June 30, 1997                                              1.54
                 September 30, 1997                                         1.85
                 December 31, 1997                                          1.85





                                       39


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                 March 31, 1998                              1.85

A Trigger Event shall be deemed to occur at the end of the Fiscal Quarter for which the Company fails to maintain the ratio as described above and shall continue until the end of the first Fiscal Quarter in which the Company does maintain such ratio.

                          "12 1/4% CONSENT SOLICITATION" means the Consent
Solicitation in respect of the Existing 12 1/4% Senior Secured Notes and the Existing Floating Rate Senior Secured Notes relating to consents to amend the indenture in respect thereof to permit the Corporate Restructuring and the Refinancing.

                          "TWI" mean TWI, International, Inc., a Delaware
corporation.

                          "UNFUNDED PENSION LIABILITY" means the aggregate
amount, if any, of the sum of (i) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (ii) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Loan Party, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

                          "VOTING STOCK" means, with reference to the Company,
Stock of any class or classes if the holders of such Stock are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of the Company, even though the right so to vote has been suspended by the happening of such a contingency.

                          "WELFARE PLAN" means an employee welfare plan, as
defined in Section 3(1) of ERISA, to which any Loan Party or any of its Subsidiaries maintains, contributes to or has an obligation to contribute to, on behalf of any participants (or their beneficiaries) who are or were employed by any of them.





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                          "WITHDRAWAL LIABILITY" means, as to any Loan Party at
any time, the aggregate amount of the liabilities of any Loan Party, any of its Subsidiaries or any ERISA Affiliate pursuant to Section 4201 of ERISA, and any increase in contributions required to be made pursuant to Section 4243 of ERISA, with respect to all Multiemployer Plans.

                          1.2.  COMPUTATION OF TIME PERIODS.  In this
Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                          1.3.  ACCOUNTING TERMS.  All accounting terms not
specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                          1.4.  CERTAIN TERMS.  (a)  The words "herein,"
"hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement. References herein to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                          (b)  The terms "Lender," "Issuer" and "Agent" include
their respective successors and the terms "Lender" and "Issuer" include each assignee of such Lender or such Issuer who becomes a party hereto pursuant to
Section 10.7.

                          (c)  Upon the appointment of any successor Agent
pursuant to Section 9.6, references to Citicorp in Section 9.3 and in the definition of Eurodollar Rate shall be deemed to refer to the successor then acting as the Agent.


                                   ARTICLE II

                         AMOUNTS AND TERMS OF THE LOANS

                          2.1.  THE REVOLVING CREDIT LOANS.  On the terms and
subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a





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"Revolving Credit Loan") to one or more of the Borrowers from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding such Lender's Commitment; PROVIDED, HOWEVER, that at no time shall any Lender be obligated to make a Revolving Credit Loan to any Borrower in excess of such Lender's Ratable Portion of the Available Credit with respect to such Borrower and PROVIDED, FURTHER, HOWEVER, that at no time shall any Lender be obligated to make a Revolving Credit Loan to any Borrower the result of which is that the aggregate amount of all Loans and Letter of Credit Obligations owed by all Borrowers is greater than the sum of (i) the aggregate amount of the Borrowing Bases of all of the Borrowers (calculated only with respect to Eligible Accounts) and (ii) $35,000,000. Within the limits of each Lender's Commitment, amounts prepaid pursuant to Section 2.6(b) or 2.17(e) may be reborrowed under this Section 2.1. The Revolving Credit Loans of each Lender shall be evidenced by the Revolving Credit Note to the order of such Lender.

                          2.2.  MAKING THE LOANS.  (a)  Each Revolving Credit
Borrowing shall be made on notice, given by the Borrower so requesting the Revolving Credit Borrowing to the Agent not later than 12:00 (noon) (New York City time) on the Business Day of the proposed Revolving Credit Borrowing (or, in the case of a Borrowing consisting of Eurodollar Rate Loans, three Business Days prior to such proposed Revolving Credit Borrowing). Each such notice (a "Notice of Borrowing") shall be in substantially the form of Exhibit B, specifying therein (i) the name of such Borrower, (ii) the date of such proposed Revolving Credit Borrowing, (iii) the aggregate amount of such proposed Revolving Credit Borrowing, (iv) the amount thereof, if any, requested to be Eurodollar Rate Loans, and (v) the initial Interest Period or Periods for any such Eurodollar Rate Loans. The Loans shall be made as Base Rate Loans unless (subject to Section 2.11) the Notice of Borrowing specifies that all or a pro rata portion thereof shall be Eurodollar Rate Loans; PROVIDED, HOWEVER, that the aggregate of the Eurodollar Rate Loans for each Interest Period must be in an amount of not less than $3,500,000 or an integral multiple of $500,000 in excess thereof.

                          (b)  The Agent shall give to each Lender prompt
notice of the Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate under





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Section 2.8(b).  Each Lender shall, before 3:00 P.M. (New York City time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Agent at its address referred to in Section 10.2, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to such Borrower at the Agent's aforesaid address.

                          (c)  Each Borrowing shall be in an aggregate amount
of not less than $50,000.

                          (d)  Each Notice of Borrowing shall be irrevocable
and binding on the Borrower so making the request. In the case of any proposed Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Loans, the Borrowers shall jointly and severally indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such proposed Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss (including, without limitation, loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund any Eurodollar Rate Loan to be made by such Lender as part of such proposed Borrowing when such Eurodollar Rate Loan, as a result of such failure, is not made on such date.

                          (e)  Unless the Agent shall have received notice from
a Lender prior to the time of any proposed Borrowing that such Lender will not make available to the Agent such Lender's Ratable Portion of such Borrowing, the Agent may assume that such Lender has made such Ratable Portion available to the Agent on the date of such Borrowing in accordance with this Section 2.2 and the Agent may, in reliance upon such assumption, make available to the Borrower requesting the Borrowing on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Agent, such Lender and such Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time





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to the Loans comprising such Borrowing and (ii) in the case of such Lender, the
Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If such Borrower shall repay to the Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have to such Borrower hereunder.

                          (f)  The failure of any Lender to make the Loan to be
made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

                          2.3.  FEES.  (a)  The Borrowers jointly and severally
agree to pay to each Lender a commitment fee (the "Commitment Fee") on the average daily amount of the excess of such Lender's Commitment over such Lender's Loans and Letter of Credit Obligations owed to it from the date hereof until the Termination Date at the rate of 0.5 of 1% per annum, payable monthly
(i) on the first day of each month during the term of such Lender's Commitment,
(ii) on the date of any reduction in whole of the Commitments pursuant to
Section 2.4 and (iii) on the Termination Date.

                          (b)  The Borrowers have agreed to pay additional
fees, the amount and dates of payment of which are embodied in a separate agreement between the Company and Citibank.

                          2.4.  REDUCTION AND TERMINATION OF THE COMMITMENTS.
(a) The Borrowers may, upon at least three Business Days' prior notice to the Agent, terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders; PROVIDED, HOWEVER, that each partial reduction shall be in the aggregate amount of not less than $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

                          (b)  The then current Commitments shall be reduced on
each date on which any Borrower receives payment from any of the following (and the Commitment of each Lender shall be reduced by its Ratable Portion of such amount):





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                          (i)  upon receipt by such Borrower or its
                          Subsidiaries of Asset Sale Proceeds in an amount equal to 75% of such Asset Sale Proceeds.

                          (ii) upon receipt of any reversion from a defined benefit plan, in an amount equal to the amount of such reversion so received. For purposes of this subsection (ii), reversion is defined as the amount of surplus assets which, upon the termination of any defined benefit plan, revert to the Borrowers or any of their Subsidiaries (net of any taxes, after taking into account any available tax credits or deductions, and excise taxes or penalties thereon).

                          2.5.  REPAYMENT.  The Borrowers jointly and severally
agree to repay the entire unpaid principal amount of the Loans on the Termination Date.

                          2.6.  PREPAYMENTS.  (a)  The Borrowers shall have no
right to prepay the principal amount of any Loan other than as provided in this
Section 2.6 and Section 2.17(e).

                          (b)  Any Borrower may, upon at least three Business
Days' prior notice to the Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Credit Loans made to it in whole or ratably in part. If such Borrower is making payment in whole, such payment shall be paid together with accrued interest to the date of such prepayment on the principal amount prepaid. Upon the giving of such notice of prepayment, the principal amount of the Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                          (c)  (i)  If at any time the aggregate principal
amount of Loans outstanding at such time exceeds the Commitments at such time, the Borrowers jointly and severally agree to forthwith prepay the Loans then outstanding in an amount equal to such excess.

                          (ii)     If at any time the sum of the aggregate
principal amount of Loans and Letter of Credit Obligations outstanding to any Borrower at such time exceeds the Borrowing Base of such Borrower at such time, such Borrower shall forthwith prepay the Revolving Credit Loans then outstanding in an amount equal to such excess, and if no Revolving Credit Loans made to it are then outstanding, such





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Borrower shall forthwith cash collateralize such excess by paying to the Agent immediately available funds in the amount of such excess for deposit in the L/C Cash Collateral Account referred to in Section 8.3, which funds shall be maintained in the L/C Cash Collateral Account in accordance with the provisions of Section 8.3 as long as and to the extent that the Letter of Credit Obligations of such Borrower exceed the Borrowing Base of such Borrower.

                          2.7.  CONVERSION/CONTINUATION OPTION.  The Borrowers
may elect (i) at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans or (ii) at the end of any Interest Period with respect thereto, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; PROVIDED, HOWEVER, that the aggregate of the Eurodollar Loans for each Interest Period therefor must be in the amount of $3,500,000 or an integral multiple of $500,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of all Lenders in accordance with their Ratable Portion. Each such election shall be in substantially the form of Exhibit C hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Agent at least three Business Days' prior written notice thereof specifying (A) the amount and type of conversion or continuation, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the Interest Period therefor, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the Interest Period therefor). The Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the contents thereof. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans upon the expiration of any Interest Period therefor, shall be permitted at any time at which a Default or an Event of Default shall have occurred and be continuing. If, within the time period required under the terms of this Section 2.7, the Agent does not receive a Notice of Conversion or Continuation from the Borrowers containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the Interest Period therefor, such Loans will be automatically converted to Base Rate





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Loans.  Each Notice of Conversion or Continuation shall be irrevocable.

                          2.8.  INTEREST.  The Borrowers jointly and severally
agree to pay interest on the unpaid principal amount of each Loan from the date thereof until the principal amount thereof shall be paid in full, at the following rates per annum:

                                   (a)  For Base Rate Loans, at a rate per
                 annum equal at all times to the Base Rate in effect from time to time PLUS the Applicable Base Rate Margin, payable monthly on the first day of each month and on the Termination Date; PROVIDED, HOWEVER, that during the continuance of an Event of Default, all Base Rate Loans shall bear interest, payable on demand, at a rate per annum equal at all times to 2% per annum above the sum of the Applicable Base Rate Margin and the Base Rate in effect from time to time.

                                   (b)  For Eurodollar Rate Loans, at a rate
                 per annum equal at all times during the applicable Interest Period for each Eurodollar Rate Loan to the sum of the Eurodollar Rate for such Interest Period PLUS the Applicable Eurodollar Rate Margin in effect on the first day of such Interest Period, payable monthly and on the Termination Date; PROVIDED, HOWEVER, that during the continuance of an Event of Default, all Eurodollar Rate Loans shall bear interest, payable on demand, at a rate per annum equal at all times to 2% above the sum of the Eurodollar Rate and the Applicable Eurodollar Rate Margin per annum in effect from time to time.

                          2.9.  INTEREST RATE DETERMINATION AND PROTECTION.
(a) The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Agent two Business Days before the first day of such Interest Period in the case of Eurodollar Rate Loans.

                          (b)  The Agent shall give prompt notice to the
Borrowers and the Lenders of the applicable interest rate determined by the Agent for purposes of Section 2.9(a).

                          (c)  If, with respect to Eurodollar Rate Loans, the
Majority Lenders notify the Agent that the Eurodollar Rate for any Interest Period therefor will not adequately reflect the cost to such Majority Lenders of making such





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Loans or funding or maintaining their respective Eurodollar Rate Loans for such
Interest Period, the Agent shall forthwith so notify the Borrowers and the Lenders, whereupon

                               (i)  each Eurodollar Rate Loan will
                 automatically, on the last day of the then existing Interest Period therefor, convert into a Base Rate Loan; and

                              (ii)  the obligations of the Lenders to make
                 Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

                          2.10.  INCREASED COSTS.  If, due to either (i) the
introduction of or any change in or in the interpretation of any law or regulation (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate Reserve Percentage) or
(ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrowers jointly and severally agree to, from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers and the Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. If the Borrowers so notify the Agent within five Business Days after any Lender notifies the Borrowers of any increased cost pursuant to the foregoing provisions of this Section 2.10, the Borrowers may either (A) prepay in full all Eurodollar Rate Loans of such Lender then outstanding in accordance with Section 2.6(b) and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.10 or (B) convert all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans, in accordance with Section 2.7 and, additionally, reimburse such Lender for such increased cost in accordance with this Section 2.10.

                          2.11.  ILLEGALITY.  Notwithstanding any other
                            provision of this Agreement, if the introduction of or any





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change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall terminate and (ii) the Borrowers jointly and severally agree to forthwith prepay in full all Eurodollar Rate Loans of such Lender then outstanding, together with interest accrued thereon, unless the Borrowers, within five Business Days of such notice and demand, convert all Eurodollar Rate Loans of all Lenders then outstanding into Base Rate Loans.

                          2.12  CAPITAL ADEQUACY.  If (i) the introduction of
or any change in or in the interpretation of any law or regulation, (ii) compliance with any law or regulation, or (iii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender and such Lender reasonably determines that such amount is based upon the existence of such Lender's Commitments, Loans and commitments in respect of Letters of Credit and its other commitments and loans of such type, including, without limitation, its other commitments in respect of letters of credit (or similar contingent obligations) then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrowers jointly and severally agree to pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's Commitments, Loans and agreements herein with respect to Letters of Credit. A certificate as to such amounts submitted to the Borrowers and the Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

                          2.13.  PAYMENTS AND COMPUTATIONS.  (a)  The Borrowers
shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due, in Dollars, to the Agent at its address





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referred to in Section 10.2 in immediately available funds without set-off or counterclaim. The Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees (other than amounts payable pursuant to Section 2.10, 2.11, 2.12, 2.14, 2.16 or 2.17) to the Lenders, in accordance with their respective Ratable Portions, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Payment received by the Agent after 12:00 noon (New York City time) shall be deemed to be received on the next Business Day.

                          (b)  Each Borrower hereby authorizes each of the
Agent, each Lender and Issuer, if and to the extent payment owed to the Agent, such Lender or such Issuer is not made when due hereunder or under any Loan held by the Agent, such Lender and Issuer, to charge from time to time against any or all of the Borrowers' accounts (other than accounts used exclusively for payroll) with the Agent, such Lender or such Issuer any amount so due. In addition, each Borrower hereby authorizes the Swing Bank, if and to the extent payment owed to the Agent, any Lender or any Issuer is not made when due hereunder or under any Loan held by the Agent, such Lender and Issuer, to make a Swing Loan to such Borrower in the amount of such payment owed to be paid to the Agent to be used to pay such amount. The Agent, Lenders and Issuers each agree promptly to notify the Borrowers after any such application made by the Agent, such Lender or such Issuer (as the case may be); PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of the application.

                          (c)  All computations of interest and of fees shall
be made by the Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Agent of an interest calculation hereunder shall be conclusive and binding for all purposes, absent manifest error.

                          (d)  Whenever any payment hereunder or under the
Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in





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such case be included in the computation of payment of interest or fee, as the case may be; PROVIDED, HOWEVER, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the next preceding Business Day.

                          (e)  Unless the Agent shall have received notice from
the Borrowers prior to the date on which any payment is due hereunder to the Lenders that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

                          (f)  If any Lender (a "Non-Funding Lender") has (x)
failed to make a Revolving Credit Loan required to be made by it hereunder, and the Agent has determined that such Lender is not likely to make such Revolving Credit Loan or (y) given notice to the Borrowers or the Agent that it will not make, or that it has disaffirmed or repudiated any obligation to make, Revolving Credit Loans, in each case by reason of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 or otherwise, any payment made on account of the principal of the Revolving Credit Loans outstanding shall be made as follows:

                                    (i)  in the case of any such payment made
                 on any date when and to the extent that, in the determination of the Agent, any Borrower would be able, under the terms and conditions hereof, to reborrow the amount of such payment under the Commitments and to satisfy any applicable conditions precedent set forth in Section 6.2 to such reborrowing, such payment shall be made on account of the outstanding Revolving Credit Loans held by the Lenders other than the Non-Funding Lender PRO RATA according to the respective outstanding principal amounts of the Revolving Credit Loans of such Lenders;





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                                   (ii)  otherwise, such payment shall be made
                 on account of the outstanding Revolving Credit Loans held by the Lenders PRO RATA according to the respective outstanding principal amounts of such Revolving Credit Loans; and

                              (iii) any payment made on account of interest on the Revolving Credit Loans shall be made PRO RATA according to the respective amounts of accrued and unpaid interest due and payable on the Revolving Credit Loans with respect to which such payment is being made.

                          2.14.  TAXES.  (a)  Any and all payments by any
Borrower under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including, without limitation, deductions applicable to additional sums payable under this
Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) such Borrower shall deliver to the Agent evidence of such payment to the relevant taxation or other authority.

                          (b)  In addition, each Borrower jointly and severally
agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any





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political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

                          (c)  Each Borrower jointly and severally agrees to
indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or the Agent (as the case may be) and any liability (including, without limitation, for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

                          (d)  Within 30 days after the date of any payment of
Taxes or Other Taxes, the Borrowers will furnish to the Agent, at its address referred to in Section 10.2, the original or a certified copy of a receipt evidencing payment thereof.

                          (e)      Without prejudice to the survival of any
other agreement of any Borrower hereunder, the agreements and obligations of each Borrower contained in this Section 2.14 shall survive the payment in full of the Obligations.

                          2.15.  SHARING OF PAYMENTS, ETC.  (a)  If any Lender
(other than the Swing Advance Bank) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set off or otherwise) on account of Loans made by it (other than pursuant to Section 2.10, 2.11, 2.12 or 2.14), and there is any Swing Advance outstanding in respect of which the Swing Advance Bank has not received payment in full from the Lenders pursuant to Section 2.18(c) or (d) or there is any Letter of Credit Reimbursement Obligation outstanding in respect of which the relevant Issuer has not received payment in full from the Lenders pursuant to Section 2.16(h), such Lender (a "Purchasing Lender") shall purchase a participation in all such Swing Advances and Reimbursement Obligations (pro rata as between each, if both are then outstanding) in an amount equal to the lesser of such payment and the amount of such Swing Advances and Reimbursement Obligations for which the Swing Advance Bank and the relevant Issuer, as the case may be,





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has not so received payment in full.  If, after giving effect to the foregoing, any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it (other than pursuant to Sections 2.10, 2.11, 2.12 or 2.14) in excess of its Ratable Portion of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in their Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them.

                          (b)      If all or any portion of any payment
received by a Purchasing Lender is thereafter recovered from such purchasing Lender, such purchase from each selling Lender described in paragraph (a) above (a "Selling Lender") shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Purchasing Lender purchasing a participation from another Selling Lender pursuant to this Section
2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

                          2.16.  LETTER OF CREDIT FACILITY.  (a)  All of the
Letters of Credit issued by Citibank under the Existing Barnett Facility shall be deemed to be Letters of Credit hereunder. On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to issue one or more Letters of Credit at the request of any Borrower for the account of such Borrower (or Holdings in respect of Letters of Credit not to exceed $1,350,000 (which Letter(s) of Credit shall be deemed to be Letters of Credit of Barnett Inc.)) from time to time during the period commencing on the Closing Date and ending on the Termination Date; PROVIDED, HOWEVER, that no Issuer shall be under any obligation to issue any Letter of Credit if:





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                                   (i)  any order, judgment or decree of any
                 Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date hereof or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date hereof and which such Issuer in good faith deems material to it;

                                   (ii)  such Issuer shall have received
                 written notice from the Agent, any Lender or any Borrower, on or prior to the Business Day prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article III is not then satisfied;

                                  (iii) after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations exceed $20,000,000;

                                   (iv)  the amount of the Letter of Credit
                 requested exceeds such Borrower's Available Credit;

                                    (v)  fees due in connection with a
                 requested issuance have not been paid; or

                                   (vi)  after giving effect to the issuance of
                 such Letter of Credit, the aggregate amount of all Loans and Letter of Credit Obligations owed by all Borrowers is greater than the sum of (A) the aggregate amount of the Borrowing Bases of all of the Borrowers (calculated only with respect to Eligible Accounts) and (B) $35,000,000.

None of the Lenders (other than the Issuers) shall have any obligation to issue any Letter of Credit.

                          (b)  In no event shall:





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                                    (i)  the expiration date of any Letter of
                 Credit fall after one year after the Termination Date; or

                                   (ii)  any Issuer issue any Letter of Credit
                 for the purpose of supporting the issuance of any letter of credit by any other Person (other than those to be issued on the Closing Date or as otherwise permitted by the Agent).

                          (c)  Prior to the issuance of each Letter of Credit,
and as a condition of such issuance and of the participation of each Lender (other than the Issuer thereof) in the Letter of Credit Obligations arising with respect thereto, the Borrowers shall have delivered to the Issuer thereof a letter of credit reimbursement agreement, in a form satisfactory to the Issuer (a "Letter of Credit Reimbursement Agreement"), signed by such Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                          (d)  In connection with the issuance of each Letter
of Credit, such Borrower shall give the Issuer thereof and the Agent at least three Business Days' prior written notice or such other notice acceptable to the Issuer thereof (a "Letter of Credit Request"), in substantially the form of Exhibit H, of the requested issuance of such Letter of Credit. Such notice shall be irrevocable and shall specify the stated amount of the Letter of Credit requested, which stated amount shall not be less than $2,500, the date of issuance of such requested Letter of Credit (which day shall be a Business
Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day), and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by such Issuer and the Agent not later than 12:00 noon (New York City time) on the last Business Day on which notice can be given under the immediately preceding sentence.

                          (e)  Subject to the terms and conditions of this
Section 2.16 and provided that the applicable conditions set forth in Article III are satisfied, such Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrower in accordance with the Issuer's usual and customary business practices. On the date of the proposed





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issuance of the Letter of Credit, the Agent shall confirm to the Issuer of the requested Letter of Credit that the applicable conditions in Article III are satisfied.

                          (f)  Immediately upon the issuance by an Issuer of a
Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such Letter of Credit and the obligations of the Borrowers with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty (if any) pertaining thereto.

                          (g)  In determining whether to pay under any Letter
of Credit, no Issuer shall have any obligation relative to the Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to any Lender.

                          (h)  In the event that any Issuer makes any payment
under any Letter of Credit and the Borrowers shall not have repaid such amount to such Issuer pursuant to Section 2.16(l), such Issuer shall promptly notify the Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Agent for the account of such Issuer the amount of such Lender's Ratable Portion of such payment in Dollars and in immediately available funds and the Agent shall make such payment to the Issuer. If the Agent so notifies such Lender prior to 12:00 noon (New York City time) on any Business Day, such Lender shall make available to the Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. If and to the extent such Lender shall not have so made such Lender's Ratable Portion of the amount of such payment available to the Agent for the account of such Issuer, such Lender agrees to pay to the Agent for the account of such Issuer forthwith on demand such amount





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together with interest thereon, for each day from such date until the date such amount is repaid to the Agent for the account of such Issuer, at the Federal Funds Rate. The failure of any Lender to make available to the Agent for the account of such Issuer its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent for the account of such Issuer its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent for the account of any Issuer such other Lender's Ratable Portion of any such payment.

                          (i)  Whenever any Issuer receives a payment of a
Reimbursement Obligation as to which the Agent has received for the account of such Issuer any payment from a Lender pursuant to Section 2.15 or 2.16(h), the Issuer shall pay to the Agent and the Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's pro rata share of such payment based on the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.

                          (j)  Upon the request of any Lender, each Issuer
shall furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender.

                          (k)  The obligations of the Lenders to make payments
to the Agent for the account of each Issuer with respect to Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances (except as expressly provided in Section 2.16(g)), including, without limitation, any of the following circumstances:

                                    (i)  any lack of validity or enforceability
                 of this Agreement or any of the Collateral Documents;

                                   (ii)  the existence of any claim, set-off,
                 defense or other right which the Borrowers may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuer, any Lender or any other Person, whether in connection with this Agreement, any Letter





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                 of Credit, the transactions contemplated herein or any
                 unrelated transaction (including, without limitation, any underlying transaction between the Borrowers and the beneficiary named in any Letter of Credit);

                                   (iii)  any draft, certificate or any other
                 document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                   (iv)  the surrender or impairment of any
                 security for the performance or observance of any of the terms of any of the Collateral Documents; or

                                   (v)  the occurrence of any Default or Event
                 of Default.

                          (l)  The Borrower for whose account the Letter of
Credit was issued agrees to pay to each Issuer the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which such Borrower may have at any time against such Issuer or any other Person. Such Borrower agrees to reimburse each Issuer for all amounts which such Issuer pays under such Letter of Credit no later than the time specified in such Letter of Credit Reimbursement Agreement. If such Borrower does not pay (either from the proceeds of a Borrowing or otherwise) any such Reimbursement Obligation when due, such Reimbursement Obligation shall immediately constitute, without necessity of further act or evidence, a loan to such Borrower made by the relevant Issuer except to the extent the Agent has received payment from Lenders for the account of such Issuer pursuant to Section 2.16(h). Upon the making of such payment, such Lender shall be deemed to have made a Revolving Credit Loan to such Borrower in the amount of such payment. The loan by such Issuer shall be payable on demand with interest thereon computed from the date on which such Reimbursement Obligation arose to the date of repayment in full of such loan, at the rate of interest applicable to Revolving Credit Loans bearing interest at a rate based on the Base Rate during such period (including, if then applicable, any additional interest rate thereon). If any payment made by or on behalf of such Borrower and received by an Issuer with respect to any Letter of Credit is rescinded or must otherwise be returned by such Issuer for any reason and if such Issuer has made payment to the Agent on account





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thereof pursuant to Section 2.16(i), each Lender shall, upon notice by such
Issuer, forthwith pay over to such Issuer an amount equal to such Lender's pro rata share of the amount which must be so returned by such Issuer based on the respective amounts paid in respect thereof to the Lenders pursuant to Section 2.16(i).

                          (m)  The Borrowers agree to pay the following amounts
with respect to Letters of Credit issued hereunder:

                              (i) to the Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, a fee equal to the Letter of Credit Fee Percentage of the maximum amount available from time to time to be drawn under such Letter of Credit, payable monthly in arrears on the first day of each month; provided that during the continuance of an Event of Default, such fee shall be increased by 2.00% per annum and shall be payable on demand;

                              (ii) to the Agent for the benefit of the Issuer, with respect to each Letter of Credit, a fee equal to .25% per annum of the maximum amount available from time to time to be drawn under such Letter of Credit, payable monthly in arrears on the first day of each month; and

                             (iii)  to each Issuer, with respect to the
                 issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

                          2.17.  CASH COLLATERAL ACCOUNT.  (a)  Each Borrower
has established a Cash Collateral Account with Citibank in New York, New York (collectively, the "Cash Collateral Accounts").

                          (b)      As collateral security for the Obligations,
each Borrower hereby transfers, assigns and pledges to the Agent and grants to the Agent a Lien on and security interest in, for the benefit of the Secured Parties on a first priority basis, all of the right, title and interest of such Borrower in its Cash Collateral Account and all cash, deposits, Cash Equivalents and other instruments held in such Cash Collateral Account as security for the





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Obligations.  The Agent shall possess sole dominion and control over each Cash
Collateral Account. As long as any of the Obligations remain unpaid or any of the Commitments are outstanding, neither the Borrowers nor any Person or entity claiming by, through or under the Borrowers shall have any control over the use of, or any right to effect a withdrawal from, any of the Cash Collateral Accounts. All amounts in the Cash Collateral Accounts shall be applied to the Obligations by the Agent as specified in Section 2.17(e).

                          (c)  Each Borrower shall instruct its account debtors
to mail their remittances to one or more lockboxes or cause such amounts to be deposited into blocked accounts approved by the Agent from time to time and each Borrower agrees to take all steps necessary or desirable to cause such Borrower's account debtors to mail their remittances to such lockbox for processing for deposit in such Borrower's Cash Collateral Account.

                          (d)  Each Borrower shall cause to be deposited in its
Cash Collateral Account all immediately available funds payable to it other than through the lockbox. To the extent that any Borrower maintains a deposit account (other than in connection with any lockbox), such Borrower shall, or shall cause, all immediately available funds in such account to be wired to its Cash Collateral Account on a regular basis and in no event less frequently than as reasonably requested by Agent.

                          (e)      Each Borrower agrees that all immediately
available funds in its Cash Collateral Account shall be applied first to accrued and unpaid interest on the Loans to the extent due and payable, next to the outstanding principal amount of the Swing Loans then outstanding and, if no Swing Loans are outstanding, to the Revolving Credit Loans then outstanding and finally to any other Obligations then due and payable. If there are no Loans outstanding and no other Obligations then due and payable, then all such immediately available funds in such Cash Collateral Account shall be retained therein to cash collateralize the Letter of Credit Obligations owed, directly or indirectly, by such Borrower then outstanding except that (i) if there is no Default or Event of Default then continuing, the excess of the sum of such funds in the Cash Collateral Account plus the Borrowing Base of such Borrower over the Letter of Credit Obligations of such Borrower then outstanding shall be released to such Borrower and (ii) as long as a Default





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or an Event of Default is continuing, no funds shall be released to the
Borrowers as long as any of the Obligations remain unpaid. If (A) the only Loans outstanding are Eurodollar Rate Loans, (B) there are no Letter of Credit Obligations immediately due and payable, (C) the application of such immediately available funds will cause the Borrowers to incur an obligation under Section 10.4 and (D) there is no Default or Event of Default then continuing, then all such immediately available funds in the Cash Collateral Account shall be retained therein until one of the conditions set forth in clauses (A) through (D) are no longer met, in which case such immediately available funds shall be applied in accordance with the first sentence of
Section 2.17(e).

                          2.18.  SWING ADVANCES.  (a) The Swing Advance Bank,
in its sole discretion, on the terms and subject to the conditions contained in this Agreement, may make advances (each a "Swing Advance") to each Borrower from time to time on any Business Day during the period from the date hereof until the day preceding the Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) the Available Credit for such Borrower, and (ii) the difference between the Swing Advance Bank's Commitment and the aggregate outstanding principal amount of the Swing Advances and the Loans made by it and its Ratable Portion of all Letter of Credit Obligations then outstanding. The Swing Advance Bank shall be entitled to rely on the most recent Borrowing Base Certificate delivered to the Agent. Within the limits set forth above, Swing Advances repaid may be reborrowed under this Section 2.18.

                          (b)  Each Swing Advance shall be made upon such
notice as the Swing Loan Bank and the Borrowers shall agree. Upon fulfillment of the applicable conditions set forth in Article III, the Swing Advance Bank will make each Swing Advance available to the Borrowers at the Agent's address referred to in Section 10.2. Unless the Borrowers advise the Swing Advance Bank to the contrary, the Swing Advance Bank may make a Swing Advance to pay any of the Obligations that are due and payable without notice or further request from the Borrowers. All Swing Advances shall be made as Base Rate Loans.

                          (c)  The Agent shall notify each Lender no less
frequently than weekly, as determined by the Agent, of the amount of the Swing Advances outstanding as of 3:00 P.M. (New York City time) as of such date (the "Computation





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Date") and each Lender's Ratable Portion thereof.  Each Lender shall before
12:00 noon (New York City time) on the next Business Day (the "Settlement Date") make available to the Agent, in immediately available funds, the amount of its Ratable Portion of the principal amount of all such Swing Advances. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Credit Loan to the relevant Borrower in the amount of such payment. The Agent shall use such funds to repay the Swing Advance to the Swing Advance Bank. To the extent that any Lender fails to make such payment to the Swing Advance Bank, the relevant Borrower shall repay such Swing Advance on demand and in any event on the Termination Date.

                          (d)      During the continuance of a Default under
Section 8.1(e), each Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Advance otherwise required to be repaid by such Lender pursuant to the preceding paragraph, which participation shall be in a principal amount equal to such Lender's Ratable Portion of such Swing Advance, by paying to the Swing Advance Bank on the date on which such Lender would otherwise have been required to make a payment in respect of such Swing Advance pursuant to the preceding paragraph, in immediately available funds, an amount equal to such Lender's Ratable Portion of such Swing Advance. If such amount is not in fact made available to the Swing Advance Bank on the date when the Swing Advance would otherwise be required to be made pursuant to the preceding paragraph, the Swing Advance Bank shall be entitled to recover such amount on demand from that Lender together with interest accrued from such date at the Federal Funds Rate for three Business Days and thereafter at the rate of interest then applicable to the Loans. From and after the date on which any Lender purchases an undivided participation interest in a Swing Advance pursuant to this paragraph (d), the Swing Advance Bank shall promptly distribute to such Lender such Lender's Ratable Portion of all payments of principal and of interest on such Swing Advance, other than those received from a Lender pursuant to Section 2.16 or this or the preceding paragraph (c). If any payment made by or on behalf of any Borrower and received by the Swing Advance Bank with respect to any Swing Advance is rescinded or must otherwise be returned by the Swing Advance Bank for any reason and the Swing Advance Bank has made a payment to the Agent, on account thereof, each Lender shall, upon notice to the Swing Advance Bank, forthwith pay over to the Swing Advance Bank an amount equal to such Lender's pro rata share of the





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payment so rescinded or returned based on the respective amounts paid in respect thereof to the Lenders pursuant to the preceding paragraph (c).

                          2.19.  PAYMENT ON ACCOUNT OF COLLATERAL.   Any cash
held by the Agent as Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after exercise by the Agent of its remedies under the Collateral Documents) shall be applied by the Agent:

                          First, to the payment of the costs and expenses of
such sale, including, without limitation, reasonable expenses of the Agent and its agents including the fees and expenses of its counsel, and all expenses, liabilities and advances made or incurred by the Agent in connection therewith;

                          Next, to the Swing Loan Bank for the payment in full
of the accrued and unpaid interest on the Swing Loans and then to the principal amount of the Swing Loans; and

                          Next, to the Lenders, PRO RATA, for the payment in
full of accrued and unpaid interest on the Revolving Credit Loans and then to the principal amount of the Revolving Credit Loans; and

                          Next, to the Agent to cash collateralize any Letter
of Credit Obligations in accordance with Section 8.3; and

                          Next, to pay any other Obligations then due and
owing; and

                          Finally, subject to the terms of the Intercreditor
Agreement, after payment in full of all of the Obligations, to the payment to the relevant Borrower or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

                          2.20.  INTERCREDITOR AGREEMENT.  Each of the parties
hereto agrees and acknowledges to be bound by the terms of the Intercreditor Agreement.


                                  ARTICLE III





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                             CONDITIONS OF LENDING

                          3.1.  CONDITIONS PRECEDENT TO INITIAL LOANS AND
LETTERS OF CREDIT. The obligation of each Lender to make its initial Loan and of each Issuer to issue its initial Letter of Credit is subject to satisfaction of the conditions precedent that the Agent shall have received, on the Closing Date, the following, each dated the Closing Date unless otherwise indicated, in form and substance satisfactory to the Agent and (except for the Notes) in sufficient copies for each Lender:

                          (a)  The Notes to the order of the Lenders,
respectively.

                          (b)  Certified copies of (i) the resolutions of the
Board of Directors of each Loan Party approving each Loan Document and each Related Document to which it is a party, and (ii) all documents evidencing other necessary corporate action and required governmental and third party approvals, licenses and consents with respect to each Loan Document and each Related Document and the transactions contemplated thereby.

                          (c)  A copy of the articles or certificate of
incorporation of each Loan Party and of each of its Subsidiaries which is not a Loan Party certified as of a recent date by the Secretary of State of the state of incorporation of such Loan Party or Subsidiary, together with certificates of such official attesting to the good standing of each such Loan Party and Subsidiary, and a copy of the certificate of incorporation and the By-Laws of each Loan Party and of each of its Subsidiaries certified as of the Closing Date by the Secretary or an Assistant Secretary of each such Loan Party or Subsidiary.

                          (d)  A certificate of the Secretary or an Assistant
Secretary of each Loan Party certifying the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party.

                           (e)  A copy of each Related Document, certified as
being complete and correct by a Responsible Officer of a Borrower.





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                          (f)  The Security Agreement, duly executed by each of
the Borrowers, together with:

                                    (i)  acknowledgment copies of proper
                 Financing Statements (Form UCC-1) duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the Lien created by the Security Agreement;

                                   (ii)  certified copies of Requests for
                 Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements which name each Borrower or any Subsidiary of each Borrower (under its present name or any previous name) as debtor and which are filed in the jurisdictions referred to in said paragraph (i) above, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Agreement, other than the Liens permitted by
                 Section 7.1); and

                            (iii) evidence that the insurance required by the terms of the Collateral Documents and by Section 6.4 is in full force and effect.

                          (g)  An Intellectual Property Security Agreement,
duly executed by each Borrower.

                          (h)  Duly executed and acknowledged Mortgage, in
recordable form for each parcel of each Borrower's Real Estate specified on
Schedule 4.22(a), together with:

                                    (i)  ALTA mortgagee's title insurance
                 policies (the "Title Insurance Policies") issued by a title company acceptable to the Agent, in such form and amounts as are acceptable to the Agent, insuring that each such Mortgage is a valid first priority Lien on the Real Estate, subject only to such exceptions to title as shall be acceptable to the Agent in its sole discretion and containing extended coverage such endorsements and affirmative insurance as the Agent may require and as are obtainable in the applicable jurisdiction (together with copies of documents affecting title), and true copies of each document, instrument or certificate required by the terms of each such policy, Mortgage to be, or have been, filed, recorded, executed or delivered in connection therewith;





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                                   (ii)  opinions satisfactory to the Agent of
                 local counsel retained by the Borrowers with respect to the validity and enforceability of such Mortgage and such other matters as may be reasonably required by the Agent; and

                                  (iii)  duly executed UCC-1 Financing
                 Statements under the applicable Uniform Commercial Code to be filed inconnection with such Mortgages, in form and substance satisfactory to the Agent, to perfect the Lien created by the applicable Mortgage;

                                   (iv)  surveys as to all Real Estate in
                 respect of which is delivered a Mortgage, or as may be reasonably required by the Agent, certified to the Agent and the title insurance company issuing the Title Insurance Policies by a registered Land Surveyor no more than thirty
                 (30) days prior to the Closing Date and complying with the minimum detail requirements for land title surveys as adopted by the American Land Title Association and American Congress on Surveying and Mapping each in form and substance satisfactory to the Agent;

                                    (v)  proof of payment of all title insurance
                 premiums, documentary, stamp or intangible taxes, recording fees and mortgage taxes payable in connection with the recording of any of the Loan Documents or the issuance of the Title Insurance Policies; and

                                   (vi)  copies of all Leases and amendments,
                 modifications and extensions with respect thereto.

                          (i)  The following letters addressed to the Agent on
behalf of the Lenders and the Issuers: (i) a letter from Holdings stating that the Agent and the Lenders may have access to the books and records of the Borrowers as set forth in the Credit Agreement and the Loan Documents and (ii) a letter from Aurora Investment Co., the landlord at the Bedford Heights, Ohio warehouse stating that upon the occurrence and during the continuance of an Event of Default, the Agent and the Lenders may use such warehouse to hold and sell the Collateral and otherwise exercise its remedies under the Collateral Documents for a rental payment equal to the lower of the rent due and payable under the Lease covering such warehouse and the fair market value rent





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for such warehouse as agreed to by the Agent and such landlord.

                          (j)  A favorable opinion of Shereff, Friedman,
Hoffman & Goodman, counsel to the Loan Parties, in substantially the form of Exhibit F, and as to such other matters as any Lender through the Agent may reasonably request.

                          (k)  A Borrowing Base Certificate, executed by a
Responsible Officer of each Borrower, satisfactory to the Agent.

                          (l)  A certificate of the treasurer or chief
financial officer of the Borrowers (attached to which shall be pro forma balance sheets of each Borrower as of March 31, 1994), stating that each Borrower is Solvent after giving effect to the initial Loans, the application of the proceeds thereof in accordance with Section 6.10 and the payment of all estimated legal, accounting and other fees related hereto and thereto.

                          (m)  A certificate, signed by a Responsible Officer
of each Borrower, stating that each of the conditions specified in Sections 3.2(b) and (g), and 3.3(a) has been satisfied.

                          (n)  A Perfection Certificate, executed by a
Responsible Officer of each Borrower, satisfactory to the Agent.

                          (o)  A copy of a letter from the Borrowers'
independent public accountants regarding (i) the Lenders' reliance upon such accountant's professional services and on the reports and other financial information delivered by such accountants in connection with the extension of credit from time to time under this Agreement and in connection with the preparation, review, execution, delivery, amendment, modification, administration, collection and/or enforcement of this Agreement or any of the other Loan Documents and (ii) such other matters as shall be reasonably requested by the Lenders, in form and substance satisfactory to the Agent.

                          (p)  Blocked account agreement(s) from National City
Bank and from Barnett Bank, each in form and substance satisfactory to the Agent.





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                         (q)  The Pledge Agreement, duly executed by the parties
thereto, together with:

                               (i)  certificates representing the Pledged
                 Shares (as defined in each Pledge Agreement) and undated stock powers for such certificates executed in blank; and

                              (ii) evidence that all action necessary or, in the opinion of the Agent, desirable to perfect and protect the Lien created by each Pledge Agreement have been taken.

                          (r)  The Intercorporate Agreement, the Tax Sharing
Agreement and the Trademark License Agreement shall be in form and substance satisfactory to the Lenders.

                          (s)  All documents necessary to effectuate the
transfer of assets and assumption of Indebtedness in connection with the Reorganization shall be in form and substance satisfactory to the Lenders (including, without limitation, the agreements, documents and instruments relating to the termination of the Existing Waxman Industries Credit Agreement and the release of the Liens thereunder).

                          (t)  The Intercreditor Agreement, executed by the
parties thereto substantially in the form of Exhibit M hereto.

                          (u)  Such additional documents, information and
materials as any Lender, through the Agent, may reasonably request.

                          3.2.  ADDITIONAL CONDITIONS PRECEDENT TO INITIAL
LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make its initial Loan and of each Issuer to issue its initial Letter of Credit is subject to the further conditions precedent that:

                          (a)  Each of the Related Documents shall be in form
and substance satisfactory to the Lenders.

                          (b)  On the Closing Date, the following statements
shall be true:

                               (i)  There has been no change since June
               30, 1993 in the corporate, capital or legal structure





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                 of Holdings, the Company or any Borrower or any of their
                 respective Subsidiaries except as set forth in the Disclosure Document and the Public Filings without the consent of the Lenders and the Agent;

                               (ii)  All necessary governmental and third
                 party approvals required to be obtained by any Loan Party in connection with the transactions contemplated hereby, its obtaining the Loans and Letters of Credit, the issuance of the Debentures to be issued on the Closing Date and the Corporate Restructuring have been obtained (other than the consent required pursuant to the Indenture relating to the Convertible Debentures and pursuant to the Islip IRB);

                              (iii)  There exists no claim, action, suit,
                 investigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or, to the knowledge of Holdings, the Company or any Borrower, threatened in any court or before any arbitrator or Governmental Authority which relates to the financing hereunder, the Exchange Offer and Consent Solicitation or the 12 1/4% Consent Solicitation or which, if adversely determined, would have a Material Adverse Effect;

                               (iv)  Holdings shall have exchanged for at
                 least $50,000,000 of Existing Senior Subordinated Notes its Exchange Notes and warrants to purchase Holdings' common stock and the consents required under the Exchange Offer and Consent Solicitation and the 12 1/4% Consent Solicitation shall have been obtained;

                                (v)  The Borrowers shall have received
                 $15,000,000 in proceeds from the Term Loan Lenders pursuant to the Term Loan Credit Agreement; and

                               (vi)  There shall exist no default (or event
                 which would constitute a default with the giving of notice or lapse of time) under any existing debt instrument of Holdings, the Company, any Borrower or any of its Subsidiaries (other than those defaults previously disclosed to the Lenders and set forth on Schedule 4.2).

                          (c)  All costs and accrued and unpaid fees and
expenses (including, without limitation, legal fees and existing expenses) required to be paid to the Lenders on or





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before the Closing Date, including, without limitation, those referred to in
Sections 2.4, 2.16 and 10.4, to the extent then due and payable, shall have been paid.

                          (d)  No Lender in its sole judgment exercised
reasonably shall have determined (i) that there has been any Material Adverse Change since March 31, 1994 except as set forth in the Disclosure Document and the Public Filings, or (ii) that there has occurred any adverse change which such Lender deems material, in its sole judgment, exercised reasonably, in the financial markets generally, since the date hereof.

                          (e)  No Lender, in its sole judgment, exercised
reasonably, shall have determined that there is any claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or Governmental Authority which, if adversely determined, would have a Material Adverse Effect.

                          (f)  Each Lender shall be satisfied, in its sole
judgment, exercised reasonably, that the corporate, capital, legal and management structure of Holdings, the Company, each Borrower and its Subsidiaries, and that the nature and status of all Contractual Obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting Holdings, the Company, each Borrower or any of its Subsidiaries is not different from that described in the Disclosure Document or the Public Filings.

                          (g)  After giving effect to the transactions
contemplated to occur on the Closing Date and after giving effect to the payment of all of the fees incurred in connection therewith owing to the Lenders and the underwriters (other than legal and other similar fees), the excess of the lesser of (I) the Commitments hereunder and (II) the sum of the Borrowing Bases of all of the Borrowers over the Loans and Letters of Credit Obligations to be incurred hereunder on the Closing Date shall be no less than $15,000,000.

                          3.3.  CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF
CREDIT. The obligation of each Lender to make any Loan (including the Loan being made by such Lender on the Closing Date) and of each Issuer to issue any Letter of





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Credit shall be subject to the further conditions precedent that:

                          (a)  The following statements shall be true on the
date of such Loan or issuance, before and after giving effect thereto and to the application of the proceeds therefrom and to such issuance (and the acceptance by the relevant Borrower of the proceeds of such Loan or such Letter of Credit shall constitute a representation and warranty by the Borrowers that on the date of such Loan or issuance such statements are true):

                               (i)  The representations and warranties
                 contained in Article IV and of each Loan Party in the other Loan Documents are correct on and as of such date as though made on and as of such date; and

                              (ii) No Default or Event of Default exists or will result from any Loan being made or Letter of Credit being issued on such date.

                          (b)  The making of the Loans or the issuance of such
Letter of Credit on such date does not violate any Requirement of Law and is not enjoined, temporarily, preliminarily or permanently.

                          (c)  The Agent shall have received such additional
documents, information and materials as any Lender or Issuer, through the Agent, may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                          To induce the Lenders and the Agent to enter into
this Agreement, the Company and each Borrower represents and warrants to the Lenders and the Agent that:

                          4.1.  CORPORATE EXISTENCE; COMPLIANCE WITH LAW.  Each
Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except for failures which could not in the aggregate have a reasonable likelihood of having a Material Adverse Effect; (iii) has all





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requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted;
(iv) is in compliance with its certificate of incorporation and by-laws; (v) is in compliance with all other applicable Requirements of Law except for such non-compliances which could not in the aggregate have a reasonable likelihood of having a Material Adverse Effect; and (vi) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents or approvals which can be obtained by the taking of ministerial action to secure the grant or transfer thereof or failures which could not in the aggregate have a reasonable likelihood of having a Material Adverse Effect.

                          4.2.  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE
OBLIGATIONS. (a) The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the consummation of the transactions related to the financing contemplated hereby:

                               (i)  are within such Loan Party's corporate
                 powers;

                              (ii) have been duly authorized by all necessary corporate action, including, without limitation, the consent of stockholders where required;

                             (iii) do not and will not (A) contravene any Loan Party's or any of its Subsidiaries' respective certificate of incorporation or by-laws or other comparable governing documents, (B) violate any other applicable Requirement of Law (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System), or any order or decree of any Governmental Authority or arbitrator,
                 (C) except as set forth on Schedule 4.2, conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries which provides for payments of more than $1,000,000 in any one year of any Loan Party or any of its Subsidiaries other





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                 than those which, in the aggregate,have no reasonable
                 likelihood of having a Material Adverse Effect, or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries, other than those in favor of the Agent pursuant to the Collateral Documents; and

                              (iv)  do not require the consent of,
                 authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than (A) those which have been obtained or made and copies of which have been or will be delivered to the Agent pursuant to Section 3.1, and each of which on the Closing Date will be in full force and effect and (B) those which if not obtained in the aggregate have no reasonable likelihood of having a Material Adverse Effect.

                          (b)  This Agreement has been, and each of the other
Loan Documents will have been upon delivery thereof pursuant to Section 3.1, duly executed and delivered by each Loan Party thereto. This Agreement is, and the other Loan Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Loan Party thereto, enforceable against it in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditor's rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                          (c)  The execution, delivery and performance by each
Loan Party of the Related Documents to which it is a party and the consummation of the transactions contemplated thereby, including, without limitation, the issuance of the Debentures:

                               (i)  are within such Loan Party's respective
                 corporate powers;

                              (ii) have been duly authorized by all necessary corporate action, including, without limitation, the consent of stockholders where required;





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                             (iii)  do not and will not (A) contravene or
                 violate any Loan Party's or any of its Subsidiaries' respective certificate of incorporation or by-laws or other comparable governing documents, (B) violate any other Requirement of Law, or any order or decree of any Governmental Authority or arbitrator, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any Contractual Obligation of any Loan Party or any of its Subsidiaries, except such as in the aggregate have no reasonable likelihood of having a Material Adverse Effect or (D) result in the creation or imposition of any Lien upon any of the property of any Loan Party or any of its Subsidiaries; and

                              (iv)  do not require the consent of,
                 authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, other than (A) those which will have been obtained at the Closing Date, each of which will be in full force and effect on the Closing Date, and (B) those which in the aggregate, if not obtained, would have no reasonable likelihood of having a Material Adverse Effect.

                          (d)  Each of the Related Documents has been or at the
Closing Date will have been duly executed and delivered by each Loan Party party thereto and at the Closing Date will be the legal, valid and binding obligation of each Loan Party party thereto, enforceable against it in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditor's rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                          4.3.  TAXES.  All federal, state, local and foreign
tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by each Loan Party or any of its Tax Affiliates have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns, are required to be filed, except for inadvertent omissions which could not in the aggregate have





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any Material Adverse Effect.  All such Tax Returns are correct in all material respects, and all taxes, charges and other impositions shown thereon to be due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof, except where contested in good faith and by appropriate proceedings if (i) adequate reserves therefor have been established on the books of such Loan Party or such Subsidiary in conformity with GAAP and (ii) all such non-payments could not in the aggregate have any reasonable likelihood of having a Material Adverse Effect. Proper and accurate amounts have been withheld by each Loan Party and each of its respective Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Except as set forth on Schedule 4.3, none of the Loan Parties or any of their Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges; (ii) agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; or (iii) any obligation under any written tax sharing agreement, other than the Tax Sharing Agreement.

                          4.4.  FULL DISCLOSURE.  (a)  The written statements
prepared or furnished by or on behalf of any Loan Party or any of its Affiliates (other than the Ideal Subsidiaries) in connection with the Loan Documents, the Related Documents and the consummation of the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein not misleading. All facts known to any Loan Party which are material to an understanding of the financial condition, business, properties or prospects of the Loan Parties and their Subsidiaries taken as one enterprise have been disclosed to the Lenders. Each Lender hereby acknowledges that it has received a copy of the Disclosure Document and the Public Filings.

                          (b)  The pro forma consolidated statements of
financial condition and pro forma consolidated statements of operations of the Company and its Subsidiaries contained in





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the Disclosure Document are the unaudited consolidated financial statements of the Company and its Subsidiaries, as of the dates and for the periods specified therein, adjusted to give effect to certain events and assumptions as set forth therein.

                          (c)  The Company has delivered to each Lender a true,
complete and correct copy of the Disclosure Document. The Disclosure Document complies as to form in all material respects with all applicable requirements of all applicable state and Federal securities laws.

                          4.5.  FINANCIAL MATTERS.  (a)  The consolidated
balance sheet of Holdings and its Subsidiaries as at June 30, 1993, and the related consolidated statements of income, retained earnings and cash flows of Holdings and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen & Co., and the consolidated balance sheets of Holdings and its Subsidiaries as at March 31, 1994, and the related consolidated statements of income, retained earnings and cash flows of Holdings and its Subsidiaries for the nine months then ended, certified by the chief financial officer of Holdings, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheets as at March 31, 1994, and said statements of income, retained earnings and cash flows for the nine months then ended, to year-end audit adjustments, the consolidated financial condition of Holdings and its Subsidiaries as at such dates and the consolidated results of the operations of Holdings and its Subsidiaries for the period ended on such dates, all in conformity with GAAP.

                          (b)  Since March 31, 1994, there has been no Material
Adverse Change and there have been no events or developments that could in the aggregate reasonably be expected to have a Material Adverse Effect, other than as set forth in the Disclosure Document and the Public Filings.

                          (c)  None of Holdings nor any of its Subsidiaries had
at June 30, 1993 any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the balance sheet at such date referred to in subsection (a) above or in the notes thereto.

                          (d)  The unaudited pro forma consolidated balance
sheets of each Borrower and its consolidated Subsidiaries (the "Pro Forma Balance Sheet"), copies of which have been





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delivered to each Lender, have been prepared as of March 31, 1994, reflect as of such date, on a pro forma basis, the consolidated financial condition of each Borrower and its Subsidiaries, and the Operating Plan was reasonably based on the information available to Holdings, the Company and each Borrower at the time so furnished and on the Closing Date.

                          (e)  Each Borrower is, and on a consolidated basis
the Company and its Subsidiaries are, Solvent.

                          4.6.  LITIGATION.  There are no pending or, to the
knowledge of the Company or any Borrower, threatened actions, investigations or proceedings affecting the Company or any of its Subsidiaries before any court, Governmental Authority or arbitrator, other than those that in the aggregate, if adversely determined, could not be reasonably expected to have a Material Adverse Effect. None of the sale of any Debentures or the performance of any action by any Loan Party required or contemplated by any of the Loan Documents or the Related Documents is restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse condition has been imposed by any Governmental Authority or arbitrator upon any of the foregoing transactions.

                          4.7.  MARGIN REGULATIONS.  No Borrower is engaged in
the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                          4.8.  OWNERSHIP OF BORROWER; SUBSIDIARIES.  (a)  The
authorized capital stock of the Company will consist of 9,000 shares of common stock, $0.01 par value per share, of which 102 shares will be issued and outstanding and 1,000 shares of Preferred Stock, $0.10 par value per share, of which no shares will be issued and outstanding. All of the outstanding capital stock of the Company has been validly issued, is fully paid and non-assessable and is owned beneficially and of record by Holdings. No authorized but unissued shares, no treasury shares and, to the best knowledge of the Company or any Borrower, no other outstanding shares of capital stock of the Company are subject to any option, warrant, right of conversion or purchase or any similar right. There are no agreements or understandings





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with respect to the voting, sale or transfer of any shares of capital stock of the Company, or to the best knowledge of the Company or any Borrower, any agreement restricting the transfer or hypothecation of any such shares, other than in respect of the pledges thereof and covenants pursuant to the Related Documents or pursuant to the Indenture relating to the Existing 12 1/4% Senior Secured Notes and the Existing Floating Rate Senior Secured Notes (or, after the Proposed Restructuring, pursuant to the Indenture relating to the Proposed Notes).

                          (b)  Set forth on Schedule 4.8 hereto is a complete
and accurate list showing all Subsidiaries of the Company and, as to each such Subsidiary, the jurisdiction of its incorporation, the number of shares of each class of Stock authorized, the number outstanding on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Company. No Stock of any Subsidiary of the Company is subject to any outstanding option, warrant, right of conversion or purchase or any similar right. All of the outstanding capital Stock of each such Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Company, free and clear of all Liens, other than those granted or to be granted pursuant to the Related Documents or the Indenture relating to the Existing 12 1/4% Senior Secured Notes and the Existing Floating Rate Senior Secured Notes (or, after the Proposed Restructuring, pursuant to the Indenture relating to the Proposed Notes) in respect of the Company's direct Subsidiaries. Neither the Company nor any such Subsidiary is a party to, or has knowledge of, any agreement restricting the transfer or hypothecation of any shares of Stock of any such Subsidiary, other than the Loan Documents and the Related Documents. The Company does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person other than such Subsidiaries and the Investments permitted by
Section 7.6.

                          4.9.  ERISA.  (a)  Schedule 4.9 lists all Plans
maintained or contributed to by any Loan Party or any of its Subsidiaries and all Qualified Plans maintained or contributed to by any ERISA Affiliate and separately identifies all Title IV Plans, all Multiemployer Plans, all Qualified Plans, all unfunded Pension Plans, all multiple employer plans subject to Section 4064 of ERISA and all Retiree Welfare Plans.





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                          (b)  Each Qualified Plan has been determined by the
IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of any Loan Party nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                          (c)  Each Plan, Qualified Plan and Pension Plan is in
compliance in all material respects with its terms and with applicable provisions of ERISA and the Code, including, without limitation, the filing of reports required under ERISA or the Code which are true and correct in all material respects as of the date filed, and with respect to each such plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such plan.

                          (d)  None of any Loan Party, any of its Subsidiaries
or any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Qualified Plan.

                          (e)  There are no Title IV Plans.

                          (f)  There are no Retiree Welfare Plans.

                          (g)  With respect to each Pension Plans, other than
Qualified Plans, the present value of the liabilities for all participants under each such plan using the actuarial assumptions utilized by the PBGC upon termination of plan does not exceed $500,000.

                          (h)  Except as set forth on Schedule 4.9, there has
been no, nor is there reasonably expected to occur, any ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan.

                          (i)  Except as set forth on Schedule 4.9, there are
no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (i) any Plan, Pension Plan or Qualified Plan or its assets,
(ii) any fiduciary with respect to any Plan, Pension Plan or Qualified Plan or
(iii) any Loan Party, any of its





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Subsidiaries or any ERISA Affiliate with respect to any Plan.

                          (j)  Except as set forth on Schedule 4.9, none of any
Loan Party, any of its Subsidiaries or any ERISA Affiliate has incurred or has any reasonable likelihood of incurring any Withdrawal Liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in any such liability).

                          (k)  Except as set forth on Schedule 4.9, within the
last five years no Loan Party, any of its Subsidiaries or any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity.

                          (l)  Each Loan Party, each of its Subsidiaries and
each ERISA Affiliate has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder, except for non-compliances which could in the aggregate not be reasonably expected to have a Material Adverse Effect.

                          (m)  No Loan Party nor any of its Subsidiaries has
engaged in a prohibited transaction, as defined in Section 4975 of the Code or
Section 406 of ERISA, in connection with any Plan, Pension Plan or Qualified Plan which would subject or has any reasonable likelihood of subjecting any Loan Party or any of its Subsidiaries (after giving effect to any exemption) to a tax on prohibited transactions imposed by Section 4975 of the Code or any other liability which could reasonably be expected to have a Material Adverse Effect.

                          (n)  Except as set forth on Schedule 4.9, no
liability under any Plan, Pension Plan or Qualified Plan (whether terminated or on-going) has been funded or satisfied through the purchase of a contract from an insurance company that is not rated AA or better by Standard & Poor's Corporation or any equivalent or higher rating by any other nationally recognized rating agency.

                           (o)  No Loan Party, none of its Subsidiaries and no
ERISA Affiliate has any liability under any terminated





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"employee benefit plan", as defined in Section 3(3) of ERISA.

                          (p)  The present value of the liability, if any, with
respect to all unfunded Pension Plans of any Loan Party, each of its Subsidiaries and each ERISA Affiliate is reflected on the most recent audited financial statements delivered to the Lenders pursuant to this Agreement.

                          4.10.  LIENS.  As of the Closing Date, there are no
Liens of any nature whatsoever on any properties of any Borrower or any of its Subsidiaries other than those permitted by Section 7.1. As of the Closing Date, the Liens granted by the Borrowers to the Agent pursuant to the Collateral Documents are fully perfected first priority Liens in and to the Collateral (except for such Collateral for which the Agent has not taken appropriate action to perfect with respect thereto).

                          4.11.  RELATED DOCUMENTS; INDENTURES.  None of the
Related Documents or any Indenture has been amended or modified in any respect and no provision therein has been waived (except as contemplated by the Exchange Offer and Consent Solicitation and the 12 1/4% Consent Solicitation), and each of the representations and warranties therein are true and correct in all material respects and no default or event which with the giving of notice or lapse of time or both would be a default has occurred thereunder.

                          4.12.  NO BURDENSOME RESTRICTIONS; NO DEFAULTS.  (a)
No Loan Party nor any of its Subsidiaries (i) is a party to any Contractual Obligation the compliance with which could reasonably be expected to have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, will result in the creation of a Lien (other than a Lien granted pursuant to a Loan Document or Liens permitted by Section 7.1) on the property or assets of any thereof, or (ii) is subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect.

                          (b)  No Loan Party or Subsidiary of any Loan Party is
in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of any Loan Party, no other party is in default under or with respect to any Contractual Obligation owed to any Loan Party or to any Subsidiary of a Loan Party, other than those defaults which





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could in the aggregate not be reasonably expected to have a Material Adverse
Effect.

                          (c)  No Event of Default or Default has occurred and
is continuing.

                          (d)  There is no Requirement of Law the compliance
with which by any Loan Party could reasonably be expected to have a Material Adverse Effect.

                          4.13.  NO OTHER VENTURES.  Except as set forth on
Schedule 4.13, none of the Loan Parties or any of their Subsidiaries is engaged in any joint venture or partnership with any other Person, except as permitted by Section 7.6.

                          4.14.  INVESTMENT COMPANY ACT.  No Borrower is an
"investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. The making of the Loans by the Lenders, the application of the proceeds and repayment thereof by the Borrowers and the consummation of the transactions contemplated by the Loan Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

                          4.15.  INSURANCE.  The Loan Parties and its
Subsidiaries have, in full force and effect policies of insurance including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation and employee health and welfare insurance, which are of a nature and provide such coverage as is sufficient and as is customarily carried by companies of the size and character of such Person. No Loan Party nor any of its Subsidiaries has been refused insurance for which it applied or had any policy of insurance terminated (other than at its request).

                          4.16.  LABOR MATTERS.  (a)  There are no strikes,
work stoppages, slowdowns or lockouts pending or, to such Person's knowledge, threatened against or involving any Loan Party or any of their respective Subsidiaries, other than those which could in the aggregate not be reasonably expected to have a Material Adverse Effect.





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                          (b)  There are no arbitrations or grievances pending
against or involving any Loan Party or any of their respective Subsidiaries, nor, to such Person's knowledge, are there any arbitrations or grievances threatened involving any Loan Party or any of their respective Subsidiaries, other than those which, in the aggregate, if resolved adversely to such Loan Party or such Subsidiary, could not be reasonably expected to have a Material Adverse Effect.

                          (c)  Except as set forth on Schedule 4.16, as of the
Closing Date, no Loan Party nor any of its Subsidiaries is a party to, or has any obligations under, any collective bargaining agreement.

                          (d)  There is no organizing activity involving any
Loan Party or any of its Subsidiaries pending or, to such Person's knowledge, threatened by any labor union or group of employees, other than those which could in the aggregate not be reasonably expected to have a Material Adverse Effect. There are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any of its Subsidiaries has made a pending demand for recognition, other than those which could in the aggregate not be reasonably expected to have a Material Adverse Effect.

                          (e)  There are no unfair labor practices charges,
grievances or complaints pending or in process or, to such Person's knowledge, threatened by or on behalf of any current or former employee or group of current or former employees of any Loan Party or any of their respective Subsidiaries, other than those which in the aggregate, if adversely determined, could not be reasonably expected to have a Material Adverse Effect.

                          (f)  There are no complaints or charges against any
Loan Party or any of its Subsidiaries pending or, to the best of such Person's knowledge, threatened to be filed with any federal, state or local court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment by such Loan Party or any of such Subsidiaries of any individual, other than those which in the aggregate, if resolved adversely, could not be reasonably expected to have a Material Adverse Effect.





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                          (g)  Each Loan Party and each of their respective
Subsidiaries are in compliance with all laws, and all orders of any court, Governmental Authority or arbitrator, relating to the employment of labor, including without limitation all such laws relating to wages, hours, collective bargaining, discrimination, civil rights, and the payment of withholding and/or social security and similar taxes, except for such non-compliances which could in the aggregate not be reasonably expected to have a Material Adverse Effect.

                          4.17.  FORCE MAJEURE.  Neither the business nor the
properties of any Loan Party or any of their respective Subsidiaries are currently suffering from the effects of any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), other than those which could in the aggregate not be reasonably expected to have a Material Adverse Effect.

                          4.18.  USE OF PROCEEDS.  The proceeds of the Loans
are being used by the Loan Parties solely as follows: (a) to consummate the Refinancing, for the payment of related transaction costs, fees and expenses, for the payment of interest on the Loans and the Debentures; and (b) for general working capital and corporate purposes; provided that no Loans may be used to make any optional prepayments in respect of the Term Loan Agreement or any repayment of the Loan on the Termination Date (as defined in the Term Loan Agreement).

                          4.19.  ENVIRONMENTAL PROTECTION.  Except as disclosed
on Schedule 4.19:

                          (a)      The operations of each Loan Party and each
of their respective Subsidiaries or tenants comply with all Environmental Laws other than such non-compliance the consequences of which could in the aggregate not be reasonably expected to have a Material Adverse Effect;

                          (b)  Each Loan Party and each of their respective
Subsidiaries have obtained all environmental, health and safety Permits necessary for their operations, and all such Permits are in good standing and each Loan Party and each of their respective Subsidiaries are in compliance with the terms and conditions of such Permits other than such non-compliance or failure to obtain such Permits, the conse-





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quences of which could in the aggregate not be reasonably expected to have a
Material Adverse Effect;

                          (c)      No Loan Party or any of their respective
Subsidiaries or any of their respective currently or previously owned or leased property or operations is subject to any outstanding or to best of such Person's knowledge, threatened, order from or agreement with any Governmental Authority or other Person or is subject to any judicial or docketed administrative proceeding respecting (i) Environmental Laws, (ii) Remedial Action or (iii) any Environmental Liabilities and Costs arising from a Release or threatened Release, other than those the consequences of which could in the aggregate not be reasonably expected to have a Material Adverse Effect;

                          (d)      To the best of the Loan Parties' or their
Subsidiaries' knowledge, there are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of any Loan Party or any of their respective Subsidiaries or tenants which may give rise to any Environmental Liabilities and Costs other than those which could in the aggregate not be reasonably expected to have a Material Adverse Effect;

                          (e)      No Loan Party or any of their respective
Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ., the regulations thereunder or any state analog. Each Loan Party and each of their respective Subsidiaries is in compliance with all applicable financial responsibility requirements of all Environmental Laws, including, without limitation, those contained in 40 C.F.R., parts 264 and 265, subpart H, and any state equivalents;

                          (f)      No Loan Party nor any of its Subsidiaries
has filed or failed to file any notice required under any applicable Environmental Law reporting a Release;

                          (g)      There are no conditions or circumstances
which may give rise to any Environmental Liabilities and Costs arising from the operations of any Loan Party or any of its Subsidiaries, including, without limitation, Environmental Liabilities and Costs, that have any reasonable likelihood of exceeding $250,000 in the aggregate associated with any operations of or ownership of property by any Loan Party or any of its Subsidiaries;





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                          (h)  No Environmental Lien and no unrecorded
Environmental Lien has attached to any property of any Loan Party or any of its Subsidiaries;

                          (i)  There is not now on or in the property owned,
leased or operated by any Loan Party or any of its Subsidiaries (i) any underground storage tanks or surface impoundments, (ii) any asbestos-containing material, or (iii) any polychlorinated biphenyls ("PCBs") used in electrical or other equipment which has any reasonable likelihood of having a Material Adverse Effect; and

                          (j)  Each Loan Party has provided to the Agent a
complete and accurate copy of every report, audit, analysis, and investigation prepared by it or on its behalf related to environmental and health and safety matters conducted with respect to their currently or previously owned or leased property or operations.

                          4.20.  TRANSACTION COSTS AND FEES.  The Loan Parties
have previously delivered to the Agent, in a form acceptable to the Agent, an estimate and a description of all costs, fees and expenses of the Loan Parties and their Subsidiaries in connection with the Reorganization and the financing thereof.

                          4.21.  INTELLECTUAL PROPERTY.  The Loan Parties and
its Subsidiaries own or license or otherwise have the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including, without limitation, all Intellectual Property as defined in the Intellectual Property Security Agreement) that are necessary for the operations of their respective businesses, without, to the best of its knowledge, infringement upon or conflict with the rights of any other Person with respect thereto, including, without limitation, all trade names associated with any private label brands of any Loan Party or any of its Subsidiaries. To the best knowledge of the Loan Parties, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Loan Party or any of their respective Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or, to the best of its knowledge, threatened.





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                          4.22.  TITLE.  (a)  Each Borrower and their
respective Subsidiaries owns good and marketable fee simple absolute title to all of the Real Estate purported to be owned by them, which Real Estate is at the date hereof described in Schedule 4.22(a), and good and marketable title to, or valid leasehold interests in, all other properties and assets purported to be owned by any Borrower or any of their respective Subsidiaries, including, without limitation, valid leasehold interests pursuant to the Leases and all property reflected in the balance sheet referred to in Section 4.5(a), and none of such properties and assets, including, without limitation, the Real Estate and the Leases, is subject to any Lien, except Liens granted to the Agent on behalf of and for the benefit of the Secured Parties pursuant to the Loan Documents or permitted thereunder and those set forth on Schedule 4.22(a).
Each Borrower and their respective Subsidiaries have received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect such Borrower's and their respective Subsidiaries' right, title and interest in and to all such property.

                          (b)  All real property leased at the date hereof by
each Borrower or any of their respective Subsidiaries is listed on Schedule 4.22(b), setting forth information regarding the commencement date, termination date, renewal options (if any) and annual base rents for the Fiscal Years 1992 and 1993. Each of such leases is valid and enforceable in accordance with its terms and is in full force and effect. Each Borrower has delivered to the Agent true and complete copies of each of such leases and all documents affecting the rights or obligations of such Borrower or any of its Subsidiaries which is a party thereto, including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the leases. None of the Borrowers nor any of its respective Subsidiaries nor, to the knowledge of any Borrower, any other party to any such lease is in default of its obligations thereunder or has delivered or received any notice of default under any such lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any such lease, except for defaults which could in the aggregate not be reasonably expected to have a Material Adverse Effect.





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                          (c)  No Borrower or any of its respective
Subsidiaries owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any real property.

                          (d)  Except as permitted by Section 6.8, all water,
gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the real property owned or leased by any Borrower or any of their respective Subsidiaries are installed and operating and are sufficient to enable the real property owned or leased by any Borrower and their respective Subsidiaries to continue to be used and operated in the manner currently being used and operated, and no Borrower or any of its Subsidiaries has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof. No improvements included within the real property owned or leased by any Borrower or any of its respective Subsidiaries (collectively, "Improvements") or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the real property owned or leased by any Borrower or any of its Subsidiaries.

                          (e)  All Permits required to have been issued or
appropriate to enable all real property owned or leased by any Borrower or any of its Subsidiaries to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which could in the aggregate not be reasonably expected to have a Material Adverse Effect.

                          (f)  No Borrower nor any of its Subsidiaries has
received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by any Borrower or any of its Subsidiaries or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any real property owned or leased by any Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation.

                          (g)  No portion of any real property owned or leased
by any Borrower or any of its Subsidiaries has





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suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its original condition. No portion of any real property owned or leased by any Borrower or any of its Subsidiaries is located in a special flood hazard area as designated by any Federal Governmental Authorities.


                                   ARTICLE V

                              FINANCIAL COVENANTS

                          From and after the Closing Date and as long as any of
the Obligations or Commitments remain outstanding, unless the Majority Lenders otherwise consent in writing, the Company and each Borrower agree with the Lenders and the Agent that:

         5.1. MAXIMUM LEVERAGE RATIO. The Company shall maintain at the end of each Fiscal Quarter set forth below on a consolidated basis, a ratio of (a) Total Liabilities to (b) EBITDA for the 12 months then ending (or in the case of the Fiscal Quarter ending June 30, 1994, the product of four and EBITDA for the three months then ending or in the case of the Fiscal Quarter ending September 30, 1994, the product of two and EBITDA for the six months then ending or, in the case of the Fiscal Quarter ending December 31, 1994, the product of 1.333 and EBITDA for the nine months then ending) not in excess of the ratio set forth below opposite such Fiscal Quarter:

            For the
            Fiscal Quarter Ending on                             Maximum Ratio
            ------------------------                             -------------
            June 30, 1994                                              7.0
            September 30, 1994                                         7.0
            December 31, 1994                                          7.0

            March 31, 1995                                             7.0
            June 30, 1995 and thereafter                               6.5

         5.2. FIXED CHARGE COVERAGE RATIO. The Company shall maintain at the end of each Fiscal Quarter set forth below, a ratio of (a) EBITDA LESS Capital Expenditures (other than in respect of Capitalized Leases) LESS income taxes paid to (b) Fixed Charges, in each case determined on the basis of the four Fiscal Quarters ending on the date of determination (except that (i) in the case of the Fiscal





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Quarter ending June 30, 1994, such determination shall be made based on the three months then ending, (ii) in the case of the Fiscal Quarter ending September 30, 1994, such determination shall be made based on the six months then ending, and (iii) in the case of the Fiscal Quarter ending December 31, 1994, such determination shall be based on the nine months then ending), not less than the ratio set forth below opposite such Fiscal Quarter:

        For the
        Fiscal Quarter Ending on                             Minimum Ratio
        ------------------------                             -------------
        June 30, 1994                                              1.05
        September 30, 1994                                         1.10
        December 31, 1994                                          1.10

        March 31, 1995                                             1.05
        June 30, 1995                                              1.05
        September 30, 1995                                         1.00
        December 31, 1995                                          1.00

        March 31, 1996                                             1.00
        June 30, 1996                                              1.00
        September 30, 1996                                         1.00
        December 31, 1996                                          1.00

        March 31, 1997                                             1.00
        June 30, 1997 and thereafter                               1.30

         5.3. MAINTENANCE OF ADJUSTED NET WORTH. The Company shall maintain at the end of each month set forth below an Adjusted Net Worth of not less than the minimum amount set forth below for such month (it being understood that (13,000,000) is less than (11,000,000)):

        For Each Month in the                                 Minimum Adjusted
        Fiscal Quarter Ending On                              Net Worth
        ------------------------                              ------------------
        June 30, 1994                                           $20,000,000
        September 30, 1994                                       20,600,000
        December 31, 1994                                        21,250,000

        March 31, 1995                                           22,000,000
        June 30, 1995                                            22,800,000
        September 30, 1995                                       23,500,000
        December 31, 1995                                        24,100,000





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
March 31, 1996                                             24,700,000
June 30, 1996                                              25,500,000
September 30, 1996                                         26,500,000
December 31, 1996                                          27,350,000

March 31, 1997                                             28,200,000
June 30, 1997                                              29,000,000
September 30, 1997                                         30,000,000
December 31, 1997                                          31,000,000

March 31, 1998                                             32,000,000

         5.4. CAPITAL EXPENDITURES. The Borrowers shall not permit any Capital Expenditures the result of which is that the Capital Expenditures for the period from December 31, 1993 until such date is in excess of the maximum amount set forth below for such Fiscal Quarter in which such date falls:


                                                        Maximum Amount of
Fiscal Quarter Ending On                                Capital Expenditures
- ------------------------                                --------------------
June 30, 1994                                              $1,750,000
September 30, 1994                                          2,750,000
December 31, 1994                                           3,750,000

March 31, 1995                                              4,750,000
June 30, 1995                                               5,600,000
September 30, 1995                                          6,200,000
December 31, 1995                                           6,600,000

March 31, 1996                                              7,100,000
June 30, 1996                                               8,000,000
September 30, 1996                                          8,700,000
December 31, 1996                                           9,400,000

March 31, 1997                                             10,000,000
June 30, 1997                                              10,600,000
September 30, 1997                                         11,200,000
December 31, 1997                                          11,800,000

March 31, 1998                                             12,500,000





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         5.5.  EBITDA TO TOTAL CASH INTEREST RATIO.  The Company shall maintain at the end of each Fiscal Quarter set forth below a ratio of EBITDA to Cash Interest Expense, in each case determined based on the four Fiscal Quarters ending on the date of determination (except that (i) in the case of the Fiscal Quarter ending June 30, 1994, such determination shall be made based on the three months then ending, (ii) in the case of the Fiscal Quarter ending September 30, 1994, such determination shall be made based on the six months then ending, and (iii) in the case of the Fiscal Quarter ending December 31, 1994, such determination shall be based on the nine months then ending) of not less than the ratio set forth below for such Fiscal Quarter:

      For Each Fiscal Quarter
      Ending On                                              Minimum Ratio
      -------------                                          -------------
      June 30, 1994                                                 1.25
      September 30, 1994                                            1.30
      December 31, 1994                                             1.30

      March 31, 1995                                                1.35
      June 30, 1995                                                 1.35
      September 30, 1995                                            1.40
      December 31, 1995                                             1.40

      March 31, 1996                                                1.40
      June 30, 1996                                                 1.40
      September 30, 1996                                            1.45
      December 31, 1996                                             1.45

      March 31, 1997                                                1.50
      June 30, 1997                                                 1.50
      September 30, 1997                                            1.75
      December 31, 1997                                             1.75

      March 31, 1998                                                1.75


                                   ARTICLE VI

                             AFFIRMATIVE COVENANTS

                          As long as any of the Obligations or the Commitments
remain outstanding, unless the Majority Lenders otherwise consent in writing, each of the Company and each Borrower agrees with the Lenders and the Agent that:





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                          6.1.  COMPLIANCE WITH LAWS, ETC.  Each Loan Party
shall comply, and shall cause each of its Subsidiaries to comply in all material respects with all Requirements of Law, Contractual Obligations and Permits; PROVIDED, HOWEVER, that the Loan Parties shall not be deemed in default of this Section 6.1 if all such non-compliances in the aggregate could have no reasonable likelihood of having a Material Adverse Effect.

                          6.2.  CONDUCT OF BUSINESS.  Each Loan Party shall (a)
conduct, and shall cause each of its Subsidiaries to conduct, its business in the ordinary course consistent with past practice; (b) use, and cause each of its Subsidiaries to use, its reasonable efforts, in the ordinary course and consistent with past practice, to (i) preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with such Loan Party or any of its Subsidiaries, and (ii) keep available the services and goodwill of its present employees; (c) preserve, and cause each of its Subsidiaries to preserve, all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; and (d) perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms, covenants and conditions required to be performed and observed by it under its Contractual Obligations (including, without limitation, to pay all rent and other charges payable under any lease and all debts and other obligations as the same become due), and do, and cause its Subsidiaries to do, all things necessary to preserve and to keep unimpaired its rights under such Contractual Obligations; PROVIDED, HOWEVER, that, in the case of each of clauses (a) through (d), such Loan Party shall not deemed in default of this Section 6.2 if all such failures in the aggregate could have no reasonable likelihood of having a Material Adverse Effect.

                          6.3.  PAYMENT OF TAXES, ETC.  Each Loan Party shall
pay and discharge, and shall cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings, if adequate reserves therefor have been established on the books of such Loan Party or the appropriate Subsidiary in conformity with GAAP; PROVIDED, HOWEVER, that such Loan Party shall not be deemed in default of this Section 6.3 if all such non-payments in





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the aggregate could have no reasonable likelihood of having a Material Adverse
Effect.

                          6.4.  MAINTENANCE OF INSURANCE.  Each Loan Party
shall maintain, and shall cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates and as otherwise satisfactory to the Agent, in its sole judgment exercised reasonably, and, in any event, all insurance required by any Collateral Document. All insurance of the Borrowers shall name the Agent and the Lenders as additional insured or loss payees as its interest shall appear and shall not be cancelable except upon 30 days' prior notice to the Secured Party, each as the Agent shall determine. The Loan Parties will furnish to the Lenders from time to time such information as may be requested as to such insurance.

                          6.5.  PRESERVATION OF CORPORATE EXISTENCE, ETC.  Each
Loan Party shall preserve and maintain, and shall cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises (other than those of inactive Subsidiaries).

                          6.6.  ACCESS.  Each Borrower shall, at any reasonable
time and from time to time, permit the Agent or any of its designees, agents or representatives thereof, to (a) during normal business hours examine and make copies of and abstracts from the records and books of account of such Borrower and each of its Subsidiaries, (b) during normal business hours visit the properties of such Borrower and each of its Subsidiaries, (c) during normal business hours discuss the affairs, finances and accounts of such Borrower and each of its Subsidiaries with any of their respective officers or directors, and (d) communicate directly with such Borrower's independent certified public accountants. Except during the continuance of a Default or Event of Default, such access shall be on reasonable advance notice. The Borrowers shall authorize its independent certified public accountants to disclose to the Agent or any Lender any and all financial statements and other information of any kind, including, without limitation, copies of any management letter.





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                          6.7.  KEEPING OF BOOKS.  Each Loan Party shall keep,
and shall cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary.

                          6.8.  MAINTENANCE OF PROPERTIES, ETC.  Each Loan
Party shall maintain and preserve, and shall cause each of its Subsidiaries to maintain and preserve, (i) all of its properties which are necessary in the conduct of its business in satisfactory working order and condition, and (ii) all rights, permits, licenses, approvals and privileges (including, without limitation, all Permits) which are necessary in the conduct of its business; PROVIDED, HOWEVER, that such Loan Party shall not be deemed in default of this
Section 6.8 if all such failures in the aggregate could have no reasonable likelihood of having a Material Adverse Effect.

                          6.9.  PERFORMANCE AND COMPLIANCE WITH OTHER
COVENANTS. The Company and each Borrower shall perform and comply with, and shall cause each of its Subsidiaries to perform and comply with, each of the covenants and agreements set forth in the Related Documents and the Indentures and under each other Contractual Obligation to which it or any of its Subsidiaries is a party; PROVIDED, HOWEVER, that none of the Company or any Borrower shall be deemed in default of this Section 6.9 if all such failures in the aggregate could have no reasonable likelihood of having a Material Adverse Effect.

                          6.10.  APPLICATION OF PROCEEDS.  The Loan Parties
shall use the entire amount of the proceeds of the Loans as provided in Section 4.18.

                          6.11.  FINANCIAL STATEMENTS.  The Company and the
Borrowers shall furnish to the Lenders:

                          (a)  as soon as available and in any event within 30
days after the end of each of month, consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and consolidated and consolidating statements of income and cash flow of the Company and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, all prepared in conformity with GAAP and certified by the chief financial officer of the Company as





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fairly presenting the financial condition and results of operations of the
Company and its Subsidiaries at such date and for such period (subject to ordinary year-end audit adjustments), together with (i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrowers propose to take with respect thereto, and (ii) a schedule in form satisfactory to the Agent of the computations used by the Company in determining compliance with all financial covenants contained herein;

                          (b)  as soon as available and in any event within 45
days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of Holdings and its Subsidiaries and consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter, and consolidated statements of income and cash flow of Holdings and its Subsidiaries and consolidated and consolidating statements of income and cash flow of the Company and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all prepared in conformity with GAAP and certified by the chief financial officer of Holdings or the Company as fairly presenting the financial condition and results of operations of Holdings, the Company and its Subsidiaries at such date and for such period (subject to ordinary year-end audit adjustments), together with (i) a certificate of said officer stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which the Borrowers propose to take with respect thereto, (ii) a schedule in form satisfactory to the Agent of the computations used by the Borrowers in determining compliance with all financial covenants contained herein, and (iii) a written discussion and analysis by the management of Holdings and the Company of the financial statements furnished in respect of such Fiscal Quarter;

                          (c)  as soon as available and in any event within 90
days after the end of each Fiscal Year, consolidated and consolidating balance sheets of the Company and its Subsidiaries, and consolidated balance sheets of Holdings and its Subsidiaries as of the end of such year and consolidated and consolidating statements of income and cash flow





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of the Company and its Subsidiaries and consolidated statements of income and cash flow of Holdings and its Subsidiaries for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, without qualification as to the scope of the audit by Arthur Andersen & Co. or other independent public accountants of recognized national standing, together with (i) a certificate of such accounting firm stating that in the course of the regular audit of the business of the Holdings, the Company and each Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default or Event of Default has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, the Company's and the Borrowers' compliance with all financial covenants contained herein, and (iii) a written discussion and analysis by the management of Holdings and the Company of the financial statements furnished in respect of such Fiscal Year;

                          (d)  not later than the date on which the Borrowers
shall deliver to the Lenders the financial statements referred to in Section 6.11(c) for any Fiscal Year, a letter from the Borrowers' independent public accountants in substantially the form and substance as the letter delivered on the Closing Date pursuant to Section 3.1(o); and

                          (e)  promptly after the same are received by
Holdings, the Company and each Borrower, a copy of each management letter provided to Holdings, the Company and each Borrower (as the case may be) by its independent certified public accountants which refers in whole or in part to any inadequacy, defect, problem, qualification or other lack of fully satisfactory accounting controls utilized by Holdings, the Company and each Borrower (as the case may be) or any of its Subsidiaries.

                          6.12.  REPORTING REQUIREMENTS.  The Company and the
Borrowers shall furnish to Agent on behalf of the Lenders unless otherwise specified:





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                          (a)  a weekly Borrowing Base Certificate from each
Borrower (on such day of the week agreed to by the Agent and such Borrower), such Borrowing Base Certificate to contain Eligible Receivables information as of end of the previous week and, if the date of delivery of such Borrowing Base Certificate falls on or after the 20th day of the month, Eligible Inventory information as of the end of the immediately preceding month;

                          (b)  to the extent practicable prior to any Asset
Sale anticipated to generate in excess of $500,000 in Asset Sales Proceeds, a notice (i) describing the assets being sold and (ii) stating the estimated Asset Sales Proceeds in respect of such Asset Sale;

                          (c)  as soon as available and in any event prior to
the end of June and December of each Fiscal Year, a budget of the Company and its Subsidiaries and each Borrower and its Subsidiaries for the next succeeding twelve months, displaying on a monthly basis anticipated balance sheets, forecasted revenues, net income and cash flow, each on a consolidated basis;

                          (d)  prior to August 15, 1994, balance sheets of each
Borrower and TWI and each of their respective Subsidiaries as of March 31, 1994 (or, if later, the Closing Date), all prepared in conformity with GAAP and certified by a Responsible Officer of such Borrower or TWI as fairly presenting the financial condition of such Borrower or TWI, as the case may be, at such date (subject to year-end audit adjustments).

                          (e)  (i) promptly and in any event within 30 days
after any Loan Party, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, and (ii) promptly and in any event within 10 days after any Loan Party, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed or is reasonably expected to be filed with respect to any Qualified Plan, a written statement of the chief financial officer or other appropriate officer of such Loan Party describing such ERISA Event or waiver request and the action, if any, which such Loan Party, its Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;





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                          (f)  promptly and in any event within 30 days after
the filing thereof by any Loan Party, any of its Subsidiaries or any ERISA Affiliate, a copy of each annual report (Form 5500 Series, including Schedule B thereto) filed with respect to a Qualified Plan, and upon request by any Lender through the Agent, with respect to any other Plan or Pension Plan;

                          (g)  promptly and in any event within 20 days after
receipt thereof, a copy of any adverse notice, determination letter, ruling or opinion any Loan Party, any of its Subsidiaries or any ERISA Affiliate receives from the PBGC, DOL or IRS with respect to any Qualified Plan and, at the request of any Lender, a copy of any favorable notice, determination letter, ruling or opinion with respect thereto from any such Governmental Authority;

                          (h)  promptly and in any event within 20 days after
receipt thereof, a copy of any correspondence any Loan Party, any of its Subsidiaries or any ERISA Affiliate receives from the plan sponsor (as defined by Section 4001 (a)(10) of ERISA) of any Multiemployer Plan concerning potential Withdrawal Liability of any Loan Party, any of its Subsidiaries or any ERISA Affiliate, or notice of any reorganization with respect to any Multiemployer Plan, together with a written statement of the chief financial officer or other appropriate officer of such Loan Party of the action which such Loan Party, its Subsidiaries and ERISA Affiliates propose to take with respect thereto;

                          (i)  promptly and in any event within 30 days after
the adoption thereof, notice of (i) any amendment to a Title IV Plan which could result or results in an increase in benefits or the adoption of any new Title IV Plan, and (ii) any amendment to a, or adoption of a new, Retiree Welfare Plan, which could result or results in new or increased benefits;

                          (j)  promptly and in any event within 30 days after
receipt of written notice of commencement thereof, notice of any action, suit or proceeding before any Governmental Authority or arbitrator affecting any Loan Party, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan, Pension Plan or Qualified Plan except those which in the aggregate, if adversely determined, could have no reasonable likelihood of having a Material Adverse Effect;





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                          (k)  promptly and in any event within 30 days after
notice or knowledge thereof, notice that any Loan Party or any of its Subsidiaries has become or is likely to become subject to the tax on prohibited transactions imposed by Section 4975 of the Code, together with a copy of Form 5330;

                          (l)  promptly and in any event within 10 days after
receipt thereof by any Loan Party, any of its Subsidiaries or any ERISA Affiliate, such Loan Party shall furnish to the Agent a copy of each notice from the PBGC, received by such Loan Party, any of its Subsidiaries or any ERISA Affiliate of the PBGC's intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

                          (m)  simultaneously with the date that any Loan
Party, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan under a distress termination within the meaning of Section 4041(c) of ERISA, such Loan Party shall furnish to the Agent a copy of each such notice;

                          (n)  simultaneously with the date that any Loan
Party, any of its Subsidiaries or any ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, such Loan Party shall furnish to the Agent a copy of each notice;

                          (o)  promptly after the commencement thereof, notice
of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting any Loan Party or any of its Subsidiaries, except those which in the aggregate, if adversely determined, could have no reasonable likelihood of having a Material Adverse Effect;

                          (p)  promptly and in any event within two Business
Days after any Loan Party becomes aware of the existence of (i) any Default or Event of Default, (ii) any breach or non-performance of, or any default under, any Indenture or any Contractual Obligation which could have a reasonable likelihood of having a Material Adverse Effect, (iii) any Material Adverse Change or any event, development or other circumstance which has any reasonable likelihood of causing or resulting in a Material Adverse Change,





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telephonic or telegraphic notice in reasonable detail specifying the nature of the Default, Event of Default, breach, non-performance, default, event, development or circumstance, including, without limitation, the anticipated effect thereof, which notice shall be promptly confirmed in writing within five days;

                          (q)  promptly after the sending or filing thereof,
copies of all notices, certificates or reports delivered pursuant to any Indenture;

                          (r)  promptly after the sending or filing thereof,
copies of all reports which Holdings, the Company or any Borrower sends to its security holders generally, and copies of all reports and registration statements which Holdings, the Company, any Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange or the National Association of Securities Dealers, Inc.;

                          (s)  upon the request of the Agent, copies of all
federal, state and local tax returns and reports filed by any Borrower or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

                          (t)  promptly and in any event within 30 days of any
Borrower or any Subsidiary learning of any of the following, written notice to the Agent of any of the following:

                               (i)  any Borrower or any of its Subsidiaries
                 is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject any Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $500,000 or more;

                              (ii) the receipt by any Borrower or any of its Subsidiaries of notification that any real or personal property of any Borrower or any of its Subsidiaries is subject to any Environmental Lien;

                             (iii) the receipt by any Borrower or any of its Subsidiaries of any notice of violation of, or knowledge by any Borrower or any of its Subsidiaries that there exists a condition which might reasonably result in a violation by any Borrower or any of its Subsidiaries of, any Requirement of Law involving





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                 environmental, health or safety matters, except for such
                 violations the consequence of which in the aggregate would have no reasonable likelihood of subjecting any Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs of $500,000 or more;

                              (iv)  the commencement of any judicial or
                 administrative proceeding or investigation alleging a violation of any Requirement of Law involving environmental, health or safety matters, other than those the consequences of which in the aggregate would have no reasonable likelihood of subjecting any Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs of $500,000 or more;

                               (v)  any proposed acquisition of stock,
                 assets or real estate, or any proposed leasing of property, or any other action by any Borrower or any of its Subsidiaries other than those the consequences of which in the aggregate have no reasonable likelihood of subjecting any Borrower and its Subsidiaries collectively to Environmental Liabilities and Costs of $500,000 or more; and

                              (vi) any proposed action taken by any Borrower or any of its Subsidiaries to commence, recommence or cease manufacturing, industrial or other operations other than those the consequences of which in the aggregate have no reasonable likelihood of requiring any Borrower and its Subsidiaries to obtain additional environmental, health or safety Permits that collectively require the expenditure of $500,000 or more or become subject to additional Environmental Liabilities and Costs of $500,000 or more;

                          (u)  upon written request by any Lender through the
Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to this Section 6.12 and any other environmental, health or safety compliance obligation, remedial obligation or liability, other than those which in the aggregate have no reasonable likelihood of subjecting any Borrower and its Subsidiaries to Environmental Liabilities and Costs of $500,000 or more; and





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                          (v)  such other information respecting the business,
properties, condition, financial or otherwise, or operations of any Loan Party or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.

                          6.13.  NEW REAL ESTATE.  If, at any time, any
Borrower or any of its Subsidiaries acquires any Real Estate not covered by a Mortgage, such Borrower or such Subsidiary shall promptly execute, deliver and record a first priority mortgage in favor of the Agent on behalf and for the ratable benefit of the Secured Parties covering such Real Estate (subordinate only to such Liens as are permitted hereunder), in form and substance satisfactory to the Agent, and provide the Agent with a Title Insurance Policy covering such Real Estate in an amount equal to the purchase price of such Real Estate, and a current ALTA survey thereof, and a surveyor's certificate in form and substance satisfactory to the Agent.

                          6.14.  EMPLOYEE PLANS.  (a)  With respect to other
than a Multiemployer Plan, for each Qualified Plan hereafter adopted or maintained by any Loan Party, any of its Subsidiaries or any ERISA Affiliate, such Loan Party shall (i) seek, and cause such of its Subsidiaries and ERISA Affiliates to seek, and receive determination letters from the IRS to the effect that such Qualified Plan is qualified within the meaning of Section 401(a) of the Code; and (ii) from and after the adoption of any such Qualified Plan, cause such plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

                          (b)  Each Loan Party shall comply, and cause such of
its Subsidiaries and ERISA Affiliates to comply, with the notice and continuation coverage requirements of Section 4980B of the Code and the applicable regulations thereunder.

                          6.15.  FISCAL YEAR.  The Company, each Borrower and
each of the Company's other Subsidiaries shall maintain as its Fiscal Year the twelve month period ending on June 30 of each year provided that any of the Company, each Borrower and each of the Company's other Subsidiaries may change its Fiscal Year with the prior written consent of the Majority Lenders which consent shall not be unreasonably withheld.





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                          6.16.  ENVIRONMENTAL.  Each of the Company, each
Borrower and each of the Company's other Subsidiaries shall, at its cost, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that could result in any such Person incurring Environmental Liabilities and Costs in excess of $500,000, conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including, without limitation, the investigation and testing of subsurface conditions, and shall take such remedial, investigational or other action as required by Environmental Laws, as any Governmental Authority requires or as is appropriate and consistent with good business practice.

                          6.17.  BORROWING BASE DETERMINATION.  (a)  Each
Borrower shall conduct, or shall cause to be conducted, at its expense, and upon request of the Agent, and present to the Agent for approval, such investigations and reviews as the Agent shall reasonably request for the purpose of determining the Borrowing Base of such Borrower, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Each Borrower shall furnish to the Agent any information which the Agent may reasonably request regarding the determination and calculation of the Borrowing Base for such Borrower including, without limitation, correct and complete copies of any invoices, underlying agreements, instruments or other documents and the identity of all obligors.

                          (b)  The Borrowers shall promptly notify the Agent in
writing in the event that at any time any Borrower or any of its Subsidiaries receives or otherwise gains knowledge that (i) the sum of the Borrowing Bases for all Borrowers is less than 110% of the Loans and Letter of Credit Obligations outstanding, (ii) the aggregate Borrowing Base for all Borrowers is 10% less than the aggregate Borrowing Base for all Borrowers as of the last reported Borrowing Base Certificate or (iii) the sum of Loans and Letters of Credit Obligations outstanding at such time to any Borrower exceeds the Borrowing Base of such Borrower as a result of any decrease in the Borrowing Base of such Borrower, and the amount of such excess.

                          (c)      The Agent may make test verifications of the
Accounts and physical verifications of the Inventory in any manner and through any medium that the Agent considers advisable, and each Borrower shall furnish all such assistance and information as the Agent may require in





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connection therewith.  Except during a Default or Event of Default, verifications of Inventory shall be made during normal business hours and with reasonable advance notice.

                          6.18.  CASH MANAGEMENT SYSTEM.  The Borrowers shall
maintain a cash management system acceptable to the Agent, including, without limitation, one or more lockboxes, which cash management system shall provide for all funds received by the Borrowers or any of their Subsidiaries to be deposited in the Cash Collateral Accounts.


                                  ARTICLE VII

                               NEGATIVE COVENANTS

                          As long as any of the Obligations or Commitments
remain outstanding, without the written consent of the Majority Lenders, the Company and each Borrower agrees with the Lenders and the Agent that:

                          7.1.  LIENS, ETC.  No Borrower shall create or suffer
to exist, nor shall it permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of its or such Subsidiary's properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, except for (each such exception being given independent effect):

                          (a)  Liens created pursuant to the Loan Documents;

                          (b) (i) Purchase money Liens or purchase money security interests upon or in any property (other than Inventory and Accounts (other than Inventory purchased from General Electric Company of the type in existence on the date hereof)) acquired or held by any Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness incurred in connection with financing the acquisition of such property and (ii) Liens to secure Capitalized Lease Obligations; PROVIDED, HOWEVER, that: (A) any such Lien is created for the purpose of securing solely Indebtedness representing, or incurred to finance, refinance or refund, the cost (including, without limitation, the cost of construction) of the property subject thereto, (B) the principal amount of the Indebtedness secured





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                 by such Lien does not exceed 100% of such cost and (C) such
                 Lien does not extend to or cover any other property other than such item of property and any improvements on such item; PROVIDED, FURTHER, that the aggregate principal amount of the Indebtedness secured by the Liens referred to in this clauses
                 (i) and (ii) above, together with Indebtedness incurred pursuant to clause (ii) of Section 7.2(e), shall not exceed the actual amount of Capital Expenditures made by the Borrowers to the extent permitted hereunder;

                          (c) Any Lien securing the renewal, extension or refunding of any Indebtedness or other Obligation secured by any Lien permitted by subsections (b), (i), or (j) of this
                 Section 7.1 without any increase in the amount secured thereby or in the assets subject to such Lien;

                          (d) Liens arising by operation of law in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons incurred by any Borrower or any of its Subsidiaries in the ordinary course of business which secure its obligations to such Person; PROVIDED, HOWEVER, that (i) such Borrower or such Subsidiary is not in default with respect to such payment obligation to such Person, or (ii) such Borrower or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof;

                          (e) Liens (excluding Environmental Liens) securing taxes, assessments or governmental charges or levies; PROVIDED, HOWEVER, that neither the Borrowers nor any of their Subsidiaries is in default in respect of any payment obligation with respect thereto unless such Borrower or such Subsidiary is in good faith and by appropriate proceedings diligently contesting such obligation and adequate provision is made for the payment thereof;

                          (f) Liens incurred or pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits;

                          (g) Liens securing the performance of bids, tenders, leases, contracts (other than for the





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                 repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business, and judgment liens; PROVIDED, HOWEVER, that all such Liens (i) in the aggregate have no reasonable likelihood of having a Material Adverse Effect and (ii) do not secure directly or indirectly judgments in excess of $1,000,000;

                          (h) Zoning restrictions, easements, licenses, reservations, restrictions on the use of real property or minor irregularities incident thereto which do not in the aggregate materially detract from the value or use of the property or assets of the Borrowers or any of their Subsidiaries or impair, in any material manner, the use of such property for the purposes for which such property is held by such Borrower or any such Subsidiary;

                          (i) Liens in favor of landlords securing operating leases permitted by Section 7.3;

                          (j) Liens existing on the date of this Agreement and disclosed on Schedule 7.1; and

                          (k) Liens in favor of the Secured Parties (as defined in the Term Loan Credit Agreement).

                          7.2.  INDEBTEDNESS.  No Borrower shall create or
suffer to exist, nor permit any of its Subsidiaries to create or suffer to exist, any Indebtedness except (each such exception being given independent effect):

                               (a)  the Obligations;

                               (b)  Indebtedness with respect to Contingent
                 Obligations permitted by Section 7.13;

                                   (c)  current liabilities in respect of
                 taxes, assessments and governmental charges or levies incurred, or claims for labor, materials, inventory, services, supplies and rentals incurred, or for goods or services purchased, in the ordinary course of business consistent with the past practice;

                                   (d) Indebtedness of any Borrower to (i) any
                 other Borrower or (ii) Holdings or the Company, representing loans or advances made by such other





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                 Borrower, Holdings or the Company (as the case may be) in each case evidenced by an Intercompany Note;

                                   (e) (i) Indebtedness secured by Liens
                 permitted by Section 7.1(b) and (ii) additional unsecured Indebtedness of the Borrower in an aggregate amount outstanding which, when added to Indebtedness secured by Liens permitted by Section 7.1(b) does not exceed the actual amount of Capital Expenditures made by the Borrowers to the extent permitted hereunder (such unsecured Indebtedness to be on terms and conditions at least as favorable as those obtained by comparable companies);

                                   (f)  Indebtedness existing on the date
                 hereof and listed on Schedule 7.2 and any Indebtedness used to refinance or replace such Indebtedness provided such refinancing or replacement Indebtedness is in an aggregate principal amount and at a rate of interest not to exceed such Indebtedness being refinanced or replaced (provided that such Indebtedness used to refinance or replace such Indebtedness in an aggregate amount up to $2,000,000 may be at an interest rate in excess of such Indebtedness being refinanced or replaced as long as such rate of interest is commercially reasonable at the time such Indebtedness is incurred);

                                   (g)  Indebtedness in respect of reverse
                 repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency;

                                   (h)  Indebtedness in respect of interest
                 rate contracts and foreign exchange agreements to the extent entered into in the ordinary course of business on such terms and with such counterparties acceptable to the Agent; and

                                   (g)  the Obligations (as defined in the Term
                 Loan Credit Agreement).





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                          7.3.  LEASE OBLIGATIONS.  (a)  No Borrower shall
create or suffer to exist, nor permit any of its Subsidiaries to create or suffer to exist, any obligations as lessee for the rental or hire of real or personal property of any kind under other leases or agreements to lease (other than Capitalized Leases) having an original term of one year or more which would cause the direct or contingent liabilities of the Borrowers and their Subsidiaries, on a consolidated basis, in respect of all such obligations to exceed (i) $5,000,000 for the period from the Closing Date until the second anniversary of the Closing Date and (ii) thereafter $6,000,000 payable in any period of 12 consecutive months.

                          (b)  No Borrower shall, nor shall it permit any of
its Subsidiaries to, become or remain liable as lessee or guarantor or other surety with respect to any lease, whether an operating lease or a Capitalized Lease, of any property (whether real or personal or mixed), whether now owned or hereafter acquired, which (i) any Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person, or (ii) any Borrower or any of its Subsidiaries intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by that entity to any other Person in connection with such lease provided that the Borrowers may consummate sale-leaseback transactions in an aggregate amount not to exceed $3,000,000.

                          7.4.  RESTRICTED PAYMENTS.  No Borrower shall,
nor shall it permit any of its Subsidiaries to:

                          (a) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account or in respect of any of its Stock or Stock Equivalents other than (i) dividends paid to any Borrower or any wholly-owned Subsidiary of any Borrower by any wholly-owned Subsidiary of any Borrower and (ii) so long as no Default or Event of Default has occurred and is continuing (or would result therefrom), (A) prior to the consummation of the Proposed Restructuring, (I) dividends or distributions to the Company or Holdings necessary to make mandatory interest and scheduled principal payments on the Existing 12 1/4% Senior Secured Notes, the Existing Floating Rate





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                 Senior Secured Notes and the Existing Senior Subordinated
                 Notes, (II) dividends or distributions to the Company or Holdings necessary to make payments for interest, principal and redemption premiums on the Existing Convertible Debentures, and (III) dividends or distributions to the Company or Holdings necessary to pay fees and expenses related to the Reorganization provided that if a Trigger Event has occurred and is continuing (and no Default or Event of Default has occurred and is continuing) dividends or distributions may be made to the Company or Holdings pursuant to this clause (A) solely to the extent necessary to make mandatory interest payments on the Existing 12 1/4% Senior Secured Notes and the Existing Floating Rate Senior Secured Notes, (B) after the consummation of the Proposed Restructuring, dividends or distributions to the Company or Holdings necessary to make mandatory interest payments in respect of the Proposed Notes and (C) dividends or distributions to the Company as set forth in the Intercorporate Agreement and Tax Sharing Agreement as in effect on the date hereof, and (iii) if the loans and all other obligations under the Term Loan Credit Agreement have been paid in full, additional dividends or distributions to the Company made after that date in an aggregate amount not to exceed at any time an amount equal to the $1,000,000 plus an additional $1,000,000 for each full year since such date, or

                 (b) purchase, redeem, prepay, defease or otherwise acquire for value or make any payment (other tan required payments) on account or in respect of any principal amount of Indebtedness for borrowed money, now or hereafter outstanding, except (i) the Loans and (ii) payments on account of advances made by Holdings or the Company to the Borrowers not to exceed the amount advanced to the Borrowers from the proceeds from the issuance of the Debentures.

                          7.5.  MERGERS, STOCK ISSUANCES, SALE OF ASSETS, ETC.
(a) Except as set forth in Section 7.6, no Borrower shall nor shall it permit any of its Subsidiaries to (i) merge with any Person, (ii) consolidate with any Person, (iii) acquire all or substantially all of the Stock or Stock





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Equivalents of any Person, (iv) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (v) enter into any joint venture or partnership with any Person, or (vi) sell, lease, transfer or otherwise dispose of, whether in one transaction or in a series of transactions any substantial part of its assets, including, without limitation, substantially all assets constituting the business of a division, branch or other unit operation (other than a sale of any division, branch or other unit of WOC Inc. in compliance with Section 7.5(c)(iv) below).

                          (b)  No Borrower shall issue or transfer, nor permit
any of its Subsidiaries to issue or transfer, any Stock or Stock Equivalents other than any such issuance or transfer (A) by a Subsidiary of any Borrower to a wholly-owned Subsidiary of any Borrower or (B) by a wholly-owned Subsidiary of any Borrower to any Borrower.

                          (c)  No Borrower shall, nor shall it permit any of
its Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of any of its assets or any interest therein to any Person, or permit or suffer any other Person to acquire any interest in any of the assets of any Borrower or any such Subsidiary, except (i) the sale or disposition of assets in the ordinary course of business or assets which have become obsolete or are replaced in the ordinary course of business, (ii) leases of personal property by any Borrower or any wholly-owned Subsidiary of any Borrower to any Borrower or to any wholly-owned Subsidiary of any Borrower, (iii) the lease or sublease of real property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement, (iv) other sales of assets for Fair Market Value for at least 75% in cash, Cash Equivalents and Indebtedness assumed by the purchaser thereof and on such other terms as are commercially reasonable (provided that asset sales after the date hereof in an aggregate amount of not more than $1,000,000 may be sold for Fair Market Value without regard to the requirement of a purchase price of at least 75% in cash, Cash Equivalents and Indebtedness assumed by the purchaser thereof).

                          (d)  No Borrower shall sell or otherwise dispose of,
or factor at maturity or collection, or permit any of its Subsidiaries to sell or otherwise dispose of, or factor at maturity or collection, any Accounts.





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                          7.6.  INVESTMENTS IN OTHER PERSONS.  No Borrower
shall, directly or indirectly, make or maintain, nor permit any of its Subsidiaries to make or maintain, any loan or advance to any Person or own, purchase or otherwise acquire, or permit any of its Subsidiaries to own, purchase or otherwise acquire, any Stock, Stock Equivalents, other equity interest, obligations or other securities of, or any assets constituting the purchase of a business or line of business, or make or maintain, or permit any of its Subsidiaries to make or maintain, any capital contribution to, or otherwise invest in, any Person (any such transaction being an "Investment"), except:

                                   (a)  Investments in Accounts, contract
                 rights and chattel paper, notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice;

                                   (b) loans or advances to employees of any
                 Borrower or any of its Subsidiaries, which loans and advances shall not in the aggregate exceed $500,000 outstanding at any time;

                                   (c)  Investments in Cash Equivalents; or

                                   (d)  Investments existing on the date hereof
                 and set forth on Schedule 7.6;

                                   (e)  Investments by any Borrower to any
                 other Borrower evidenced by an Intercompany Note; or

                                   (f)  (i) Investments in joint ventures,
                 newly created Subsidiaries or Subsidiaries acquired after the Closing Date and (ii) loans or advances to TWI evidenced by an Intercompany Note, in an aggregate amount for both clauses (i) and (ii) not to exceed at any time an amount equal to $250,000 plus an additional $250,000 for each full year since the Closing Date plus, after the Proposed Restructuring has been consummated, an additional $1,750,000 for each full year after the date of such consummation, provided that, after giving effect to such Investment, the Available Credit of all of the Borrowers is at least $5,000,000.

                          7.7.  MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES.  The
Company shall not sell or otherwise dispose of any shares of Stock or any Stock Equivalent of any Subsidiary or





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permit any Subsidiary to issue, sell or otherwise dispose of any shares of its
Stock or any Stock Equivalent or the Stock or any Stock Equivalent of any other Subsidiary (other than the options described in clauses (iv) and (v) of the definition of "Change of Control" and inactive Subsidiaries of the Borrowers).

                          7.8.  CHANGE IN NATURE OF BUSINESS.  No Borrower
shall make, nor shall it permit any of its Subsidiaries to make, any material change in the nature or conduct of its business as carried on at the date hereof.

                          7.9.  COMPLIANCE WITH ERISA.  (a)  No Loan Party
shall, directly or indirectly, nor shall it permit any of its Subsidiaries or any ERISA Affiliate to, directly or indirectly, by reason of an amendment or amendments to, or the adoption of, one or more Title IV Plans, permit the present value of all benefit liabilities, as defined in Title IV of ERISA (using the actuarial assumptions utilized by the PBGC upon termination of a plan), (i) to increase by more than $250,000; PROVIDED, HOWEVER, that this limitation shall not be applicable to the extent that the fair market value of assets allocable to such benefits, all determined using actuarial assumptions utilized by the PBGC upon termination of a plan, is in excess of the benefit liabilities or (ii) to increase such liabilities such that security must be provided under Section 401(a) of the Code. No Loan Party shall, nor shall any of its Subsidiaries, establish or become obligated with respect to any new Welfare Plan, or modify any existing Welfare Plan, which would result in the present value of future liabilities under all such plans to increase by more than $250,000. No Loan Party shall, nor shall any of its Subsidiaries, establish or become obligated to contribute to any new unfunded Pension Plan, or modify any existing unfunded Pension Plan, which would result in the present value of future liabilities under all such plans to increase by more than $250,000.

                          (b)  No Loan Party shall, directly or indirectly,
nor shall it permit any of its Subsidiaries or any ERISA Affiliate, directly or indirectly, to (i) satisfy any liability under any Qualified Plan with a policy or other contract from an insurance company or (ii) invest the assets of any Qualified Plan in or in an obligation of an insurance company, unless in each case such insurance company is rated AA or better by Standard & Poor's Corporation and the equivalent or higher rating of each other nationally recognized rating agency.





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                          7.10.  MODIFICATION OF RELATED DOCUMENTS AND
INDENTURES. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) alter, rescind, terminate, amend, supplement, waive or otherwise modify any provision of or permit any breach or default to exist under any Related Document or any Indenture, or take or fail to take any action thereunder if to do so has a reasonable likelihood of having a Material Adverse Effect; or (ii) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms relating to the payment or prepayment of principal of, or premium or interest on, any Debenture (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon).

                          7.11.  MODIFICATION OF MATERIAL AGREEMENTS.  (a)  No
Borrower shall, nor shall it permit any of its Subsidiaries to, alter, amend, modify, rescind, terminate or waive any of their respective rights under, or fail to comply in all material respects with, any of its material Contractual Obligations, except in the ordinary course of business consistent with past practice; PROVIDED, HOWEVER, that, with respect to any Contractual Obligation, the Borrowers shall not be deemed in default of this Section 7.11 if all such failures in the aggregate could have no reasonable likelihood of having a Material Adverse Effect; and PROVIDED, FURTHER, that in the event of any such breach or event of default by a Person other than the Borrowers or any of their Subsidiaries, the Borrowers shall promptly notify the Agent of any such breach or event of default.

                          (b)  The Borrowers shall not, nor shall they permit,
any amendment, modification or supplement to the Tax Sharing Agreement, the Intercorporate Agreement or the Trademark License Agreement the effect of which in whole or in part is adverse to any of the Borrowers or its Subsidiaries.

                          7.12.  ACCOUNTING CHANGES.  No Borrower shall make,
nor shall it permit any of its Subsidiaries to make, any change in accounting treatment and reporting practices or tax reporting treatment, except as permitted by GAAP and disclosed to the Lenders and the Agent.

                          7.13.  CONTINGENT OBLIGATIONS.  No Borrower shall,
nor shall it permit any of its Subsidiaries to,





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incur, assume, endorse, be or become liable for, or guarantee, directly or indirectly, or permit or suffer to exist, any Contingent Obligation, except for:

                                    (i)  Contingent Obligations evidenced by a
                 Loan Document;

                                   (ii)  guarantees by any Borrower of
                 Indebtedness of any of its Subsidiaries, to the extent such underlying Indebtedness is permitted hereunder; and

                                  (iii)  guarantees by Subsidiaries of
                 Indebtedness of any Borrower or other Subsidiaries of any Borrower, to the extent such underlying Indebtedness is permitted by Section 7.2.

                          7.14.  TRANSACTIONS WITH AFFILIATES.  No Borrower
shall nor shall it permit any of its Subsidiaries, to enter into any transaction directly or indirectly with or for the benefit of any Affiliate of any Borrower, except (each exception to be given independent effect) for (A) transactions in the ordinary course of business on a basis no less favorable to such Borrower or such Subsidiary as would be obtained in a comparable arm's length transaction with a Person not an Affiliate, (B) salaries and other employee compensation to officers or directors of any Borrower or any of its Subsidiaries commensurate with current compensation levels or commensurate with companies engaged in similar businesses or as approved by a majority of the members of the Board of Directors of such Borrower or such Subsidiary who are not receiving such compensation, (C) payments made to the Company or Holdings in respect of corporate overhead, interest payments and other dividends solely to the extent expressly set forth in Section 7.4(a), (D) lease of certain facilities from Holdings and its Affiliates to WOC Inc. and Waxman Consumer Products Group Inc. on terms acceptable to Agent and (E) the transactions contemplated by the Tax Sharing Agreement, the Intercorporate Agreement and the Trademark License Agreement.

                          7.15.  CANCELLATION OF INDEBTEDNESS OWED TO IT.  No
Borrower shall cancel, nor shall it permit any of its Subsidiaries to cancel, any claim or Indebtedness owed to it except (a) in the case of a claim or Indebtedness owed to any Person who is an Affiliate of such Borrower, for adequate consideration and in the ordinary course of business or (b) in the case of a claim or Indebtedness owed to any





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Person who is not an Affiliate of such Borrower, for adequate consideration or in the ordinary cause of business.

                          7.16.  NO NEW SUBSIDIARIES.  No Borrower shall, nor
shall it permit any of the Subsidiaries to, (I) incorporate or otherwise organize any Subsidiary which was not in existence on the Closing Date or (II) acquire any Stock of any Person such that such Person becomes a new Subsidiary of such Borrower or such Subsidiary, except as permitted by Section 7.6; provided that (a) if such new Subsidiary is not a foreign Subsidiary, such new Subsidiary shall execute and deliver to the Agent (i) a guaranty in form and substance reasonably satisfactory to the Agent, (ii) a security agreement in substantially the form of Exhibit D, (iii) if appropriate, a pledge agreement in substantially the form of Exhibit L, pledging 100% (or 65% of any foreign Subsidiaries of such new Subsidiary) of the Stock owned by such new Subsidiary,
(iv) if appropriate, any mortgages or leasehold mortgages required pursuant to
Section 6.13 and (v) take any and all action necessary or desirable to pledge and perfect a security interest in all of such Subsidiary's assets and (b) the Borrower (or its Subsidiary) owning such new Subsidiary execute and deliver to the Agent a pledge agreement in substantially the form of Exhibit L, pledging 100% (or 65% of such new Subsidiary if such new Subsidiary is a foreign Subsidiary) of all Stock owned by such Person of such new Subsidiary, each with such modifications as are acceptable to the Agent.

                          7.17.  CAPITAL STRUCTURE.  No Borrower shall make,
nor shall it permit any of its Subsidiaries to, make, any change in its capital structure (including, without limitation, in the terms of its outstanding Stock) or amend its certificate of incorporation or by-laws other than for changes or amendments which in the aggregate have no Material Adverse Effect.

                          7.18.  NO SPECULATIVE TRANSACTIONS.  No Borrower
shall, nor shall permit any of its Subsidiaries to, engage in any speculative transaction or in any transaction involving commodity options or futures contracts except for the sole purpose of hedging in the normal course of business and consistent with industry practices.

                          7.19.  ENVIRONMENTAL.  No Borrower shall, nor





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shall it permit any of its Subsidiaries, any lessee or any other Person to, dispose of any Contaminant in violation of any Environmental Law by placing it in or on the ground or waters of any property owned or leased by any Borrower or any of its Subsidiaries or any other Person; PROVIDED, HOWEVER, that the Borrowers shall not be deemed in violation of this Section 7.19 if, as the consequence of all such disposals, the Borrowers and their Subsidiaries would not incur Environmental Liabilities and Costs in excess of $1,000,000.


                                  ARTICLE VIII

                               EVENTS OF DEFAULT

                          8.1.  EVENTS OF DEFAULT.  Each of the following
events shall be an Event of Default:

                          (a) Any Borrower shall fail to pay any principal (including, without limitation, mandatory prepayments of principal) of, or interest on, any Loan, any fee, any other amount due hereunder or under the other Loan Documents or other of the Obligations when the same becomes due and payable; or

                          (b) Any representation or warranty made or deemed made by any Loan Party in any Loan Document or by any Loan Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

                          (c)  Any Loan Party shall fail to perform or observe
                 (i) any term, covenant or agreement contained in Articles VI or VII, or (ii) any other term, covenant or agreement contained in this Agreement or in any other Loan Document if such failure under this clause (ii) shall remain unremedied for ten days after the earlier of the date on which (A) a Responsible Officer of any Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrowers by the Agent or any Lender; or

                          (d) (i) Holdings or any of its Subsidiaries (other
                 than Ideal Subsidiaries) shall fail to pay any principal of or premium or interest on any Indebtedness of Holdings or such Subsidiary having a principal





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                 amount of $5,000,000 or more (excluding Indebtedness evidenced by the Notes), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate, or to permit the acceleration of (after the expiration of any applicable period of grace), the maturity of such Indebtedness; or (iii) any such Indebtedness shall become or be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), or Holdings or any of its Subsidiaries (other than the Ideal Subsidiaries) shall be required to repurchase or offer to repurchase such Indebtedness, prior to the stated maturity thereof; provided that no Event of Default shall be deemed to occur under clause
                 (i) hereof if such non-payment occurs because the Borrowers were prohibited from making distributions or dividends to the Company or Holdings pursuant to Section 7.4(a) solely as a result of the occurrence of a Trigger Event; or

                          (e) Holdings or any of its Subsidiaries (other than the Ideal Subsidiaries) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Holdings or any of its Subsidiaries (other than the Ideal Subsidiaries) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceedings instituted against Holdings or any of its Subsidiaries (other than the Ideal Subsidiaries) (but not instituted by Holdings or such Subsidiary (other than the Ideal Subsidiaries)), either such proceedings shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceedings shall occur; or Holdings or any of its Subsidiaries (other than the





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                 Ideal Companies) shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                          (f) Any judgment or order for the payment of money in excess of $500,000 to the extent not fully covered by insurance subject to reasonable deductions shall be rendered against any Loan Party or any of its Subsidiaries and either
                 (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                     (g) (i) With respect to any Plan, a prohibited transaction within the meaning of Section 4975 of the Code or
                 Section 406 of ERISA shall occur which in the reasonable determination of the Agent has a reasonable likelihood of resulting in direct or indirect liability to any Loan Party or any of its Subsidiaries, (ii) with respect to any Title IV Plan, the filing of a notice to voluntarily terminate any such plan in a distress termination, (iii) with respect to any Multiemployer Plan, any Loan Party, any of it Subsidiaries or any ERISA Affiliate shall incur any Withdrawal Liability, (iv) with respect to any Qualified Plan, any Loan Party, any of its Subsidiaries or any ERISA Affiliate shall incur an accumulated funding deficiency or request a funding waiver from the IRS, or (v) with respect to any Title IV Plan or Multiemployer Plan which has an ERISA Event not described in clauses (i) through
                 (iv) hereof, in the reasonable determination of the Agent there is a reasonable likelihood for termination of any such plan by the PBGC; PROVIDED, HOWEVER, that the events listed in clauses (i) through (v) hereof shall constitute Events of Default only if the liability, deficiency or waiver request of any Loan Party, any of its Subsidiaries or any ERISA Affiliate, whether or not assessed, equals or exceeds $1,000,000 in any case set forth in (i) through (v) above, equals or exceeds, $1,000,000 in the aggregate for all such cases;

                          (h) Any material provision of any Collateral Document after delivery thereof under Section 3.1 shall for any reason cease to be valid and binding on





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                 any Loan Party party thereto, or any Loan Party shall so state in writing; or

                          (i) Any Collateral Document after delivery thereof pursuant to Section 3.1 shall, for any reason, cease to create a valid Lien on any of the Collateral purported to be covered thereby, or such Lien shall cease to be a perfected and first priority Lien, or any Loan Party shall so state in writing; or

                     (j)  There shall occur any Change of Control; or

                     (k) There shall occur any Default or Event of Default as such terms are defined in the Term Loan Credit Agreement; or

                     (l) There shall occur a Material Adverse Change or an event which would have a Material Adverse Effect; or

                     (m) Holdings shall have (i) altered, rescinded, terminated, amended, supplemented, waived or otherwise modified any provision of or permitted any breach or default to exist under any Indenture, or taken or failed to take any action thereunder if to do so has a reasonable likelihood of having a Material Adverse Effect; or (ii) amended, modified or changed, or consented or agreed to any amendment, modification or change to, any of the terms relating to the payment or prepayment of principal of, or premium or interest on, any Debenture (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon); or

                      (n) Any material provision of the Intercreditor Agreement after delivery thereof under Section 3.1 shall for any reason cease to be valid and binding on the parties thereto.

                        8.2.  REMEDIES.  If there shall occur and be
continuing any Event of Default, the Agent (i) shall at the request, or may with the consent, of the Majority Lenders by notice to the Borrowers, declare the obligation of each Lender to make Loans and each Issuer to issue a Letter of Credit to be terminated, whereupon the same shall forthwith





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terminate, and (ii) shall at the request, or may with the consent, of the
Majority Lenders by notice to the Borrowers, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED, HOWEVER, that upon the occurrence of the Event of Default specified in subparagraph (e) above, (A) the obligation of each Lender to make Loans and of each Issuer to issue Letters of credit shall automatically be terminated and (B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers. In addition to the remedies set forth above, the Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                          8.3  ACTIONS IN RESPECT OF LETTERS OF CREDIT.  (a)
Upon the Termination Date, the Borrowers jointly and severally agree to pay to the Agent in immediately available funds at the Agent's office specified in the Notes, for deposit in a special non-interest- bearing cash collateral account (the "L/C Cash Collateral Account") to be maintained with and in the name of the Agent on behalf of the Secured Parties at such place as shall be designated by the Agent, an amount equal to all outstanding Letter of Credit Obligations.

                          (b)  The Borrowers hereby pledge, and grant to the
Agent a Lien on all of their right, title and interest in and to all funds held in the L/C Cash Collateral Account from time to time, and all proceeds thereof, as security for the payment of all amounts due and to become due from the Borrowers to the Lenders and Issuers under the Loan Documents.

                          (c)  The Agent shall, from time to time after funds
are deposited in the L/C Cash Collateral Account, apply funds then held in the L/C Cash Collateral Account to the payment of any amounts, in such order as the Agent may elect, as shall have become or shall become due and payable by the Borrowers to the Issuers or Lenders in respect of the Letter of Credit Obligations.





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                          (d)  Except as set forth in Section 8.3(g), none of
the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the L/C Cash Collateral Account.

                          (e)  The Borrowers agree that they will not (i) sell
or otherwise dispose of any interest in the L/C Cash Collateral Account or any funds held therein or (ii) create or permit to exist any Lien upon or with respect to the L/C Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement.

                          (f)  The Agent may also exercise, in its sole
discretion, in respect of the L/C Cash Collateral Account, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time, and the Agent may, without notice except as specified below, sell the L/C Cash Collateral Account or any part thereof.

                          (g)  Any cash held in the L/C Cash Collateral
Account, and all cash proceeds received by the Agent in respect of any sale of, collection from or other realization upon all or any part of the L/C Cash Collateral Account, may, in the discretion of the Agent, then or at any time thereafter be applied (after all payments provided for in Section 8.3(c), the expiration of all outstanding Letters of Credit and the payment of any amounts payable pursuant to Section 10.4) in whole or in part by the Agent against all or any part of the other Obligations in such order as the Agent shall elect. Any surplus of such cash or cash proceeds held by the Agent and remaining after the cash payment in full of all of the Obligations shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive such surplus.


                                   ARTICLE IX

                                   THE AGENT

                          9.1.  AUTHORIZATION AND ACTION.  (a)  Each Lender
hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated





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to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender hereby authorizes the Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Agent is a party, and to exercise all rights, powers and remedies that the Agent may have under such Loan Documents. Each Lender authorizes the Agent to execute and deliver any and all documents and instruments as are reasonably incidental to any release of Collateral to the extent that the sale of such Collateral is permitted hereby.

                          (b)  As to any matters not expressly provided for by
this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, HOWEVER, that the Agent shall not be required to take any action which the Agent in good faith believes exposes it to personal liability or is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                          9.2.  AGENT'S RELIANCE, ETC.  Neither the Agent, nor
any of its Affiliates or any of the respective directors, officers, agents or employees of the Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Agent (i) may treat the payee of any Note as the holder thereof until such Note has been assigned in accordance with Section 10.7; (ii) may rely on the Register to the extent set forth in Section 10.7(c);
(iii) may consult with legal counsel (including, without limitation, counsel to the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iv) makes no warranty or representation to any Lender and shall not be





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responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents; (v) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrowers or any other Loan Party or to inspect the property (including, without limitation, the books and records) of the Borrowers or any other Loan Party; (vi) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vii) shall incur no liability under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile transmission) believed by it to be genuine and signed or sent by the proper party or parties.

                          9.3.  CITICORP AND AFFILIATES.  With respect to its
Commitment, the Loans made by it and each Note issued to it and Letters of Credit issued by it, Citicorp shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citicorp in its individual capacity. Citicorp and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrowers or any other Loan Party or any of their respective Subsidiaries and any Person who may do business with or own securities of the Borrowers or any other Loan Party or any of their respective Subsidiaries, all as if Citicorp were not the Agent and without any duty to account therefor to the Lenders.

                          9.4.  LENDER CREDIT DECISION.  Each Lender
acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Article IV and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time,





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continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                          9.5.  INDEMNIFICATION.  The Lenders agree to
indemnify the Agent and its Affiliates, and their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrowers or other Loan Parties), ratably according to the respective unpaid principal amounts of the Notes then held by each of them and Letter of Credit Obligations (including, without limitation, participations therein) owing to them (or if no Notes and Letter of Credit Obligations are at the time outstanding, ratably according to the respective amounts of the aggregate of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Agent (in such capacity) in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Agent under this Agreement or the other Loan Documents; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or such Affiliate's gross negligence or wilful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, without limitation, reasonable fees and disbursements of legal counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Agent is not reimbursed for such expenses by the Borrowers or another Loan Party.

                          9.6.  SUCCESSOR AGENT.  The Agent may resign at any
time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of





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the Lenders, appoint a successor Agent, which shall be (a) a Lender or (b) if no Lender accepts such appointment, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.


                                   ARTICLE X

                                 MISCELLANEOUS

                          10.1.  AMENDMENTS, ETC.  (a)  Subject to the terms of
the Intercreditor Agreement, no amendment or waiver of any provision of this Agreement or the Intercreditor Agreement nor consent to any departure by the Company or the Borrowers therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (i) amend or waive any of the conditions specified in Sections
3.1 and 3.2; (ii) increase the individual or aggregate Commitments of the Lenders or subject the Lenders to any additional obligations; (iii) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder (other than the waiver of the right to receive default interest or any waiver, amendment or consent, the effect of which is to cure any Default or Event of Default which, in turn, results in the lower rates set forth in the definitions of "Applicable Base Rate Margin", "Applicable Eurodollar Margin" or "Letter of Credit Fee Percentage"); (iv) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (v) change the percentage of the Commitments, the aggregate unpaid principal amount of





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the Loans or Letter of Credit Obligations, which shall be required for the
Lenders or any of them to take any action hereunder; (vi) release Collateral in excess of 10% of the value of all such Collateral on the date hereof, except as shall otherwise be provided herein or in the Collateral Documents; or (vii) amend Section 8.1(e) or this Section 10.1; and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or the other Loan Documents.

                          (b)  Each Lender and each Loan Party hereby
acknowledges that the Agent has the authority to increase or decrease any advance rate from time to time; provided, however that the Agent may not increase any advance rate above those set forth herein without the written consent of all of the Lenders.

                          (c)  Each Lender grants to the Agent the right (which
right shall be assignable by the Agent to any Eligible Assignee) to purchase all (but not less than all) of such Lender's Commitments, Commitment to issue Letters of Credit, the Loans and Letter of Credit Obligations owing to it and the Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the aggregate amount of outstanding Loans and Letter of Credit Obligations owed to such Lender (together with all accrued and unpaid interest and fees owed to such Lender), which right may be exercised by the Agent if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all of the Lenders and to which the Majority Lenders, the Agent and the Borrowers have agreed. Each Lender agrees that if the Agent exercises its option hereunder, it shall promptly execute and deliver all agreements and documentation necessary to effectuate such assignment as set forth in Section 10.7.

                          10.2.  NOTICES, ETC.  All notices and other
communications provided for hereunder shall be in writing (including, without limitation, telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to any Borrower, at its address at c/o Waxman Industries, Inc., 24460 Aurora Road, Bedford Heights, Ohio 44146 (telecopy no.: 216-439- 4909) (telephone number:
216-439-1830), Attention: Neal Restivo; if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II; if to any Issuer





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at its address set forth on Schedule III; and if to the Agent, at its address at 399 Park Avenue, 6th Floor, New York, NY 10043 (telecopy number:
212-793-1290) (telephone number: 212-559-3149), Attention: Keith Karako; or, as to any Borrower or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to such Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective three days after deposited in the mails, or when delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation of receipt, delivered to the cable company or delivered by hand to the addressee or its agent, respectively, except that notices and communications to the Agent pursuant to Article II or IX shall not be effective until received by the Agent. Any notice given to any Borrower shall be deemed to be given to all Borrowers.

                          10.3.  NO WAIVER; REMEDIES.  No failure on the part
of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any Letter of Credit Reimbursement Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                          10.4.  COSTS; EXPENSES; INDEMNITIES.  (a) Each
Borrower jointly and severally agree to pay on demand (i) all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Agent with respect thereto and, as to the Agent, with respect to advising it as to its rights and responsibilities under this Agreement and the other Loan Documents, (ii) all reasonable fees, costs and expenses of counsel retained by each Lender in connection with the preparation, execution and delivery of this Agreement, each of the other Loan Documents and each of the other documents to be delivered hereunder and thereunder in an amount not to exceed $10,000 for each Lender, and (iii) all costs and





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expenses of the Agent or any of the Lenders and each Lender (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel, accountants, appraisers, consultants or industry experts retained by the Agent or any Lender) in connection with the restructuring or enforcement (whether through negotiation, legal proceedings or otherwise) of this Agreement and the other Loan Documents.

                          (b)  Each of the Company, and each Borrower jointly
and severally agrees to indemnify and hold harmless the Agent and each Lender and their respective Affiliates, and the directors, officers, employees, agents, attorneys, consultants and advisors of or to any of the foregoing (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
Article III) (each of the foregoing being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including, without limitation, fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit, any Disclosure Document, any Related Document, any Indenture, or any act, event or transaction related or attendant to any thereof, including, without limitation, (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of any Borrower or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning any Borrower or any of its Subsidiaries;
(iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including, without limitation, CERCLA and applicable state property transfer laws, whether,





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with respect to any of the foregoing, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to any Borrower or any of its Subsidiaries, or the owner, lessee or operator of any property of any Borrower or any of its Subsidiaries by virtue of foreclosure, except, with respect to any of the foregoing referred to in clauses (i), (ii), (iii) and (iv), to the extent incurred following (A) foreclosure by the Agent or any Lender, or the Agent or any Lender having become the successor in interest to any Borrower or any of its Subsidiaries, and (B) attributable primarily to acts of the Agent or such Lender or any agent on behalf of the Agent or such Lender; or (v) the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); PROVIDED, HOWEVER, that any Borrower shall not have any obligation under this Section 10.4(b) to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

                          (c)  Each Borrower jointly and severally agrees to
indemnify the Agent and the Lenders for, and hold the Agent and the Lenders harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agent and the Lenders for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                          (d)  Each Borrower agrees that any indemnification or
other protection provided to any Indemnitee pursuant to this Agreement (including, without limitation, pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                          10.5.  RIGHT OF SET-OFF.  Upon the occurrence and
during the continuance of any Event of Default each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the





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credit or the account of any Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any Note or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to the other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                          10.6.  BINDING EFFECT.  This Agreement shall become
effective when it shall have been executed by the Company, each Borrower and the Agent and when the Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower, the Agent and each Lender and their respective successors and assigns, except that none of the Company or the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                          10.7.  ASSIGNMENTS AND PARTICIPATIONS.  (a)  Each
Lender may sell, transfer, negotiate or assign to one or more other Lenders or Eligible Assignees all or a portion of its Commitments, Commitment to issue Letters of Credit, the Loans and Letter of Credit Obligations owing to it and the Notes held by it and a commensurate portion of its rights and obligations hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, (ii) each assignee hereunder shall also be an Eligible Assignee approved by the Agent, which consent shall not be unreasonably withheld; (iii) such assignment, if to a Person who is an Affiliate of any Lender and who does not otherwise qualify as an Eligible Assignee, shall be with the consent of the Borrowers and the Agent, which consent shall not be unreasonably withheld; (iv) such assignment, together with all such assignments being executed contemporaneously with such assignment to the assignee (and its Affiliates) shall be not less than 9.09% of the then outstanding Commitments and (v) if such assignment is an assignment in part, after giving effect thereto, the assigning Lender, together with its Affiliates owns not less than 9.09% of the then outstanding Commitments. The parties to each





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assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a fee of $3,000 and the Notes (or an Affidavit of Loss and Indemnity with respect to such Notes satisfactory to the Agent) subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (A) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender was an Issuer, of an Issuer hereunder and thereunder, and (B) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                          (b)  By executing and delivering an Assignment and
Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any of the statements, warranties or representations made in or in connection with this Agreement or any other Loan Document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document or of any other instrument or document furnished pursuant hereto or thereto; (iii) such assigning Lender confirms that it has delivered to the assignee and the assignee confirms that it has received a copy of this Agreement and each of the Loan Documents together with a copy of the most recent financial statements delivered by the Borrowers to the Lenders pursuant to each of the clauses





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of Section 6.11 (or if no such statements have been delivered, the financial statements referred to in Section 4.5 of this Agreement) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and if such assignor Lender was an Issuer, as an Issuer.

                          (c)  The Agent shall maintain at its address referred
to in Section 10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender or Issuer, as the case may be, for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                          (d)  Upon its receipt of an Assignment and Acceptance
executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the fee set forth in Section 10.7(a) and the Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its





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receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for such surrendered Notes, new Notes to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained Commitments hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the same date as the Surrendered Notes and be in substantially the form of Exhibit A hereto, as applicable.

                          (e)  In addition to the other assignment rights
provided in this Section 10.7, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including, without limitation, rights to payments of principal or interest on the Loans) to any Federal Reserve Bank without notice to or consent of the Borrowers or the Agent; PROVIDED, HOWEVER, that no such assignment shall release the assigning Lender from any of its obligations hereunder. The terms and conditions of any such assignment and the documentation evidencing such assignment shall be in form and substance satisfactory to the assigning Lender and the assignee Federal Reserve Bank.

                          (f)  Each Lender may sell participations to one or
more banks or other Persons in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitments, commitment to issue Letters of Credit, the Letter of Credit Obligations owing to it, the Loans owing to it and the Notes held by
it). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including, without limitation, the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with the Collateral Documents. Notwithstanding the sale of





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any participation by any Lender, (i) such Lender's obligations under the Loan
Documents (including, without limitation, its Commitments and commitment hereunder to issue Letters of Credit) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of such Notes and Obligations for all purposes of this Agreement, (iv) such Lender shall disclose to the Agent the identity of each bank or other entity purchasing a participation within a reasonable time after the sale and purchase of such participation, and (v) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and may assume all of such Lender's actions are properly authorized.

                          (g)      Each Issuer may at any time assign its
rights and obligations hereunder to any other Issuer or to any Lender by an instrument in form and substance satisfactory to the Agent and the parties thereto.

                          10.8.  GOVERNING LAW; SEVERABILITY.  This Agreement
and the Notes and the rights and obligations of the parties hereto and thereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                          10.9.  SUBMISSION TO JURISDICTION; SERVICE OF
PROCESS. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any document related thereto may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                          (b)  Each Borrower irrevocably consents to the
service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the borrower at its address provided herein.





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                          (c)  Nothing contained in this Section 10.9 shall
affect the right of the agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

                          10.10.  SECTION TITLES.  The Section titles contained
in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                          10.11.  EXECUTION IN COUNTERPARTS.  This Agreement
may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                          10.12.  ENTIRE AGREEMENT.  This Agreement, together
with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, and the fee letter between the Company and Citibank embody the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

                          10.13.  CONFIDENTIALITY.  Each Lender and the Agent
agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (i) to such Lender's or the Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or the Agent, as the case may be, on a non-confidential basis from a source other than any Borrower,
(iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, or (iv) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this sentence.





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                          10.14.  WAIVER OF JURY TRIAL.  Each of the parties
hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

                          10.15.  JOINT AND SEVERAL OBLIGATIONS.   (a)  Any
term or provision of this Agreement or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Obligations for which any Borrower (which Obligations are not direct borrowings or direct obligations of such Borrower) (the "Non-Direct Obligations") shall be liable shall not exceed the maximum amount for which such Borrower can be liable without rendering such Non-Direct Obligations, as they relate to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

                          (b) To the extent that any Borrower shall be required
hereunder to pay a portion of its Non-Direct Obligations which shall exceed the greater of (i) the amount of the economic benefit actually received by such Borrower from the Loans and Letters of Credit in respect of such Non-Direct Obligations and (ii) the amount which such Borrower would otherwise have paid if such Borrower had paid the aggregate amount of the Non-Direct Obligations of such Borrower (excluding the amount thereof repaid by the other Borrowers) in the same proportion as such Borrower's net worth at the date enforcement hereunder is sought bears to the aggregate net worth of all the Borrowers at the date enforcement hereunder is sought, then such Borrower shall be reimbursed by the other Borrowers for the amount of such excess, pro rata based on the respective net worths of the Borrowers at the date enforcement hereunder is sought.

                          10.16.  CONSENT TO PROPOSED RESTRUCTURING; AMENDMENT
TO COVENANTS. (a) The parties hereto agree that all provisions relating to the Proposed Restructuring and the Proposed Notes shall become effective upon the consummation of the Proposed Restructuring provided that (i) the terms of the Indenture or other agreement governing the Proposed Notes are no less favorable to the Company and the Borrowers than as set forth on Exhibit N hereto, (ii) no scheduled principal payments shall be due under the Indenture governing the Proposed Notes until the fifth anniversary of the consummation of the Proposed Restructuring, (iii) the Proposed Notes shall be unsecured or secured only by the





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Stock of the Company and/or its direct Subsidiaries, (iv) the average weighted interest rate of such Proposed Notes (taking into account any discount or premium with respect to such Proposed Notes) shall be no more than 12 1/2%; (v) the principal amount of the Proposed Notes shall not exceed the sum of (A) the principal amount of the Existing 12 1/4% Senior Secured Notes, the Existing Floating Rate Senior Secured Notes, the Existing Senior Subordinated Notes, the Existing Convertible Debentures, if any, and the Term Loan so being refinanced or repaid in connection therewith and (B) $25,000,000; provided that the proceeds of the Proposed Notes in excess of the sum of the amount in clause (A) and the amount of all transaction fees, costs and expenses, accrued interest and redemption premiums related thereto shall be contributed to the Borrowers as an equity contribution; and (vi) the covenants contained in Article V hereof are modified pursuant to Section 10.16(b).

                          (b)  Upon the consummation of the Proposed
Restructuring pursuant to this Section 10.16, the parties hereto agree to negotiate in good faith to modify the financial covenants in Article V to give effect to the Proposed Restructuring.





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                          IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                  WAXMAN USA INC.


                                  By:_______________________________
                                     Title:


                                  BORROWERS
                                  ---------
                                  BARNETT INC.


                                  By:_______________________________
                                     Title:


                                  WOC INC.


                                  By:_______________________________
                                     Title:


                                  WAXMAN CONSUMER PRODUCTS GROUP INC.

                                  By:_______________________________
                                     Title:





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                                            AGENT

                                            CITICORP USA, INC.
                                              as Agent


                                            By:_______________________________
                                               Title:  Vice-President


                                            LENDERS
                                            -------
                                            CITICORP USA, INC.


                                            By:_______________________________
                                            Title: Vice-President


                                            ISSUERS
                                            -------
                                            CITIBANK, N.A.
                                              as Issuer


                                            By:_______________________________
                                            Title: Vice-President

                                            HELLER FINANCIAL, INC.


                                            By:_______________________________
                                               Title:


                                            SANWA BUSINESS CREDIT CORPORATION


                                            By:_______________________________
                                               Title:





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                                     ARTICLE I
                         DEFINITIONS AND ACCOUNTING TERMS

       1.1.   DEFINED TERMS . . . . . . . . . . . . . . . . . . . .    1
       1.2.   COMPUTATION OF TIME PERIODS . . . . . . . . . . . . .   41
       1.3.   ACCOUNTING TERMS  . . . . . . . . . . . . . . . . . .   41
       1.4.   CERTAIN TERMS . . . . . . . . . . . . . . . . . . . .   41


                                      ARTICLE II
                           AMOUNTS AND TERMS OF THE LOANS

       2.1.   THE REVOLVING CREDIT LOANS  . . . . . . . . . . . . .   41
       2.2.   MAKING THE LOANS  . . . . . . . . . . . . . . . . . .   42
       2.3.   FEES  . . . . . . . . . . . . . . . . . . . . . . . .   44
       2.4.   REDUCTION AND TERMINATION OF THE COMMITMENTS  . . . .   44
       2.5.   REPAYMENT . . . . . . . . . . . . . . . . . . . . . .   45
       2.6.   PREPAYMENTS . . . . . . . . . . . . . . . . . . . . .   45
       2.7.   CONVERSION/CONTINUATION OPTION  . . . . . . . . . . .   46
       2.8.   INTEREST  . . . . . . . . . . . . . . . . . . . . . .   47
       2.9.   INTEREST RATE DETERMINATION AND PROTECTION  . . . . .   47
       2.10.  INCREASED COSTS . . . . . . . . . . . . . . . . . . .   48
       2.11.  ILLEGALITY  . . . . . . . . . . . . . . . . . . . . .   48
       2.12   CAPITAL ADEQUACY. . . . . . . . . . . . . . . . . . .   49
       2.13.  PAYMENTS AND COMPUTATIONS . . . . . . . . . . . . . .   49
       2.14.  TAXES . . . . . . . . . . . . . . . . . . . . . . . .   52
       2.15.  SHARING OF PAYMENTS, ETC  . . . . . . . . . . . . . .   53
       2.16.  LETTER OF CREDIT FACILITY   . . . . . . . . . . . . .   54
       2.17.  CASH COLLATERAL ACCOUNT   . . . . . . . . . . . . . .   60
       2.18.  SWING ADVANCES  . . . . . . . . . . . . . . . . . . .   62
       2.19.  PAYMENT ON ACCOUNT OF COLLATERAL  . . . . . . . . . .   64
       2.20.  INTERCREDITOR AGREEMENT . . . . . . . . . . . . . . .   64

                                   ARTICLE III
                              CONDITIONS OF LENDING

       3.1.   CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF
                 CREDIT . . . . . . . . . . . . . . . . . . . . . .   64
       3.2.   ADDITIONAL CONDITIONS PRECEDENT TO INITIAL LOANS
                 AND LETTERS OF CREDIT. . . . . . . . . . . . . . .   69
       3.3.   CONDITIONS PRECEDENT TO EACH LOAN AND LETTER
                 OF CREDIT  . . . . . . . . . . . . . . . . . . . .   71

                                    ARTICLE IV
                          REPRESENTATIONS AND WARRANTIES

       4.1.   CORPORATE EXISTENCE; COMPLIANCE WITH LAW  . . . . . .   72

       4.2.  CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS    73
       4.3.  TAXES  . . . . . . . . . . . . . . . . . . . . . . . .     75
       4.4.  FULL DISCLOSURE  . . . . . . . . . . . . . . . . . . .     76
       4.5.  FINANCIAL MATTERS  . . . . . . . . . . . . . . . . . .     77
       4.6.  LITIGATION   . . . . . . . . . . . . . . . . . . . . .     78
       4.7.  MARGIN REGULATIONS   . . . . . . . . . . . . . . . . .     78
       4.8.  OWNERSHIP OF BORROWER; SUBSIDIARIES. . . . . . . . . .     78
       4.9.  ERISA  . . . . . . . . . . . . . . . . . . . . . . . .     79
       4.10.  LIENS . . . . . . . . . . . . . . . . . . . . . . . .     82
       4.11.  RELATED DOCUMENTS; INDENTURES . . . . . . . . . . . .     82
       4.12.  NO BURDENSOME RESTRICTIONS; NO DEFAULTS . . . . . . .     82
       4.13.  NO OTHER VENTURES . . . . . . . . . . . . . . . . . .     83
       4.14.  INVESTMENT COMPANY ACT  . . . . . . . . . . . . . . .     83
       4.15.  INSURANCE   . . . . . . . . . . . . . . . . . . . . .     83
       4.16.  LABOR MATTERS   . . . . . . . . . . . . . . . . . . .     83
       4.17.  FORCE MAJEURE   . . . . . . . . . . . . . . . . . . .     85
       4.18.  USE OF PROCEEDS   . . . . . . . . . . . . . . . . . .     85
       4.19.  ENVIRONMENTAL PROTECTION  . . . . . . . . . . . . . .     85
       4.20.  TRANSACTION COSTS AND FEES. . . . . . . . . . . . . .     87
       4.21.  INTELLECTUAL PROPERTY   . . . . . . . . . . . . . . .     87
       4.22.  TITLE   . . . . . . . . . . . . . . . . . . . . . . .     88

                             ARTICLE V
                        FINANCIAL COVENANTS

       5.1.  MAXIMUM LEVERAGE RATIO   . . . . . . . . . . . . . . .     90
       5.2.  FIXED CHARGE COVERAGE RATIO  . . . . . . . . . . . . .     90
       5.3.  MAINTENANCE OF ADJUSTED NET WORTH  . . . . . . . . . .     91
       5.4.  CAPITAL EXPENDITURES   . . . . . . . . . . . . . . . .     92
       5.5.  EBITDA TO TOTAL CASH INTEREST RATIO  . . . . . . . . .     93

                         ARTICLE VI
                   AFFIRMATIVE COVENANTS

       6.1.  COMPLIANCE WITH LAWS, ETC  . . . . . . . . . . . . . .     94
       6.2.  CONDUCT OF BUSINESS  . . . . . . . . . . . . . . . . .     94
       6.3.  PAYMENT OF TAXES, ETC  . . . . . . . . . . . . . . . .     94
       6.4.  MAINTENANCE OF INSURANCE   . . . . . . . . . . . . . .     95
       6.5.  PRESERVATION OF CORPORATE EXISTENCE, ETC . . . . . . .     95
       6.6.  ACCESS   . . . . . . . . . . . . . . . . . . . . . . .     95
       6.7.  KEEPING OF BOOKS   . . . . . . . . . . . . . . . . . .     96
       6.8.  MAINTENANCE OF PROPERTIES, ETC . . . . . . . . . . . .     96
       6.9.  PERFORMANCE AND COMPLIANCE WITH OTHER COVENANTS  . . .     96
       6.10.  APPLICATION OF PROCEEDS . . . . . . . . . . . . . . .     96
       6.11.  FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . .     96
       6.12.  REPORTING REQUIREMENTS. . . . . . . . . . . . . . . .     98

 6.13.  NEW REAL ESTATE.  . . . . . . . . . . . . . . . . . .   104
 6.14.  EMPLOYEE PLANS  . . . . . . . . . . . . . . . . . . .   104
 6.15.  FISCAL YEAR   . . . . . . . . . . . . . . . . . . . .   104
 6.16.  ENVIRONMENTAL   . . . . . . . . . . . . . . . . . . .   105
 6.17.  BORROWING BASE DETERMINATION.   . . . . . . . . . . .   105
 6.18.  CASH MANAGEMENT SYSTEM.   . . . . . . . . . . . . . .   106


                  ARTICLE VII
               NEGATIVE COVENANTS

 7.1.  LIENS, ETC   . . . . . . . . . . . . . . . . . . . . .   106
 7.2.  INDEBTEDNESS   . . . . . . . . . . . . . . . . . . . .   108
 7.3.  LEASE OBLIGATIONS  . . . . . . . . . . . . . . . . . .   110
 7.4.  RESTRICTED PAYMENTS  . . . . . . . . . . . . . . . . .   110
 7.5.  MERGERS, STOCK ISSUANCES, SALE OF ASSETS,ETC . . . . .   111
 7.6.  INVESTMENTS IN OTHER PERSONS   . . . . . . . . . . . .   113
 7.7.  MAINTENANCE OF OWNERSHIP OF SUBSIDIARIES . . . . . . .   113
 7.8.  CHANGE IN NATURE OF BUSINESS . . . . . . . . . . . . .   114
 7.10.  MODIFICATION OF RELATED DOCUMENTS AND INDENTURES. . .   115
 7.11.  MODIFICATION OF MATERIAL AGREEMENTS . . . . . . . . .   115
 7.12.  ACCOUNTING CHANGES  . . . . . . . . . . . . . . . . .   115
 7.13.  CONTINGENT OBLIGATIONS  . . . . . . . . . . . . . . .   115
 7.14.  TRANSACTIONS WITH AFFILIATES  . . . . . . . . . . . .   116
 7.15.  CANCELLATION OF INDEBTEDNESS OWED TO IT   . . . . . .   116
 7.16.  NO NEW SUBSIDIARIES   . . . . . . . . . . . . . . . .   117
 7.17.  CAPITAL STRUCTURE   . . . . . . . . . . . . . . . . .   117
 7.18.  NO SPECULATIVE TRANSACTIONS   . . . . . . . . . . . .   117
 7.19.  ENVIRONMENTAL   . . . . . . . . . . . . . . . . . . .   117

                            ARTICLE VIII
                         EVENTS OF DEFAULT

 8.1.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . .   118
 8.2.  REMEDIES   . . . . . . . . . . . . . . . . . . . . . .   121
 8.3  ACTIONS IN RESPECT OF LETTERS OF CREDIT.  . . . . . . .   122

                            ARTICLE IX
                             THE AGENT

 9.1.  AUTHORIZATION AND ACTION   . . . . . . . . . . . . . .   123
 9.2.  AGENT'S RELIANCE, ETC   . . . . . . . . . . . . . . .    124
 9.3.  CITICORP AND AFFILIATES . . . . . . . . . . . . . . .    125
 9.4.  LENDER CREDIT DECISION  . . . . . . . . . . . . . . .    125
 9.5.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . .    126
 9.6.  SUCCESSOR AGENT . . . . . . . . . . . . . . . . . . .    126

                  ARTICLE X
                MISCELLANEOUS

10.1.  AMENDMENTS, ETC   . . . . . . . . . . . . . . . .  127
10.2.  NOTICES, ETC  . . . . . . . . . . . . . . . . . .  128
10.3.  NO WAIVER; REMEDIES   . . . . . . . . . . . . . .  129
10.4.  COSTS; EXPENSES; INDEMNITIES  . . . . . . . . . .  129
10.5.  RIGHT OF SET-OFF  . . . . . . . . . . . . . . . .  131
10.6.  BINDING EFFECT  . . . . . . . . . . . . . . . . .  132
10.7.  ASSIGNMENTS AND PARTICIPATIONS  . . . . . . . . .  132
10.8.  GOVERNING LAW; SEVERABILITY . . . . . . . . . . .  136
10.9.  SUBMISSION TO JURISDICTION; SERVICE OF
      PROCESS  . . . . . . . . . . . . . . . . . . . . .  136
10.10.  SECTION TITLES   . . . . . . . . . . . . . . . .  137
10.11.  EXECUTION IN COUNTERPARTS  . . . . . . . . . . .  137
10.12.  ENTIRE AGREEMENT   . . . . . . . . . . . . . . .  137
10.13.  CONFIDENTIALITY  . . . . . . . . . . . . . . . .  137
10.14.  WAIVER OF JURY TRIAL   . . . . . . . . . . . . .  138
10.15.  JOINT AND SEVERAL OBLIGATIONS  . . . . . . . . .  138
10.16.  CONSENT TO PROPOSED RESTRUCTURING; AMEND-
      MENT TO COVENANTS  . . . . . . . . . . . . . . . .  138





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





                                  SCHEDULES

 Schedule I               - Commitments

 Schedule II              - Applicable Lending Offices and
                            Addresses for Notices

 Schedule 4.2             - Defaults

 Schedule 4.3             - Taxes

 Schedule 4.8             - Subsidiaries

 Schedule 4.9             - ERISA

 Schedule 4.13            - Joint Ventures

 Schedule 4.16            - Labor

 Schedule 4.19            - Environmental Protection

 Schedule 4.22(a)         - Borrower's Owned Real Estate

 Schedule 4.22(b)         - Borrower's Leased Real Estate

 Schedule 7.1             - Existing Liens

 Schedule 7.2             - Existing Indebtedness

 Schedule 7.6             - Existing Investments





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
                                                                    EXHIBITS
Exhibit A                      - Form of Revolving Credit Note

Exhibit B                      - Form of Notice of Borrowing

Exhibit C                      - Form of Notice of Conversion or Continuation

Exhibit D                      - Form of Security Agreement

Exhibit E                      - Form of Intellectual Property Security
                                 Agreement

Exhibit F                      - Form of Opinion of Counsel for the
                                 Loan Parties

Exhibit G                      - Form of Assignment and Acceptance

Exhibit H                      - Form of Letter of Credit Request

Exhibit I                      - Form of Borrowing Base Certificate

Exhibit J                      - Form of Mortgage

Exhibit K                      - Form of Intercompany Note

Exhibit L                      - Form of Stock Pledge Agreement

Exhibit M                      - Form of Intercreditor Agreement

Exhibit N                      - Terms of Proposed Notes





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                               SECURITY AGREEMENT


                 SECURITY AGREEMENT, dated May 20, 1994, made by     Barnett
Inc. , a Delaware corporation (the "Grantor"), in favor of Citicorp USA, Inc., as agent for the financial institutions party to the Credit Agreement referred to below (in such capacity, the "Agent").

                             W I T N E S S E T H :
                             - - - - - - - - - -
                 WHEREAS, the Grantor has entered into a Credit Agreement,
dated as of May 20, 1994, with Barnett Inc.,    WOC Inc., Waxman Consumer
Products Group Inc., Waxman USA Inc., and the financial institutions party thereto (the "Lenders") and the Agent (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement" and capitalized terms not defined herein but defined therein being used herein as therein defined); and

                 WHEREAS, it is a condition precedent to the making of the Loans and the issuance of the Letters of Credit that the Grantor shall have entered into this Agreement;

                 NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Loans and the Issuers to issue the Letters of Credit the Grantor hereby agrees with the Agent on behalf and for the ratable benefit of the Secured Parties as follows:

                 1. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below (such meanings being equally applicable to both the singular and plural forms of the terms defined):

                          "ACCOUNT" means any "account," as such term is
                 defined in Section 9-106 of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, (i) all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Grantor (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Grantor or from any other transaction, whether or not the same involves the sale of goods or services by the Grantor (including, without limitation, any such obligation which might be characterized as an account or contract right under the UCC), (ii) all of Grantor's rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Grantor's rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller's rights of rescission, replevin, reclama tion and stoppage in transit and rights to returned, reclaimed or repossessed goods), (iii) all moneys due or to become due to the Grantor under all contracts for the sale of goods or the performance of services or both by the Grantor (whether or not yet earned by performance on the part of the Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and (iv) all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

                          "ACCOUNT DEBTOR" means any "account debtor," as such
                 term is defined in Section 9-105(1)(a) of the UCC.

                          "CHATTEL PAPER" means any "chattel paper," as such
                 term is defined in Section 9-105(1)(b) of the UCC, now owned or hereafter acquired by the Grantor.

                          "COLLATERAL" has the meaning assigned to such term in
                 Section 2 of this Agreement.

                          "CONTRACTS" means all contracts, undertakings or
                 other agreements (other than Chattel Paper, Documents or Instruments) in or under which the Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

                          "DOCUMENTS" means any "document," as such term is
                 defined in Section 9-105(1)(f) of the UCC, now owned or hereafter acquired by the Grantor.

                          "EQUIPMENT" means any "equipment," as such term is
                 defined in Section 9-109(2) of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, all machinery, equipment, furnishings, fixtures, vehicles, computers and other electronic data-processing and office equipment now owned or hereafter acquired by the Grantor and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

                          "GENERAL INTANGIBLES" means any "general
                 intangibles," as such term is defined in Section 9-106 of the UCC, now owned or hereafter acquired by the Grantor and, in any event, includes, without limitation, all customer lists, trademarks, patents, rights intintellectual property, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether patented or patentable or not) and technical information, procedures, designs, know






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                 ledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill, rights of indemnification and all right, title and interest which the Grantor may now or hereafter have in or under any Contract, now owned or hereafter acquired by the Grantor.

                          "INSTRUMENT" means any "instrument," as such term is
                 defined in Section 9-105(1)(i) of the UCC, now owned or hereafter acquired by the Grantor, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

                          "INVENTORY" means any "inventory," as such term is
                 defined in Section 9-109(4) of the UCC, now owned or hereafter acquired by the Grantor, and wherever located, and, in any event, includes, without limitation, all inventory, merchandise, goods and other personal property now owned or hereafter acquired by the Grantor which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Grantor's business, or the processing, packaging, delivery or shipping of the same, and all finished goods.

                          "PERMITTED LIENS" means Liens permitted by Section
                 7.1 of the Credit Agreement existing as of the date hereof or to be created hereafter.

                          "PROCEEDS" means "proceeds," as such term is defined
                 in Section 9-306(1) of the UCC, and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to the Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

                          "UCC" means the Uniform Commercial Code as the same
                 may, from time to time, be in effect in the State of New York; PROVIDED, HOWEVER, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for pur






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                 poses of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                 2.  GRANT OF SECURITY INTEREST.

                 (a) As collateral security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, all the Obligations and to induce the Lenders to make the Loans and the Issuers to issue the Letters of Credit pursuant to the Credit Agreement, the Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to the Agent, on behalf and for the ratable benefit of the Secured Parties, and hereby grants to the Agent, on behalf and for the ratable benefit of the Secured Parties, a security interest in, all of the Grantor's right, title and interest in, to and under (subject, as to priority,
         to any Permitted Liens) the     following (all of which being
         hereinafter collectively called the "Collateral"):

                     (i)  all Accounts;

                    (ii)  all Chattel Paper;

                   (iii) all Contracts and any and all claims of the Grantor for damages arising out of or for breach of or a default under any Contract and the right of the Grantor to perform or to compel performance under any Contract and to exercise all remedies thereunder;

                    (iv)  all Documents;

                     (v)  all Equipment;

                    (vi)  all General Intangibles;

                   (vii)  all Instruments;

                  (viii)  all Inventory;

                    (ix)  all bank accounts;

                     (x) all other goods and personal property of the Grantor whether tangible or intangible or whether now owned or hereafter acquired by the Grantor and wherever located; and

                    (xi) to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing.

                 (b) In addition, as collateral security for the prompt and complete payment when due of the Obligations, each Secured Party is hereby granted a lien and security interest in all property of the Grantor held by such Secured Party, including, without limitation, all property of every description, now or hereafter in






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         the possession or custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of the Grantor, or as to which the Grantor may have any right or power.

                3. RIGHTS OF THE SECURED PARTIES; LIMITATIONS ON SECURED PARTIES' OBLIGATIONS.

                 (a) It is expressly agreed by the Grantor that, anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Contracts to observe and perform all the conditions and obliga-tions to be observed and performed by it thereunder and the Grantor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract provided that the Grantor shall not be deemed in default of this Section 3(a) if all breaches under such Contracts in the aggregate have no reasonable likelihood of having a Material Adverse Effect. Neither the Agent nor any Lender shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the granting of a security interest in any contract to the Agent on behalf and for the ratable benefit of and the Secured Parties of a security interest therein or the receipt by the Agent or any Lender of any payment relating to any Contract pursuant hereto, nor shall the Agent or any Lender be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any Contract, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.


                 (b) The Agent authorizes the Grantor to (and the Grantor agrees to) collect its Accounts, Chattel Paper and Instruments in a prudent and businesslike manner, and the Agent may, upon the occurrence and during the continuance of any Event of Default and without notice, limit or terminate said authority at any time. If required by the Agent at any time during the continuance of any Event of Default, any Proceeds, when first collected by the Grantor, received in payment of any such Account or in payment for any of its Inventory or on account of any of its Contracts, shall be promptly deposited by the Grantor in precisely the form received (with all necessary indorsements) in a special bank account maintained by the Agent and subject to withdrawal only by the Agent, as hereinafter provided, and until so turned over shall be deemed to be held in trust by the Grantor for and as the Agent's property and shall not be commingled with the Grantor's other funds or properties. Such Proceeds, when deposited, shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. The Agent shall






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         upon the request of the Majority Lenders apply all or a part of the funds on deposit in said special account to the principal of or interest on or both in respect of any of the Obligations in accordance with the provisions of Section 8(d) hereof and any part of such funds which the Majority Lenders elect not so to apply and deem not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the Grantor. If an Event of Default has occurred and is continuing, at the request of the Agent the Grantor shall deliver to the Agent all original and other documents evidencing, and relating to, the sale and delivery of such Inventory or the performance of labor or service which created such Accounts, including, without limitation, all original orders, invoices and shipping receipts; and, prior to the occurrence of an Event of Default the Grantor shall deliver photocopies thereof to the Agent at its reasonable request.

                 (c) The Agent may at any time, upon the occurrence and during the continuance of any Default or Event of Default, after first notifying the Grantor of its intention to do so, notify Account Debtors of the Grantor, parties to Contracts of the Grantor, obligors of Instruments of the Grantor and obligors in respect of Chattel Paper of the Grantor that the Accounts and the right, title and interest of the Grantor in and under such Contracts, such Instruments and such Chattel Paper have been assigned to the Agent and that payments shall be made directly to the Agent. Upon the request of the Agent, the Grantor will so notify such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper. Upon the occurrence and during the continuance of an Event of Default, the Agent may in its own name or in the name of others communicate with such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper to verify with such Persons to the Agent's satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.

                 (d) Upon reasonable prior notice to the Grantor (unless a Default or Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent shall have the right to make test verifications of the Accounts and physical verifications of the Inventory in any manner and through any medium that it considers advisable, and the Grantor agrees to furnish all such assistance and information as the Agent may require in connection therewith. The Grantor, at its own cost and expense, will cause certified independent public accountants reasonably satisfactory to the Agent to prepare and deliver to the Agent, annually in connection with their annual audit and, upon the occurrence and during the continuance of an Event of Default at any time and from time to time promptly upon the Agent's reasonable request, which shall not be so frequently as to be unduly burdensome the following reports: (i) a reconciliation of all its Accounts, (ii) an aging of all its Accounts, (iii) trial






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         balances, and (iv) a test verification of such Accounts as the Agent may request. The Grantor, at its expense, will cause certified independent public accountants satisfactory to the Agent to prepare and deliver to the Agent the results of physical verifications of its Inventory made or observed by such accountants, which physical verifications shall be made no less frequently than on an annual basis.

                 4. REPRESENTATIONS AND WARRANTIES. The Grantor hereby represents and warrants to the Secured Parties as follows:

                 (a) The Grantor is the sole owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good title thereto, free and clear of any and all Liens, except for the security interest granted pursuant to this Agreement and other Permitted Liens. No material amounts payable under or in connection with any of its Accounts or Contracts are evidenced by Instruments which have not been delivered to the Agent.

                 (b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by the Grantor in favor of the Agent pursuant to this Agreement or such as relate to other Permitted Liens.

                 (c) Appropriate financing statements having been filed in the jurisdictions listed on Schedule I hereto, and this Agreement is effective to create a valid and continuing first priority Lien on and prior to all other Liens except Permitted Liens. All action necessary or desirable to protect and perfect such security interest in each item of the Collateral that may be subject to a perfected Lien by filing under the UCC has been duly taken.

                 (d) The Grantor's principal place of business and the place where its records concerning the Collateral are kept and the location of its Inventory and Equipment are set forth on Schedule II hereto.

                 (e) The amount represented by the Grantor to the Agent from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts of the Grantor will at such time be the correct amount actually owing by such Account Debtors thereunder.

                 5. COVENANTS. The Grantor covenants and agrees with the Agent and the Lenders that from and after the date of this Agreement and until the Obligations are fully satisfied:

                 (a) FURTHER DOCUMENTATION; PLEDGE OF INSTRUMENTS. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver any and all such further instruments and docu






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         ments and take such further action as the Agent may reasonably deem desirable to obtain the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, using its best efforts to secure to the extent required by the Credit Agreement all consents and approvals necessary or appropriate for the assignment to the Agent of any Contract held by the Grantor or in which the Grantor has any rights not heretofore assigned, the filing of any financing or continuation statements under the UCC with respect to the Liens and security interests granted hereby, transferring Collateral to the Agent's possession (if a security interest in such Collateral can only be perfected by possession) and placing the interest of the Agent as lienholder on the certificate of title of any vehicle. The Grantor also hereby authorizes the Agent to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. If any of the Collateral shall be or become evidenced by any Instrument, the Grantor agrees to pledge such Instrument to the Agent and shall duly endorse such Instrument in a manner satisfactory to the Agent and deliver the same to the Agent.

                 (b) MAINTENANCE OF RECORDS. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. At the request of Agent, the Grantor will mark its books and records pertaining to the Collateral to evidence this Agreement and the Lien and security interests granted hereby. At the request of Agent, all Chattel Paper will be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the security interest of Citibank, N.A., as the Agent". If requested by the Agent, the security interest of the Agent shall be noted on the certificate of title of each vehicle. For the Agent's and the Lenders' further security, the Grantor agrees that the Agent and the Lender shall have a special property interest in all of the Grantor's books and records pertaining to the Collateral and, upon the occurrence and during the continuance of any Event of Default, the Grantor shall deliver and turn over copies of any such books and records to the Agent or to its representatives at any time on demand of the Agent. Prior to the occurrence of an Event of Default and upon reasonable notice from the Agent, the Grantor shall permit any representative of the Agent to inspect such books and records and will provide photocopies thereof to the Agent during normal business hours.

                 (c) INDEMNIFICATION. In any suit, proceeding or action brought by the Agent or any Lender relating to any Account, Chattel Paper, Contract, General Intangible or Instrument for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible or Instrument, the Grantor will save, indemnify and keep each of the Agent and the






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         Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, Indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from the Grantor, and all such obligations of the Grantor shall be and remain enforceable against and only against the Grantor and shall not be enforceable against the Agent or the Lenders, except to the extent any such expense, loss or damage results primarily from the gross negligence or willful misconduct of the Agent or the Lenders.

                 (d) COMPLIANCE WITH LAWS, ETC. The Grantor will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority, applicable to the Collateral or any part thereof;PROVIDED, HOWEVER, that the Grantor may contest any act, regulation, order, decree or direction in any reasonable manner which shall not, in the sole opinion of the Agent, materially adversely affect the Agent's rights hereunder or materially adversely affect the first priority of its Lien on and security interest in the Collateral.

                 (e) PAYMENT OF OBLIGATIONS. The Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom and all claims of any kind (including, without limitation, claims for labor, materials and supplies), except that no such charge need be paid if (i) such non-payment does not involve any substantial danger of the sale, forfeiture or loss of any material amount of the Collateral or any interest therein, and (ii) such charge is adequately reserved against in accordance with and to the extent required by GAAP.

                 (f) COMPLIANCE WITH TERMS OF ACCOUNTS, ETC. In all material respects, the Grantor will comply with and perform with all obligations, covenants, conditions and agreements with respect to any Account, Chattel Paper, Contract, License and all other agreements to which it is a party or by which it is bound except where the noncompliance or failure to perform does not, in the aggregate, have a reasonable likelihood of resulting in a Material Adverse Effect.

                 (g) LIMITATION ON LIENS ON COLLATERAL. The Grantor will not create, permit or suffer to exist, and will defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral except Permitted Liens, and will defend the right, title and interest of the Agent and the Lenders in and to any of the Grantor's rights under the Chattel Paper, Contracts, Documents, General Intangibles and Instruments and to the Equipment and Inventory and in and to the Proceeds thereof against the claims and demands of all Persons whomsoever.






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                 (h)  LIMITATIONS ON MODIFICATIONS OF ACCOUNTS.  Upon the
         occurrence and during the continuance of any Default or Event of Default, the Grantor will not, without the Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, Chattel Paper or Instruments, or compromise, compound or settle the same for less than the full amount thereof, or release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon, in each case except in the ordinary course of business.

                 (i) MAINTENANCE OF INSURANCE. The Grantor will maintain, with responsible and reputable companies, insurance policies (i) insuring its Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (ii) insuring the Grantor and the Agent and the Banks against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business, naming the Agent as an additional insured with a lender loss payable clause in favor of the Agent on behalf and for the ratable benefit of the Secured Parties. The Grantor shall, if so requested by the Agent, deliver to the Agent as often as the Agent may reasonably request, a report of a reputable insurance broker reasonably satisfactory to the Agent with respect to the insurance on its Inventory and Equipment. All insurance with respect to the Inventory and Equipment shall (i) contain a clause which provides that the Secured Parties' interest under the policy will not be invalidated by any act or omission of, or any breach of warranty by, the insured, or by any change in the title, ownership or possession of the insured property, or by the use of the property for purposes more hazardous than is permitted in the policy, and (ii) provide that no cancellation, reduction in amount or change in coverage thereof shall be effective until at least ten days after receipt by the Agent of written notice thereof.

                 (j) LIMITATIONS ON DISPOSITION. The Grantor will not sell, lease, transfer or otherwise dispose of any






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         of the Collateral, or attempt or contract to do so, if prohibited by the Credit Agreement.

                 (k) FURTHER IDENTIFICATION OF COLLATERAL. The Grantor will, if so requested by the Agent, furnish to the Agent, as often as the Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

                 (l) NOTICES. The Grantor will advise the Agent promptly, in reasonable detail, (i) of any material Lien or claim made or asserted against any material amount of the Collateral, (ii) of any material change in the composition of the Collateral, and (iii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or in the security interests created hereunder.

                 (m) RIGHT OF INSPECTION. Upon reasonable notice to the Grantor (unless a Default or an Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent shall at all times have full and free access during normal business hours to all the books and records and non-privileged correspondence of the Grantor, and the Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Agent, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. Upon reasonable notice to the Grantor (unless a Default or an Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent and its representatives shall also have the right during normal business hours to enter into and upon any premises where any of the Equipment or Inventory is located for the purpose of inspecting the same, observing its use or otherwise taking actions reasonably required to protect its interests therein.

                 (n) MAINTENANCE OF EQUIPMENT. The Grantor will keep and maintain the Equipment in satisfactory operating condition sufficient for the continuation of the business conducted by the Grantor on a basis consistent with past practices, and the Grantor will





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         provide all maintenance and service and all repairs necessary for such purpose.

                 (o) CONTINUOUS PERFECTION. The Grantor will not change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC (or any other then applicable provision of the UCC) unless the Grantor shall have given the Agent at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by the Agent to amend such financing statement or continuation statement so that it is not seriously misleading. The Grantor will not change its principal place of business or remove its records or change the location of its Inventory and Equipment, each as set forth on Schedule II hereto, unless it gives the Agent at least 30 days' prior written notice thereof and has taken such action as is necessary to cause the security interest of the Agent in the Collateral to continue to be perfected.

                 6.  THE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT.

                 (a) The Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Agent may deem necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Agent the power and right, on behalf of the Grantor, without notice to or assent by the Grantor to do the following:

                          (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of the Grantor or in its own name or otherwise, to take possession of and endorse






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                 and collect any checks, drafts, notes, acceptances or other
                 Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;

                          (ii) to pay or discharge taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                         (iii) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the
                 Agent or as    the  Agent shall direct; (B) to receive payment
                 of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other Documents constituting or relating to the Collateral;
                 (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether





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                 on an exclusive or non-exclusive basis, any patent or
                 trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Grantor's expense, at any time, or from time to time, all acts and things which the Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Banks' Lien therein, in order to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

                 (b) The Agent agrees that, except upon the occurrence and during the continuance of any Default or Event of Default, it will forbear from exercising the power of attorney or any rights granted to the Agent pursuant to this Section 6. The Grantor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this Section 6, being coupled with an interest, shall be irrevocable until the Obligations are indefeasibly paid in full.

                 (c) The powers conferred on the Agent hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives or releases as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.

                 (d) The Grantor also authorizes the Agent, at any time and from time to time upon the occurrence and during the continuance of a Default or Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of the Grantor in and under the Contracts hereunder and other matters relating thereto and (ii) to execute, in connection with the






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         sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                 7. PERFORMANCE BY THE AGENT OF THE GRANTOR'S OBLIGATIONS. If the Grantor fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at the highest rate then in effect in respect of the Loans, shall be payable by the Grantor to the Agent on demand and shall constitute Obligations secured hereby.

                 8.  REMEDIES, RIGHTS UPON AN EVENT OF DEFAULT.

                 (a) If any Default or Event of Default shall occur and be continuing, the Agent shall, at the request of the Majority Lenders, or may with the consent of the Majority Lenders, exercise in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of, but subject to, the foregoing, the Grantor expressly agrees that in any such event the Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Grantor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may, to the extent commercially reasonable, forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker's board or any of the Agent's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent






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         permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption the Grantor hereby releases. The Grantor further agrees, at the Agent's request to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Grantor's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery receipt, appropriation, realization or sale, as provided in Section 8(d) hereof, the Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Agent of any other amount required by any provision of law, including Section 9-504(1)(c) of the UCC, need the Agent account for the surplus, if any, to the Grantor. To the maximum extent permitted by applicable law, the Grantor waives all claims, damages, and demands against the Secured Parties arising out of the repossession, retention or sale of the Collateral. The Grantor agrees that the Agent need not give more that ten days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which the Secured Parties are entitled, the Grantor also being liable for the fees and expenses of any attorneys employed by the Agent and the Lenders to collect such deficiency.

                 (b) The Grantor also agrees to pay all costs of the Agent and the Lenders, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

                 (c) The Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

                 (d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Agent as provided in Section 2.19 of the Credit Agreement.






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                 9.  LIMITATION ON THE SECURED PARTIES' DUTY IN RESPECT OF
COLLATERAL. No Secured Party shall have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Upon request of the Grantor, the Agent shall account for any moneys received by it in respect of any foreclosure on or disposition of the Collateral.

                 10. NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy, or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Grantor, addressed to it c/o Waxman Industries, Inc.,24460 Aurora Road,Bedford Heights, Ohio 44146,Attention: Neal Restivo, Treasurer, and if to any Secured Party, addressed to it at the address of such Secured Party specified in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective three days after being deposited in the mails or when delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation or receipt, delivered to the cable company, or delivered by hand to the addressee or its agent, respectively.

                 11. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be in writing, approved by the Majority Lenders (except where under Section 10.1 of the Credit Agreement, the approval of each Lender is required) and signed by the Agent, and then any such waiver or consent shall only be effective in the specific instance and for the specific purpose for which given.

                 12. NO WAIVER; REMEDIES. (a) No failure on the part of any Secured Party to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies






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herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or any of the other Loan Documents.

                 (b) Failure by any of the Secured Parties at any time or times hereafter to require strict performance by the Grantor or any other Person of any of the provisions, warranties, terms or conditions contained in any of the Loan Documents now or at any time or times hereafter executed by the Grantor or any such other Person and delivered to any of the Secured Parties shall not waive, affect or diminish any right of any of the Secured Parties at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of any of the Secured Parties, or any agent, officer or employee of any Secured Party.

                 13. SUCCESSORS AND ASSIGNS. This Agreement and all obligations of the Grantor hereunder shall be binding upon the successors and assigns of the Grantor, and shall, together with the rights and remedies of the Agent hereunder, inure to the benefit of the Agent, the Banks, and their respective successors and assigns.

                 14. GOVERNING LAW. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement.

                 15. WAIVER OF JURY TRIAL. The Grantor waives any right it may have to trial by jury in any action or proceeding to enforce or defend any rights or remedies hereunder, under the Credit Agreement or under any of the other Loan Documents or any other document relating to any of the foregoing.

                 16. FURTHER INDEMNIFICATION. The Grantor agrees to pay, and to save the Agent and each Bank harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be






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payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

             17. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.







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        IN WITNESS WHEREOF, The Grantor has caused this Agreement to be executed and delivered by its duly authorized officer on the date first above written.


                                  BARNETT INC.


                                  By: ________________________
                                      Title:


Accepted and acknowledged by:

CITICORP USA, INC. as Agent


By: ________________________
    Name: Keith Karako
    Title: Vice President





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                        SCHEDULE I TO SECURITY AGREEMENT


                                    FILINGS
                                    -------
     JURISDICTION                                           FILING OFFICE
     ------------                                           -------------








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                                                                     SCHEDULE II

                       SCHEDULE II TO SECURITY AGREEMENT


                   LOCATION OF RECORDS AND CERTAIN COLLATERAL
                   ------------------------------------------


Principal Place of
Business and
Location of Records
- -------------------




Location of
Inventory
and Equipment
- -------------




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                                   EXHIBIT L

                                    FORM OF
                                PLEDGE AGREEMENT


                 PLEDGE AGREEMENT, dated May __, 1994, made by TWI, International, Inc., a Delaware corporation (the "Pledgor"), to Citicorp USA, Inc., as agent for the financial institutions party to the Credit Agreement referred to below (in such capacity, the "Agent").


                              W I T N E S S E T H:
                              - - - - - - - - - -
                 WHEREAS, Barnett Inc., WOC Inc., Waxman Consumer Products Group Inc. and Waxman USA Inc. have entered into a Credit Agreement, dated as of May __, 1994, with the financial institutions party thereto and the Agent (said agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement" and the terms defined therein and not otherwise defined herein being used herein having the meanings therein assigned); and

                 WHEREAS, the Pledgor is the legal and beneficial owner of the shares of capital stock described in Schedule I hereto and issued by the issuers named therein (the "Pledged Shares"); and

                 WHEREAS, it is a condition precedent under the Credit Agreement to the making of the Loans and the issuance of Letters of Credit that the Pledgor shall have made the pledge contemplated by this Agreement;

                 NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make the Loans and the Issuers to issue Letters of Credit, the Pledgor hereby agrees with the Agent on behalf and for the benefit of the Secured Parties as follows:

                 SECTION 1. PLEDGE. The Pledgor hereby pledges to the Agent on behalf and for the benefit of the Secured Parties, and grants to the Agent on behalf and for the benefit of the Secured Parties a security interest in, the following (the "Pledged Collateral"):

                      (i)  all of the Pledged Shares;

                     (ii) all additional shares of stock or other securities of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner (any such shares being "Additional Shares"), provided, that Additional Shares shall be limited to 65% of such additional stock or other securities in the case of a foreign issuer or a domestic holding company for such a foreign issuer;

                    (iii) the certificates representing the shares referred to in clauses (i) and (ii) above;

                     (iv) all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

                 SECTION 2. SECURITY FOR OBLIGATIONS. This Agreement secures and the Pledged Collateral is security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of, and the performance of, the Obligations under the Credit Agreement whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise.

                 SECTION 3. DELIVERY OF PLEDGED COLLATERAL. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in its name or in the name of any of its nominees any or all of the Pledged Collateral. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing any of the Pledged Collateral for certificates or instruments of smaller or larger denominations.

                 SECTION 4. REPRESENTATIONS AND WARRANTIES. The Pledgor makes the following representations:

                 (a) The Pledged Shares (i) have been duly authorized and validly issued; (ii) are fully paid and non-assessable; and (iii) constitute 100% (65% in the case of a foreign issuer or a domestic holding company of such a foreign issuer) of the issued and outstanding shares of stock of the respective issuers thereof.

                 (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, except for the Lien created by this Agreement and the Lien in favor of the agent for the Term Loan Lenders.

                 (c) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Agent on behalf and for the ratable benefit of the Secured Parties securing the payment of all of the Obligations except to the extent of any requirements, limitation or prohibition contained in the laws of the jurisdiction of incorporation of a foreign issuer.

                 (d) No consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either
(i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by the Pledgor, or (ii) for the exercise by the Agent of the voting or other rights provided for in this Agreement or of the remedies in respect of the Pledged Collateral pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally.

                 (e) The issuers listed on Schedule I are the only direct Subsidiaries of the Pledgor.

                 SECTION 5. FURTHER ASSURANCES, ETC. (a) The Pledgor agrees that at any time and from time to time, at the cost and expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may request, in order to perfect and protect the Lien granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

                 (b) The Pledgor agrees to defend the title to the Pledged Collateral and the Lien thereon of the Agent against the claim of any other Person and to maintain and preserve such Lien until indefeasible payment in full of all of the Secured Obligations.

                 SECTION 6.  VOTING RIGHTS; DIVIDENDS; ETC.

                 (a) As long as no Event of Default shall have occurred and be continuing (or, in the case of subsection (a)(i) of this Section 6, as long as no notice thereof shall have been given by the Agent to the Pledgor):

                          (i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Loan Document; PROVIDED, HOWEVER, that the Pledgor shall not exercise or shall refrain from exercising any such right if, in the Agent's judgment, exercised reasonably, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

                     (ii) The Pledgor shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral, other than any and all

                                  (A)  dividends paid or payable other than in
                          cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                                  (B)  dividends and other distributions paid
                          or payable in cash in respect of any Pledged Shares or Additional Pledged Shares in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                                  (C)  cash paid, payable or otherwise
                          distributed in redemption of, or in exchange for, any Pledged Collateral, all of which shall be forthwith delivered to the Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

                    (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above.

                 (b) Upon the occurrence and during the continuance of an Event of Default:

                          (i) Upon notice by the Agent to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

                     (ii) All rights of the Pledgor to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends.

                    (iii) All dividends which are received by the Pledgor contrary to the provisions of paragraph (ii) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary indorsement).

                     (iv) The Pledgor shall, if necessary to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(b)(i) above and to receive all dividends and distributions which it may be entitled to receive under Section 6(b)(ii) above, execute and deliver to the Agent, from time to time and upon written notice of the Agent, appropriate proxies, dividend payment orders and other instruments as the Agent may reasonably request. The foregoing shall not in any way limit the Agent's power and authority granted pursuant to Section 8 hereof.

                 SECTION 7. TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES. (a) The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien created pursuant to this Agreement.

                 (b) The Pledgor agrees that it will (i) cause each issuer of the Pledged Shares not to issue any shares of stock or other securities in addition to or in substitution for the Pledged Shares, except, with the written consent of the Majority Lenders, to the Pledgor, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all Additional Shares, and (iii) promptly (and in any event within three Business
Days) deliver to the Agent a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment"), in respect of the Additional Shares, together with all certificates or other instruments representing or evidencing the same. The Pledgor hereby (i) authorizes the Agent to attach each Pledge Amendment to this Pledge Agreement, (ii) agrees that all Additional Shares listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Shares, and (iii) is deemed to have made, upon such delivery, the representations and warranties contained in Section 4 hereof with respect to such Pledged Collateral.

                 SECTION 8. AGENT APPOINTED ATTORNEY-IN-FACT AND PROXY. The Pledgor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution or payment in respect of the Pledged Collateral or any part thereof, to give full discharge for the same, and to vote or grant any consent in respect of the Pledged Shares authorized by Section 6(b) hereof. The Pledgor hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power, being coupled with an interest, is irrevocable until the Secured Obligations are paid in full.

                 SECTION 9. AGENT MAY PERFORM. If the Pledgor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor under Section 12 hereof and constitute Secured Obligations secured hereby.

                 SECTION 10. REASONABLE CARE. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that neither the Agent nor any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any other Secured Party has or is deemed to have knowledge of any such matter, or (ii) taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

                 SECTION 11. REMEDIES UPON DEFAULT. If any Event of Default shall have occurred and be continuing:

                 (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and the Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of the Agent or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the are commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

                 (b) The Pledgor recognizes that, by reason of the aforementioned requirements and certain prohibitions contained in the Securities Act of 1933, as amended (the "Act") and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the Pledgor to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor would agree to do so.

                 (c) If the Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall, from time to time, furnish to the Agent all such information as the Agent may request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Agent as exempt transactions under the Act and rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                 (d) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Agent as set forth in Section 2.19 of the Credit Agreement.

                 SECTION 12. EXPENSES. The Pledgor will upon demand pay to the Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of the Agent's counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, sale of, collection from, or other realization upon, any of the Pledged Collateral,
(iii) the exercise or enforcement of any of the rights and remedies hereunder of the Agent and the Secured Parties, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

                 SECTION 13. SECURITY INTEREST ABSOLUTE. All rights of the Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

                          (i) any lack of validity or enforceability of any provision of the Credit Agreement, the Notes or any other Loan Document or any other agreement or instrument relating thereto;

                         (ii) any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Secured Obligations, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Credit Agreement, the Notes or any other Loan Document;

                        (iii) any exchange, release or non-perfection of any Lien on any other collateral, or any release or amendment or waiver of any term of any guaranty of, or consent to departure from any requirement of any guaranty of, all or any of the Secured Obligations; or

                     (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, a borrower or a pledgor.

                 SECTION 14. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing, approved by the Majority Lenders and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 15. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Pledgor or any Secured Party, addressed to the Pledgor c/o the Borrowers or such Secured Party, as the case may be, at the Borrowers' or such Secured Party's address specified in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, be effective three days after being mailed or when telegraphed, telexed, telecopied, cabled or delivered by hand to the addressee or its agent, respectively.

                 SECTION 16. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES OR OBLIGATIONS. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until payment in full of the Obligations, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of and be enforceable by the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer any Note held by it or Obligation owing to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Lender herein or otherwise with respect to such of the Notes or Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 10.7 of the Credit Agreement in respect of assignments. Upon the payment in full (after the Termination Date) of the Obligations, the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

                 SECTION 17. GOVERNING LAW; SEVERABILITY; TERMS. This Agreement shall be governed by, and be construed and interpreted in accordance with, the law of the State of New York. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and without invalidating the remaining provisions of this Agreement. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Uniform Commercial Code as in effect in the State of New York are used herein as therein defined.

                 SECTION 18. WAIVER OF JURY TRIAL. The Pledgor waives any right it may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Agreement or any other loan document, or any course of conduct, course of dealing, verbal or written statement or other action of any loan party or any secured party.

                 SECTION 19. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Agreement.

                 IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its duly authorized officer on the date first above written.


                            TWI, INTERNATIONAL, INC.


                            By:____________________________
                                Title:

Accepted and Acknowledged:


CITICORP USA, INC., as Agent


By:  ______________________________________
       Name: Keith Karako
      Title: Vice President

                         SCHEDULE I TO PLEDGE AGREEMENT


         Attached to and forming a part of that certain
         Pledge Agreement, dated May __, 1994, by TWI,
         INTERNATIONAL, INC. to Citicorp USA, Inc., as Agent.


                                     Stock
                                  Certificate                      Number
Stock Issuer    Class of Stock       No(s).         Par Value     of Shares
- ------------    --------------    ------------      ---------     ---------

                        SCHEDULE II TO PLEDGE AGREEMENT

                                PLEDGE AMENDMENT
                                ----------------


                          This Pledge Amendment, dated ___________, 19__, is delivered pursuant to Section 7 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated May __, 1994, between the undersigned and Citicorp USA, Inc., as Agent on behalf of and for the ratable benefit of the Secured Parties referred to therein and that the Additional Shares listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in the Pledge Agreement and shall secure all Secured Obligations of the undersigned. The terms defined in the Pledge Agreement or Credit Agreement are being used herein as therein defined.

                            TWI, INTERNATIONAL, INC.



                             By: _______________________________________________
                                     Title:


                                  Stock
                               Certificate                       Number
Issuer      Class of Stock        No(s).       Par Value        of Shares
- ------      --------------     -----------     ---------        ---------

                                   EXHIBIT A

                                    FORM OF
                             REVOLVING CREDIT NOTE


U.S. $ ____________                             Dated:  ________________ 1994


                 FOR VALUE RECEIVED, the undersigned, Barnett Inc., a Delaware corporation, WOC Inc., a Delaware corporation, and Waxman Consumer Products Group Inc., a Delaware corporation (the "Borrowers"), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of ______________ (the "Lender") the principal sum of ____________ United States Dollars ($__________), or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans (as defined in the Credit Agreement referred to below) of the Lender to the Borrowers, payable at such times, and in such amounts, as are specified in the Credit Agreement.

                 The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of the Revolving Credit Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

                 Both principal and interest are payable in lawful money of the United States of America to Citicorp USA, Inc., as Agent, at 399 Park Avenue, New York, New York 10043, in immediately available funds. The Revolving Credit Loans made by the Lender to the Borrowers, and all payments made on account of the principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on this Note.

                 This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of May __, 1994 (said Agreement, as it may be amended or otherwise modified from time to time, being the "Credit Agreement"), among the Borrowers, Waxman USA Inc., the Lender, the other financial institutions referred to therein and CITICORP USA, INC., as agent for the Lender and such other financial institutions, and the other Loan Documents referred to therein and entered into pursuant thereto.
The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Loans by the Lender to the Borrowers in an aggregate amount not to exceed at any time outstanding the United States dollar amount first above mentioned, the indebtedness of the Borrowers resulting from such Revolving Credit Loans being evidenced by this Note, and (ii) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                 This Note is secured as provided in the Loan Documents (as defined in the Credit Agreement).

                 Demand, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrowers.

                 This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                                                BARNETT INC.


                                                By:  ____________________
                                                     Title:

                                                WOC INC.


                                                By:  ____________________
                                                     Title:

                                                WAXMAN CONSUMER PRODUCTS
                                                GROUP INC.


                                                By:  ____________________
                                                     Title:

NYFS10...:\86\35886\0358\1568\EXH21594.S1C

                        LOANS AND PAYMENTS OF PRINCIPAL
                        -------------------------------



                                          Amount of
                        Amount          Principal Paid         Notation
Date                    of Loan           or Prepaid            Made by
- ----                    -------         --------------         --------

NYFS10...:\86\35886\0358\1568\EXH21594.S1C

                                   EXHIBIT E

                                    FORM OF
                    INTELLECTUAL PROPERTY SECURITY AGREEMENT


   INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated ____________, 1994, made by
[                   ], a ________ corporation (the "Grantor"), in favor of
Citicorp USA, Inc., as agent for the financial institutions party to the Credit Agreement referred to below (in such capacity, the "Agent").


                             W I T N E S S E T H :
                             - - - - - - - - - -
   WHEREAS, the Grantor has entered into a Credit Agreement, dated as of May __, 1994, with Barnett Inc., WOC Inc., Waxman Consumer Products Group Inc., Waxman USA Inc., the financial institutions party thereto and the Agent (said agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement" and the terms defined therein and not otherwise defined herein being used herein having the meanings therein assigned); and

   WHEREAS, it is a condition precedent to the making of the Loans and the issuance of the Letters of Credit that the Borrower shall have entered into this Agreement;

   NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make the Loans and the Issuers to issue the Letters of Credit the Grantor hereby agrees as follows:

   1. DEFINED TERMS. The following terms have the following meanings (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

   "AGREEMENT" means this Intellectual Property Security Agreement, as the same may from time to time be amended, modified or supplemented, and shall refer to this Intellectual Property Security Agreement as in effect on the date such reference becomes operative.

   "COPYRIGHTS" means copyrights, registrations and applications therefor, and any and all (i) renewals and extensions thereof, (ii) income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iii) rights to sue for past, present and future infringements or misappropriations thereof, and (iv) all other rights corresponding thereto throughout the world.

   "INTELLECTUAL PROPERTY COLLATERAL" has the meaning assigned to such term in
Section 2 of this Agreement.

   "LICENSES" means license agreements in which the Grantor grants or receives a grant of any interest in Copyrights, Trademarks, Patents and Trade Secrets (all as defined herein) and other intellectual property and any and all (i) renewals, extensions, supplements, amendments and continuations thereof, (ii) income, royalties, damages and payments now and hereafter due or payable to the Grantor with respect thereto, including, without limitation, damages and payments for past or future violations or infringements or misappropriations thereof, and (iii) rights to sue for past, present and future violations or infringements thereof.

   "PATENTS" means patents and patent applications along with any and all (i) inventions and improvements described and claimed therein, (ii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iii) income, royalties, damages and payments now and hereafter due and/or payable to the Grantor with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iv) rights to sue for past, present and future infringements or misappropriations thereof, and (v) all other rights corresponding thereto throughout the world.

   "TRADEMARKS" means trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, and the entire product lines and goodwill of Grantor's business symbolized thereby and sufficient to produce or procure goods connected therewith, together with any and all (i) renewals thereof, (ii) income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropria- tions thereof, (iii) rights to sue for past, present and future infringements or misappropriations thereof, and (iv) all other rights corresponding thereto throughout the world.

   "TRADE SECRETS" means trade secrets, along with any and all (i) income, royalties, damages and payments now and hereafter due and/or payable to the Grantor with respect thereto, including, without limitation, damages and payments for past or





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future infringements or misappropriations thereof, (ii) rights to sue for past, present and future infringements or misappropriations thereof, and (iii) all other rights corresponding thereto throughout the world.

        The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, and not to any particular section, subsection or clause contained in this Agreement.

        2. GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY COLLATERAL. In order to secure the complete and due and punctual payment of all of the Obligations, the Grantor hereby grants and conveys to the Agent on behalf and for the ratable benefit of the Secured Parties as collateral security, a continuing security interest in all of the Grantor's entire right, title and interest in and to intellectual property rights now owned or existing and hereafter acquired or arising in the following assets, subject to the provisos set forth below in this Section 2 (all of which being hereinafter referred to as the "Intellectual Property Collateral"):

        (a) all Trademarks of the Grantor, including, without limitation, the Trademarks listed on Schedule A hereto;

        (b) all Copyrights of the Grantor, including, without limitation, the Copyrights listed on Schedule B hereto;

        (c) all Licenses of the Grantor, including, without limitation, the Licenses listed on Schedule C hereto;

        (d) all Patents of the Grantor, including, without limitation, the Patents listed on Schedule D hereto;

        (e)  all Trade Secrets of the Grantor; and

        (f) the entire goodwill of the Grantor's business connected with the use of and symbolized by the Trademarks;

PROVIDED, HOWEVER, that nothing hereunder constitutes or shall be deemed to constitute the grant of a security interest in favor of the Agent with respect to any Intellectual Property Collateral to the extent prohibited by applicable law.

        3. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants that:





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        (a)  The Trademarks, Copyrights, Licenses, Patents and Trade Secrets
are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

        (b) The Grantor has not previously assigned, transferred, conveyed or otherwise encumbered such right, title and interest;

        (c) The Grantor is the sole and exclusive owner of the Intellectual Property Collateral, all of which is free and clear of any Liens, charges and encumbrances, and, to its knowledge, no other person or entity has any claim with respect to the Intellectual Property Collateral whatsoever, except pursuant to the Trademark License Agreement;

        (d) Schedules A, B, C and D attached hereto list all Trademarks, registered Copyrights, and Licenses and Patents related to the Intellectual Property Collateral;

        (e) The Intellectual Property Collateral is sufficient for the purpose of producing or procuring goods, performing services and otherwise carrying on the business of the Grantor;

        (f) To the best of the Grantor's knowledge, the Intellectual Property Collateral does not infringe any rights owned or possessed by any third party;

        (g) There are no claims, judgments or settlements to be paid by the Grantor or pending claims or litigation relating to the Intellectual Property Collateral, except as set forth on Schedule E hereto;

        (h) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Intellectual Property Collateral is on file or of record in any public office, except such as may have been filed by the Grantor in favor of the Agent for the benefit of itself and the Lenders pursuant to this Agreement or such as relate to other Permitted Liens; and

        (i) All appropriate documents have been delivered to the Agent for filing with the United States Patent and Trademark Office and the United States Copyright Office and any appropriate filing offices located in foreign countries, and when filed this Agreement is effective to create a valid and continuing first priority lien on and first priority security interest in the Intellectual Property Collateral in favor of the Agent for the benefit of itself and the Lenders. All action necessary or





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desirable to protect and create such security interest in each item of the
Intellectual Property Collateral has been duly taken.

        4.  RIGHTS AND REMEDIES; APPLICATION OF MONIES.

        (a) Upon the occurrence and during the continuation of a Default or an Event of Default, the Agent may to the fullest extent permitted by applicable law, upon ten days' notice to Grantor (which notice shall be deemed reasonable hereunder), and without advertisement, hearing or process of law in any kind,
(i) subject to Section 4(f) hereof, exercise any and all rights as beneficial and legal owner of the Intellectual Property Collateral, including, without limitation, any and all consensual rights and powers with respect to the Intellectual Property Collateral, and (ii) sell or assign or grant a license or franchise to use, or cause to be sold or assigned or granted a license or franchise to use, any or all of the Intellectual Property Collateral, in each case, free of all rights and claims of Grantor therein and thereto (but subject, in each case, to the rights of others heretofore granted or created by Grantor in the ordinary course of business). Upon the occurrence and during the continuation of an Event of Default, the Agent may (i) sell or assign the Intellectual Property Collateral, or any part thereof, for cash upon credit as the Agent may reasonably deem appropriate or (ii) grant licenses or franchises or both to use the Intellectual Property Collateral on such terms and conditions as the Agent shall reasonably determine. In connection therewith, the Agent shall have the right to impose such limitations and restrictions on the sale or assignment of the Intellectual Property Collateral as the Agent may deem to be necessary or appropriate to comply with any law, rule or regulation (Federal, state, local or that of a foreign country) having applicability to any such sale and requirements for any necessary governmental approvals.

        (b) It is expressly understood that, anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of its Contracts (as such term is defined in the Grantor Security Agreement) and each of its Licenses to observe and perform all the conditions and obligations to be observed by it thereunder and the Grantor shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Contract or License except for such non-observance or non-performance as in the aggregate has no reasonable likelihood of resulting in a Material Adverse Effect. Neither Agent nor any Lender shall have any obligation or liability under any Contract or License by reason of or arising out of this Agreement or the granting to Agent and the Lenders of a security interest herein, nor shall Agent or any





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Lender be required or obligated in any manner to perform or fulfill any of the obligations of the Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

        (c) Except as provided in this Section 4, Grantor hereby expressly waives, to the fullest extent permitted by applicable law, any and all notices, advertisements, hearings or process of law in connection with the exercise by the Agent of any of its rights and remedies hereunder. The Agent shall not be liable to any Person for any incorrect or improper payment made pursuant to this Section 4, in the absence of gross negligence or willful misconduct.

        (d) Notwithstanding any provisions of this Agreement to the contrary, if, after giving effect to any sale, transfer, assignment or other disposition of any or all of the Intellectual Property Collateral pursuant hereto and after the application of the proceeds hereunder to Obligations, any Obligations remain unpaid or unsatisfied, Grantor shall remain liable for the unpaid and unsatisfied amount of such Obligations.

        (e) This Agreement is made to provide for and secure repayment of the Obligations of the Grantor in the following order of priority indicated:

        First, to the payment of the costs and expenses of such sale, transfer, assignment or other disposition, including, without limitation, all expenses and liabilities (including reasonable compensation to the agents of, and counsel to, to the Agent and the Lenders) and advances made or incurred by the Agent and the Lenders in connection therewith or pursuant to Section 15 or 19 hereof;

        Next, to the Lenders and the Agent, pro rata, for the payment in full of the Obligations;

        Finally, after payment in full of all of the Obligations, to the payment to the Grantor, or its successors or assigns, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.





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        (f)  Upon the declaration of an Event of Default, the Grantor agrees that it will promptly (and in any event within three Business Days) deliver to the Agent or its designee an assignment of the Intellectual Property Collateral, duly executed by the Grantor, in substantially the form of Schedule F annexed hereto. The Grantor agrees that the Agent may duly execute such an assignment as Grantor's true and lawful attorney-in-fact pursuant to Section 16 hereof.

        5. SECURITY INTEREST ABSOLUTE. All rights of the Agent and the Lenders and security interests granted herein, and all obligations of the Grantor pursuant hereto, shall be absolute and unconditional irrespective of:

        (a) the lack of validity or enforceability of any provisions in the Credit Agreement, the Notes or any other Loan Document or any other agreement or instrument relating thereto;

        (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Notes or any other Loan Document;

        (c) any exchange, release or non-perfection of any Collateral other than the Intellectual Property Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

        (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantor or a third-party grantor.

        6. TERMINATION OF SECURITY INTEREST. This Agreement, and the security interests created or granted hereby or thereby, shall terminate when the later of the following shall have occurred: (a) the date that the last Obligations shall have been fully and indefeasibly paid and satisfied and (b) the date as of which the last of the Commitments and any other obligations that any of the Secured Parties have under any of the Loan Documents or related documents and instruments have terminated, at which time the Agent (without recourse upon, or any warranty whatsoever by, the Agent) shall execute and deliver to Grantor, for filing in each office in which any security agreement, notice or other filing, or any part thereof, shall have been filed, an instrument releasing the Agent's security interest in the Intellectual Property Collateral, and such other documents and instruments to terminate any security interest of the Agent granted hereby as Grantor may reasonably request, all without recourse upon, or





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warranty whatsoever by, the Agent, except that the same shall be free and clear of any claims, liens or encumbrances created by or in respect of the Agent, and at the cost and expense of Grantor.

        7. USE AND PROTECTION OF INTELLECTUAL PROPERTY COLLATERAL. (a) Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, the Grantor may continue to exploit, license, franchise, use, enjoy and protect (whether in the United States of America or any foreign jurisdiction) the Intellectual Property Collateral in the ordinary course of business and the Agent shall from time to time execute and deliver, upon written request of Grantor and at Grantor's sole cost and expense, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the judgment of Grantor to enable Grantor to do so.

        (b) In order to more fully protect the Intellectual Property Collateral in respect of which security interests have been granted to the Agent by the Grantor hereunder, the Grantor may hereafter transfer to the Agent such additional rights, privileges, marks and licenses as Grantor may in its discretion determine to be necessary and appropriate to the continuing exploitation, licensing, use, enjoyment and protection (whether in the United States of America or any foreign jurisdiction) of the Intellectual Property Collateral.

        8. DUTIES OF GRANTOR. The Grantor shall have the duty to preserve and maintain all rights in the Intellectual Property Collateral (including, without limitation, the duty to use, for the duration of this Agreement, consistent standards of quality in respect of the products sold by it under the Trademarks) in respect of which a failure to be able to continue to use the same would have a Material Adverse Effect in a manner substantially consistent with its present practices. The Grantor shall take all action reasonably requested by the Agent to register, record and/or perfect the Agent's rights hereunder. Such duties shall include, but not be limited to, the following:

        (a) The Grantor shall take appropriate action at its expense to halt the infringement of any of the Intellectual Property if such infringement would have a Material Adverse Effect;

        (b) The Grantor shall not amend, modify, terminate or waive any provisions of any other contract to which the Grantor is a party in any manner which might have a Material Adverse Effect.





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        9.  PAYMENT OF OBLIGATIONS.  The Grantor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Intellectual Property Collateral or in respect of its income or profits therefrom and all claims of any kind, except that no such charge need be paid if (i) such non-payment does not involve any danger of forfeiture or loss of any of the Intellectual Property Collateral or any interest therein and (ii) such charge is adequately reserved against in accordance with and to the extent required by GAAP.

        10. THE AGENT'S RIGHT TO SUE. Whenever an Event of Default shall have occurred and be continuing, the Agent shall have the right, but shall in no way be obligated, to bring suit in its own name (subject to Section 4(f)) to protect or enforce the Trademarks, Copyrights, Licenses, Patents and Trade Secrets, and, if the Agent shall commence any such suit, Grantor shall, at the request of the Agent, do any and all lawful acts and execute any and all proper documents required by the Agent in aid of such protection or enforcement.

        11. MAINTENANCE OF RECORDS. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Intellectual Property Collateral. For the Agent's and the Lenders' further security, the Grantor agrees that the Agent and the Lenders shall have a special property interest in all of the Grantor's books and records pertaining to the Intellectual Property Collateral and, upon the occurrence and during the continuation of any Event of Default, the Grantor shall deliver and turn over copies of any such books and records to the Agent or its representatives at any time on demand of the Agent. Prior to the occurrence of an Event of Default and upon reasonable notice from the Agent, the Grantor shall permit any representative of the Agent to inspect such books and records as set forth in
Section 12.

        12. RIGHT OF INSPECTION. Upon reasonable notice to the Grantor (unless an Event of Default has occurred and is continuing, in which case no notice is necessary), the Agent shall at all times have full and free access during normal business hours to all the books and records and correspondence of the Grantor, and the Agent or its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Grantor agrees to render to the Agent, at the Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

        13. NO WAIVER; CUMULATIVE REMEDIES. No failure on the part of the Agent to exercise, and no delay on the part of the





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Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude other or further exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to the Agent whether at law, in equity or otherwise.

        14. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopy, or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered by hand, if to the Grantor, addressed to it c/o Waxman Industries, Inc., 24460 Aurora Road, Bedford Heights, Ohio 44146, Attention: Neal Restivo, Treasurer, and if to any Secured Party, addressed to it at the address of such Secured Party specified in the Credit Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, telegraphed, telexed, telecopied, cabled or delivered, be effective when deposited in the mails, delivered to the telegraph company, confirmed by telex answerback, telecopied with confirmation or receipt, delivered to the cable company, or delivered by hand to the addressee or its agent, respectively.

        15. EXPENSES OF COLLECTION. The Grantor hereby agrees to pay all expenses of the Agent, including reasonable attorneys' fees, incurred with respect to the collection of any of the Intellectual Property Collateral and the enforcement of the respective rights of the Agent and the Lenders hereunder (together with interest thereon from and after the date of payment of such expenses by the Agent in accordance with the rate then in effect for Loans under the Credit Agreement), which expenses together with interest thereon as aforesaid shall constitute Obligations.

        16. AGENT APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as Grantor's true and lawful attorney-in-fact, for the purpose of taking such action and executing agreements, instruments and other documents, in the name of Grantor or otherwise, not inconsistent with the express provisions of this Agreement, as the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is an agency coupled with an interest and is irrevocable until payment in full of all Obligations. The Agent agrees that until the occurrence and continuation of an Event of





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Default, it will forbear from exercising the power of attorney or any rights granted to the Agent pursuant to this Section 16.

        17. GOVERNING LAW; BINDING EFFECT; ASSIGNMENT. This agreement shall be governed by and construed in accordance with the law of the State of New York. This Agreement shall be binding upon Grantor and the Agent and their respective successors and assigns and shall inure to the benefit of Grantor and the Agent and their respective successors and assigns; PROVIDED, HOWEVER, that Grantor may not assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Agent. Except as provided in Section 2, no other Person (including, without limitation, any other creditor of Grantor) shall have any interest herein or any right or benefit with respect hereto and this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and each of their respective successors and assigns.

        18. FURTHER INDEMNIFICATION. The Grantor agrees to pay, and save the Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying (other than a delay caused by the gross negligence or willful misconduct of the Agent), any and all excise, sales or other similar taxes which may be payable with respect to any of the Intellectual Property Collateral or in connection with any of the transactions contemplated by this Agreement.

        19. AGENT MAY PERFORM. If the Grantor fails to perform any agreement contained herein, the Agent may, but shall not be obligated to, itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 15 hereof or, if not so paid, shall become Obligations.

        20. NEW INTELLECTUAL PROPERTY. In the event, prior to the time the Obligations have been paid in full, the Grantor shall (i) obtain any rights to or interests in any new inventions whether or not patentable, patents, patent applications or any reissue, divisions, continuations, renewals, extensions, or continuations-in-part of any patent or improvement of any patent, trademarks, trade names, service marks, and registrations or applications therefor, copyrights and registrations or applications therefor, or licenses, or (ii) become entitled to the benefit of any patent, copyright or trademark, or any registrations or applications therefor, license, license renewal, trade secret or copyright renewal, the provisions of this Agreement





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shall automatically apply thereto and anything enumerated in clause (i) or (ii)
of this Section 20 shall constitute Intellectual Property Collateral. The Grantor agrees, promptly following the written request by the Agent, to amend this Agreement by amending any or all of Schedules A, B, C, D and E, as applicable, to include any such future trademarks, trademark registrations, trademark applications, trade names, service marks, copyrights and licenses which would be Intellectual Property Collateral, and to immediately prepare, execute and record with all appropriate foreign country, Federal, state and/or local offices and authorities a Security Agreement for any such new
Intellectual Property Collateral, in form and substance similar to this Agreement, and to deliver to the Agent reasonable proof of such recordation.

        21. WAIVER OF JURY TRIAL. The grantor and the agent hereby irrevocably waive to the fullest extent permitted by law any and all right to trial by jury of (a) any dispute arising under, out of or in connection with this agreement, or (b) any other disputes between the grantor and any Lender or the agent arising out of or in connection with such Lender's or agent's actions or status as either (x) a Lender to the grantor under the credit agreement or
(y) a beneficiary of the security interest granted hereby.

        22. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        23. FURTHER DOCUMENTATION. The Grantor agrees that at any time and from time to time, at the expense of the Grantor, the Grantor will promptly execute and deliver such further instruments and documents, and take such further action, as may be necessary or desirable, or as the Agent may request, in order to perfect and protect any security interests granted or purported to be granted hereby or to enable the Agent to exercise and enforce the rights and remedies pursuant hereto with respect to any of the Intellectual Property Collateral.

        24. SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affect-ing the





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validity or enforceability of such provision in any other jurisdiction.

   25. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not part of this Agreement.

   26. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

   IN WITNESS WHEREOF, the Grantor has caused this Agreement to be executed and delivered by its duly authorized officer, on the date first above written.

                                        [                         ]



                                         By _______________________
                                         Title:



Accepted and Acknowledged:

CITICORP USA, INC., as Agent



By: __________
    Name:  Keith Karako
    Title: Vice President





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                                   SCHEDULE A

                                   TRADEMARKS
                                   ----------




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                                   SCHEDULE B

                                   COPYRIGHTS
                                   ----------




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                                   SCHEDULE C

                                    LICENSES
                                    --------




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                                   SCHEDULE D

                                    PATENTS
                                    -------




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                                   SCHEDULE E

                                   LITIGATION
                                   ----------




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                                   SCHEDULE F

                 ASSIGNMENT OF INTELLECTUAL PROPERTY COLLATERAL
                 ----------------------------------------------

   AGREEMENT made this _______ day of _________, 19__, by and between ______________ (the "Assignor") and Citicorp USA, Inc. (the "Agent") for the benefit of itself and the Lenders (as defined in the Credit Agreement referred to below).


                              W I T N E S S E T H:
                              - - - - - - - - - -

        WHEREAS, Assignor and the Agent are parties to the Credit Agreement dated as of May __, 1994 (said Agreement, as it hereafter may be amended or otherwise modified from time to time, being referred to as the "Credit Agreement") and the Intellectual Property Security Agreement dated _____________ (the "Security Agreement") which provides that upon the occurrence of certain events specified therein Assignor and the Agent shall execute this Assignment; and

        WHEREAS, the aforementioned events have occurred;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

        1. INCORPORATION. This Assignment is made pursuant to and subject to the terms of the Credit Agreement and the Security Agreement, each of which is deemed incorporated herein by this reference and shall constitute part of this Assignment as if fully set forth herein.

        2. ASSIGNMENT. Assignor hereby conveys, sells, assigns, transfers and sets over to the Agent all of Assignor's entire right, title and interest in and to the Intellectual Property Collateral (as defined in the Security Agreement).

        3. NOTICES. All notices hereunder to the parties hereto shall be made in the manner and to the addresses specified in the Security Agreement.

        4. FURTHER INSTRUMENTS. The parties agree to promptly execute and deliver all further instruments necessary or desirable to carry out the purposes of this Agreement.





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        5.  SCHEDULES.  The terms and conditions of the Schedules referred to herein are incorporated herein by this reference and shall constitute part of this Assignment as if fully set forth herein.

        6. HEADINGS. The headings in this Assignment are for purposes of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of any of the terms hereof.

        IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

                                                ASSIGNOR



                                                By _______________________
                                                   Title:


                                                AGENT



                                                By _______________________
                                                   Title:





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STATE OF             )
         ss.:
COUNTY OF            )

   On this _____ day of ___________, 19__, before me came
__________________________, to me known to be an officer of ______________, the company described in and which executed the above instrument, and duly acknowledged that he executed the same.



                                         ____________________________
                                                NOTARY PUBLIC



STATE OF             )
         ss.:
COUNTY OF            )

   On this ______ day of ___________, 19__, before me came ________________, to me known to be an officer of ___________, the company described in and which executed the above instrument, and duly acknowledged that he executed the same.



                                          _____________________________
                                                NOTARY PUBLIC





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